                                                                    EXHIBIT 99.1

                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                            PEROT SYSTEMS CORPORATION

                         PEROT SYSTEMS INVESTMENTS B.V.

                            HCL TECHNOLOGIES LIMITED

                           HCL HOLDINGS GMBH, AUSTRIA

                       HCL TECHNOLOGIES (BERMUDA) LIMITED

                             HCL PEROT SYSTEMS B.V.

                  HCL PEROT SYSTEMS (MAURITIUS) PRIVATE LIMITED

                                       AND

                            HCL PEROT SYSTEMS LIMITED

                                DECEMBER 12, 2003

                                TABLE OF CONTENTS

                                                                                                         Page
                                                                                                         ----
ARTICLE I AUCTION AND ESCROW........................................................................       5
         1.1      Auction Process...................................................................       5
         1.2      Escrow............................................................................      13

ARTICLE II PURCHASE AND SALE........................................................................      18
         2.1      Purchase and Sale of the Shares...................................................      18
         2.2      Closing...........................................................................      19
         2.3      Closing Procedures and Deliveries.................................................      19

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PSC AND PSI...........................................      29
         3.1      Organization......................................................................      29
         3.2      Authority.........................................................................      29
         3.3      No Violation......................................................................      29
         3.4      Governmental Consents.............................................................      29
         3.5      Litigation........................................................................      30
         3.6      Title to Shares...................................................................      30
         3.7      [INTENTIONALLY OMITTED]...........................................................      30
         3.8      [INTENTIONALLY OMITTED]...........................................................      30
         3.9      PSC Affiliate Transactions........................................................      31

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF HCLT, HCL AND HCL BERMUDA..............................      31
         4.1      Organization......................................................................      31
         4.2      Authority.........................................................................      31
         4.3      No Violation......................................................................      31
         4.4      Governmental Consents.............................................................      32
         4.5      Litigation........................................................................      32
         4.6      Title to Shares...................................................................      32
         4.7      [INTENTIONALLY OMITTED]...........................................................      33
         4.8      [INTENTIONALLY OMITTED]...........................................................      33
         4.9      HCL Affiliate Transactions........................................................      33

ARTICLE V COMPANY DISCLOSURES.......................................................................      33
         5.1      Organization and Qualification....................................................      33
         5.2      Investments and Group Members.....................................................      34
         5.3      Authorized Capital................................................................      35
         5.4      Bank Accounts; Powers of Attorney and Representatives.............................      36
         5.5      Approvals; No Violations..........................................................      36
         5.6      Financial Statements..............................................................      37
         5.7      Absence of Certain Liabilities and Changes........................................      38
         5.8      Compliance with Applicable Law....................................................      40
         5.9      Termination, Severance, and Employment Agreements.................................      41
         5.10     Employee Benefits; Labor Matters..................................................      42

         5.11     Taxes.............................................................................      46
         5.12     Litigation........................................................................      47
         5.13     Environmental Matters.............................................................      48
         5.14     Insurance.........................................................................      50
         5.15     Title to Properties; Entire Business..............................................      50
         5.16     Intellectual Property Rights......................................................      54
         5.17     Major Customers...................................................................      57
         5.18     Material Agreements...............................................................      57
         5.19     Insider Interests.................................................................      59
         5.20     Illegal Payments..................................................................      60

ARTICLE VI COVENANTS AND AGREEMENTS.................................................................      60
         6.1      Conduct of Business...............................................................      60
         6.2      [INTENTIONALLY OMITTED]...........................................................      64
         6.3       Continuing Disclosures...........................................................      64
         6.4      [INTENTIONALLY OMITTED]...........................................................      64
         6.5      Fulfillment of Conditions and Obligations.........................................      64
         6.6      Publicity.........................................................................      65
         6.7      Transaction Costs.................................................................      65
         6.8      Nondisclosure.....................................................................      65
         6.9      Name Change.......................................................................      68
         6.10     [INTENTIONALLY OMITTED]...........................................................      68
         6.11     Stockholders and Stand Down Agreements............................................      68
         6.12     Treatment of Group Agreements.....................................................      68
         6.13     Releases..........................................................................      68
         6.14     Non-Solicitation; Employee Non-Competition Restrictions...........................      79
         6.15     Non-Competition Restrictions......................................................      81
         6.16     Continuation of Management........................................................      85
         6.17     Tax Issues........................................................................      85
         6.18     Transfer of Shares................................................................      86
         6.19     Stock Options.....................................................................      86
         6.20     Safety Net........................................................................      88
         6.21     Title to Mauritius Shares.........................................................      88
         6.22     Subsequent Sale by Buyer..........................................................      88
         6.23     Termination of Group Agreements During Interim Period.............................      88
         6.24     Imputation of Certain Knowledge and Actions.......................................      89
         6.25     Company Cash Balance..............................................................      90
         6.26     Insurance.........................................................................      90
         6.27     Release of Escrow Upon Automatic Termination......................................      90

ARTICLE VII CLOSING CONDITIONS......................................................................      90
         7.1      Conditions to Obligations of the Buyer............................................      90
         7.2      Conditions to Obligations of the Seller...........................................      91

ARTICLE VIII INDEMNIFICATION........................................................................      93
         8.1      Indemnification of the Buyer......................................................      93
         8.2      Indemnification of the Seller.....................................................      93

         8.3      Indemnification of HCL............................................................      94
         8.4      Survival..........................................................................      94
         8.5      Notice............................................................................      94
         8.6      Defense of Third Person Claims....................................................      95
         8.7      Limitations on Indemnity..........................................................      96
         8.8      PSC Indemnification of HCL for Dutch Taxes........................................      97
         8.9      Indemnification for Austrian Capital Transfer Tax.................................     101

ARTICLE IX MISCELLANEOUS............................................................................     101
         9.1      Termination.......................................................................     101
         9.2      Effect of Termination; Remedies Not Exclusive; Reserve Price Option...............     103
         9.3      Notices...........................................................................     107
         9.4      Attorneys' Fees and Costs.........................................................     108
         9.5      Reasonable Efforts; Further Assurances............................................     108
         9.6      Brokers...........................................................................     108
         9.7      [INTENTIONALLY OMITTED]...........................................................     108
         9.8      Counterparts......................................................................     109
         9.9      Interpretation....................................................................     109
         9.10     Successors and Assigns; Assignment................................................     109
         9.11     Entire Agreement..................................................................     109
         9.12     Specific Performance..............................................................     110
         9.13     Disclaimer of Certain Warranties; No Company Liability............................     110
         9.14     Certain Definitions...............................................................     113
         9.15     Governing Law.....................................................................     116
         9.16     Representation by Counsel; Drafting...............................................     116
         9.17     No Consequential Damages..........................................................     116
         9.18     Usage.............................................................................     116
         9.19     Arbitration.......................................................................     117
         9.20     Force Majeure.....................................................................     118
         9.21     Submission to Jurisdiction........................................................     119
         9.22     Waiver of Jury Trial..............................................................     119
         9.23     Partial Invalidity................................................................     119
         9.24     Joint and Several Obligation and Liability........................................     119

Exhibits
--------
  A           Form of Agent Agreement
  B           Form of Bid
  C-1         Form of Notice of Receipt of Valid Bid
  C-2         Notice of Receipt of Invalid Bid
  C-3         Notice of Receipt of Invalid Initial Bids or Identical Valid Initial Bids
  D           Form of Notice of Winning Bid
  E           Form of PSI Company Deed of Transfer
  F           Form of HCL Company Deed of Transfer
  G-1         Form of Director Resignation (PSC as Seller)
  G-2         Form of Director Resignation (HCL as Seller)
  H-1         Form of Termination (POA; Bank Authority) - (PSC as Seller)
  H-2         Form of Termination (POA; Bank Authority) - (PSC as Seller)
  H-3         Form of Termination (POA; Bank Authority) - (HCL as Seller)
  I           Form of Termination of Company Stockholders Agreement
  J           Form of Termination of Stand Down Agreement
  K           [INTENTIONALLY OMITTED]
  L           Form of HPS India Transfer Deed
  M           Form of UBS Consent
  N           Form of PSI Power of Attorney
  O           Form of HCL Power of Attorney
  P           Form of PSC Power of Attorney
  Q           Form of Company Power of Attorney
  R-1         Form of Mauritius Stock Transfer Form (HCL Bermuda)
  R-2         Form of Mauritius Stock Transfer Form (HCL)
  S           Form of HCL Bermuda Note
  T           Form of HCL Bermuda Pledge Agreement
  U           Form of HPS India Power of Attorney
  V-1         Form of HPS India Option (Pre-2000)
  V-2         Form of HPS India Option (2000)
  W           [INTENTIONALLY OMITTED]
  X           Form of Board Resolutions
  Y           Form of Board Action Confirmation
  Z           Form of Letter of Instruction to Representatives
  AA          [INTENTIONALLY OMITTED]
  BB-1        Form of Post-Auction Employee Letter (HCL as Buyer)
  BB-2        Form of Post-Auction Employee Letter (PSC as Buyer)
  CC          Form of Agreement Withdrawing Offers of Option Grants
  DD          Form of PSI Note
  EE          Form of PSI Pledge Agreement
  FF          Form of Proxy
  GG          Form of Company Shareholders Resolutions
  HH          Form of PSC Call Option
  II          Form of HCL Call Option
  JJ          Form of Notice Accepting Prior Bid or Declining to Bid

KK            Form of Notice Regarding Encashment Fund
LL            Form of AIG Policy
MM            Form of PSI Pledge Deed

  Schedules
  ---------
1.1(b)(vi)(4)    Final Option Model
1.2(a)(i)(5)     Individuals Signing Resignations
1.2(a)(i)(6)     Individuals Signing Terminations of Powers-of-Attorney and Bank Account
                 Authority
1.2(a)(i)(10)    HPS India Nominee Holders
6.14(b)          PSC Employee Offers
6.14(e)          Employee Non-Compete Customers
6.15(a)          Channel Customers
6.15(b)          Direct Customers
6.20             Safety Net
8.8              Transactions

                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement (the "Agreement") is made and entered into as of December 12, 2003 (the "Effective Date"), by and among Perot Systems Corporation, a Delaware corporation ("PSC"), Perot Systems Investments B.V., a Dutch company having its registered office in Amsterdam, The Netherlands and a wholly-owned subsidiary of PSC ("PSI"); HCL Technologies Limited, a corporation formed in India ("HCLT"); HCL Holdings GmbH, Austria, a corporation registered and incorporated under the laws of Austria and a wholly-owned subsidiary of HCL Bermuda ("HCL"); HCL Technologies (Bermuda) Limited, a corporation formed under the laws of Bermuda and parent of HCL ("HCL Bermuda"); HCL Perot Systems B.V., a Dutch company having its registered office in Amsterdam, The Netherlands (the "Company"); HCL Perot Systems (Mauritius) Private Limited, a corporation formed under the laws of Mauritius and a wholly-owned subsidiary of the Company ("HPS Mauritius"); and HCL Perot Systems Limited, a corporation formed under the laws of India ("HPS India"). Each of PSC and HCL (or the respective member of its Group, as applicable), (i) in its capacity as the prevailing bidder in the Auction hereunder, is referred to herein as the "Buyer," and (ii) in its capacity as the losing bidder in the Auction hereunder, is referred to herein as the "Seller," subject in each case to Section 9.2(b).

                                    RECITALS

         The Company is a joint venture between PSC and HCLT, each of which owns, directly or indirectly through a wholly-owned subsidiary, 50% of the issued and outstanding capital stock of the Company.

         PSC and HCLT desire to terminate their joint venture relationship on the terms and subject to the conditions set forth herein.

         THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained in this Agreement, the parties agree as follows:

                             SCHEDULE OF DEFINITIONS

         The definitions for the following terms appear in the referenced Sections of this Agreement:

     Term                                               Section
     ----                                               -------
ADM                                                  6.15(a)(i)(1)
AIG Policy                                           6.26
AIG Premium                                          1.2(b)(vi)(1)
Affiliate                                            9.14(a)
Agent                                                1.1(a)
Agent Agreement                                      1.1(a)
Agreement                                            Introduction
AKD Opinions                                         2.3(b)(vi)(3)

Attorney-in-Fact                                     1.2(a)(i)(12)
Auction                                              1.1(a)
Auction Participation Fee                            9.2(b)(i)
Bank Accounts                                        5.4
Bid Notice                                           1.1(b)(ii)
Board Action Confirmation                            2.3(b)(vii)(2)
Board Resolutions                                    2.3(b)(vii)(1)
Business Day                                         2.2
Buyer                                                Introduction
Buyer Parties                                        8.1
Buyer's Closing Breach                               9.14(b)
Channel Customer Non-Competition                     6.15(a)(i)
         Period
Channel Customers                                    6.15(a)(i)(1)
Claim                                                8.5
Closing                                              2.2
Closing Date                                         2.2
Code                                                 5.9(a)(iii)
Company                                              Introduction
Company Disclosure Letter                            Article V Introduction
Company Employee                                     6.14(a)
Company Material Adverse Change                      5.1
Company Material Adverse Effect                      5.1
Company Group Options                                5.3(d)
Company Group Third Person Claim                     6.13(b)(i)
Company Options                                      6.19(b)
Company Owned IP                                     5.16(a)
Company Released Parties                             6.13(b)(i)
Company Released Party Theft                         6.13(b)(i)
Company Releasing Parties                            6.13(a)(i)
Company Shareholders Resolutions                     1.2(a)(i)(12)
Company Shares                                       1.1(a)
Company Stockholders Agreement                       6.11
Company Stockholders Register                        1.2(a)(v)(2)(C)
Company's Knowledge                                  9.14(b)
Confidential Information                             6.8(a)
Contracts                                            3.9
Control                                              2.1(b)
Current HPS India Nominee                            1.2(a)(i)(10)
         Stockholders
Customer Contracts                                   5.17(a)
Damages                                              9.14(g)
Data Protection Laws                                 5.8(c)
Development Property                                 5.15(b)
Direct Customers                                     6.15(b)(1)
Disposal                                             5.13(b)(i)

Effective Date                                       Introduction
Employee Benefit Plans                               5.10(a)
Employee Plan                                        5.10(a)
Employee Plans                                       5.10(a)
Employee Post-Auction Option Letter                  6.19(b)
Employment Agreements                                5.9(a)(i)
Encashment Fund                                      1.1(b)(vi)(4)
Environmental Laws                                   5.13(b)(ii)
Environmental Permits                                5.13(a)(iii)
ERISA                                                5.10(a)
ERISA Affiliate                                      5.10(a)
Escrow                                               1.2(a)
Escrowed Documents                                   1.2(b)
Expiration Time                                      6.14(b)
Financial Statements                                 5.6(a)
First Person                                         2.1(b)
Force Majeure Event                                  9.20(b)
Force Majeure Events                                 9.20(b)
Form of Bid                                          1.1(b)(i)
GAAP                                                 5.6(a)
GMT                                                  1.1(b)(i)
Governmental Body                                    3.4
Group                                                2.1(b)
Hazardous Material                                   5.13(b)(iii)
HCL                                                  Introduction
HCL Bermuda                                          Introduction
HCL Bermuda Note                                     1.1(b)(vi)(2)
HCL Bermuda Pledge Agreement                         1.2(a)(vi)
HCL Call Option                                      1.2(a)(iii)(2)
HCL Company Deed of Transfer                         1.2(a)(i)(3)
HCL Company Shares                                   4.6(a)
HCL Disclosure Letter                                4.4
HCL Estopped Claims                                  9.14(e)
HCL Group Agreements                                 4.9
HCL Released Parties                                 6.13(c)
HCL Released Party Theft                             6.13(c)
HCL Releasing Parties                                6.13(d)
HCL Seller Party Theft                               6.13(a)(i)
HCL Seller Party Third Person Claim                  6.13(a)(i)
HCL Seller Released Activities                       9.14(g)
HCL Third Person Claim                               6.13(c)
HCL's Knowledge                                      9.14(f)
HCLT                                                 Introduction
HPS India                                            Introduction
HPS India Nominee Shares                             1.2(a)(i)(10)
HPS India Option Form                                1.2(a)(vii)

HPS India Options                                    1.2(a)(vii)
HPS India Transfer Deed                              1.2(a)(i)(10)
HPS Mauritius                                        Introduction
HPS Released Parties                                 6.13(a)(ii)
Indemnified Party                                    8.5
Indemnifying Parties                                 8.5
Initial Bid Date                                     1.1(b)(i)
Intellectual Property                                5.16(b)
Interim Period                                       6.1(a)
Latest Balance Sheet                                 5.6(a)
Latest Balance Sheet Date                            5.6(a)
Laws                                                 5.8(a)
Liens                                                3.6(a)
Losses                                               8.1
Material Agreements                                  5.18(a)
Major Customers                                      5.17(a)
Mauritius Released Parties                           6.13(b)(ii)
Mauritius Released Party Theft                       6.13(b)(ii)
Mauritius Releasing Parties                          6.13(a)(ii)
Mauritius Stock Transfer Form                        1.2(a)(v)(3)
Mauritius Shares                                     1.2(a)(v)(3)
Mauritius Third Person Claim                         6.13(b)(ii)
Non-Performing Party                                 9.20(b)
Notary                                               1.2(a)(ii)(1)
Notice of Arbitration                                9.19
Notice of Encashment Fund                            1.1(b)(vi)(4)
Notice of Winning Bid                                1.1(b)(v)
Objection                                            1.1(b)(i)
Option Grant Withdrawal Agreement                    6.19(c)
Outstanding Bid                                      1.1(b)(ii)
Permits                                              5.8(a)
Permitted Lien                                       5.15(i)
Person                                               3.5
Prohibition                                          9.14(h)
Proprietary Information                              6.8(b)
Proxy                                                1.2(a)(i)(12)
PSC                                                  Introduction
PSC Call Option                                      1.2(a)(iv)(3)
PSC Company Deed of Transfer                         1.2(a)(i)(2)
PSC Company Shares                                   3.6
PSC Disclosure Letter                                3.4
PSC Estopped Claims                                  9.14(i)
PSC Group Agreements                                 3.9
PSC Released Parties                                 6.13(d)(i)
PSC Released Party Theft                             6.13(d)(i)
PSC Releasing Parties                                6.13(c)

PSC Seller Party Theft                               6.13(a)(ii)
PSC Seller Released Activities                       9.14(k)
PSC Seller Third Person Claim                        6.13(a)(ii)
PSC Third Person Claim                               6.13(d)(i)
PSC's Knowledge                                      9.14(j)
PSI                                                  Introduction
PSI Company Deed of Transfer                         1.2(a)(i)(2)
PSI Note                                             1.1(b)(vi)(3)
PSI Pledge Agreement                                 1.2(a)(ii)(2)
Purchase Price                                       2.1(a)(i)
PWC Reports                                          2.3(b)(vi)(1)
Real Property                                        5.15(b)
Release                                              5.13(b)(iv)
Release Limitations                                  9.13(c)
Released Claims                                      6.13(a)(i)
Remediation                                          5.13(b)(v)
Reserve Price                                        9.2(b)(ii)
Reserve Price Option                                 9.2(b)(ii)
Rules                                                9.19
S&L                                                  9.20(c)
Seller                                               Introduction
Seller Parties                                       8.2
Seller Released Parties                              6.13(a)(i)
Seller Releasing Parties                             6.13(b)(i)
specific performance                                 9.2(b)(iii)
Stand Down Agreement                                 6.11
subsidiary                                           2.1(b)
Technology Services                                  6.15(a)(i)
Tenant                                               5.15(h)
Tenant Leases                                        5.15(h)
Third Party Claim                                    8.6(a)
Third Party Licenses                                 5.16(a)
Transaction Documents                                3.2
Valid Bid                                            1.1(b)(i)

                                    ARTICLE I
                               AUCTION AND ESCROW

1.1      Auction Process.

         (a) Subject to the terms and conditions set forth herein, PSC and HCL will conduct an auction (the "Auction") pursuant to which each of them will have the opportunity to bid upon all shares of capital stock of the Company owned or beneficially held by the other party and its Group (all such shares owned by either PSC and the PSC Group, or by HCL and the HCL Group, as the case may be, the "Company Shares"). Following the Auction, subject to the terms and conditions set forth herein (i) if PSC is the prevailing bidder, the transactions set forth in Section 2.1(a)(i) will occur, and (ii) if HCL is the prevailing bidder, the transactions set forth in Section 2.1(a)(ii) will occur. JPMorgan Chase Bank, 600 Travis Street, Suite 1150, Houston, Texas 77002 will serve as escrow agent and the agent and administrator of the Auction and the Closing, and as escrow agent with respect to the PSI Note and the HCL Bermuda Note (the "Agent") under the terms of the Agent Agreement attached hereto as Exhibit A (the "Agent Agreement"). The Agent is not a party to this Agreement, and its duties and obligations are set forth solely in the Agent Agreement.

         (b)      The procedures for conducting the Auction are as follows:

                  (i) The Auction will commence at 12:00 p.m. Greenwich Mean Time ("GMT") on Wednesday, December 17, 2003, or such earlier time and date as may otherwise be agreed (with written notice to the Agent) by PSC and HCL (as conclusively evidenced by the submission of an initial bid in the Auction by each of PSC and HCL, using a Form of
         Bid). The date the Auction commences is the "Initial Bid Date". Representatives of the parties and the Agent will meet in London, England at the offices of the Agent's Solicitors (currently Allen & Overy) on the Initial Bid Date and will conduct the Auction in person, and using hand delivery of all Auction forms identified herein by and to the representatives of HCL, PSC and the Agent present at the Auction, notwithstanding the provisions of Section 9.3; provided, that the signed Auction forms hand delivered to the Agent may be originals or fax or other form of electronic copies. The Auction will continue in London, England, in person, on each subsequent calendar day after the Initial Bid Date (other than a day, except for Saturday and Sunday, on which banks are not open for business in London, England), during the hours each day from 9:00 a.m. GMT until 9:00 p.m. GMT. At the commencement of the Auction, each of PSC and HCL will submit to the Agent in writing an initial bid for the Company Shares in the form attached hereto as Exhibit B (the "Form of Bid"), and otherwise in accordance with the terms set forth in the Agent Agreement. Each bid so submitted shall specify the purchase price which the bidding party is willing to pay (or cause to be paid) for all of the Company Shares of the other bidding party and its Group pursuant to this Agreement (it being understood and agreed that if HCL is the Buyer the transactions contemplated herein will be effected in the form set forth in Article II, rather than a direct purchase by the Buyer Group of the Company Shares owned by the Seller Group). All bids in the Auction will be submitted only using the Form of Bid, will be firm bids expressed in cash in U.S. Dollars, and will not be subject to any condition or contingency of any kind or nature whatsoever, it being the agreement of PSC and HCL that any bid containing any contingency or condition shall be invalid. Submission of a bid to the Agent in the Auction must be pursuant to a properly completed and signed Form of Bid that is submitted to the Agent within the time limitations set forth herein for submission of a bid in the Auction, must be without the imposition or inclusion of any condition or contingency of any kind or nature, and the amount of the bid must be at least 2.5% higher than the then current Outstanding Bid (a "Valid Bid"). Submission of a Valid Bid to the Agent in the Auction will constitute a binding, irrevocable offer by the party submitting the bid to consummate, or to cause the consummation of, the transactions contemplated herein in the form set forth in Article II and on the terms and subject only to the conditions expressly set forth in this Agreement. No party may withdraw or amend a Valid Bid submitted in the Auction after its receipt by the Agent. Neither the invalidity for any reason of any bid submitted hereunder by one party nor the failure of one party to submit a bid shall in any manner affect the validity of any bid submitted to the Agent by the other party. If either PSC or HCL has any claim, objection or other challenge (an "Objection") concerning
         (1) a bid submitted in the Auction by the other party, including the actions of the Agent with respect to such bid, or (2) any other aspect of the conduct of the Auction, including the actions of the Agent in the conduct of the Auction (including the information provided in the Notice of Winning Bid), such Objection must be asserted in writing within one (1) hour (on the same day) of such party's receipt of the Bid Notice from the Agent with respect to such bid, if the Objection concerns the matter referenced in clause (1) of this sentence, or prior to the submission of the objecting party's next bid in the Auction, if the Objection concerns the matter(s) referenced in clause (2) of this sentence, or, in the case of the delivery by the Agent of the Notice of Winning Bid, within one (1) hour of the objecting party's receipt of the Notice of Winning Bid, which writing in each case must specify in detail the basis (including the factual basis) for the Objection and be delivered to the representative of the other bidding party who is present at the Auction (with a copy delivered to the Agent) prior to the applicable deadline for the Objection. If either bidding party delivers an Objection with respect to the Auction within the time period specified in this Section 1.1(b)(i) for asserting such Objection, then the Auction shall be automatically and immediately suspended until such time as the Objection is resolved, including, without limitation, through the arbitration procedures contained in this Agreement or in the Agent Agreement, as applicable. PSC and HCL shall each act reasonably and in good faith in asserting any Objection to the conduct of the Auction.

                  (ii) The Agent will review the initial bids received on the Initial Bid Date immediately upon its receipt of same for compliance with the requirements contained in the Agent Agreement and notify each of PSC and HCL in writing immediately, but in no event later than one (1) hour after the Agent's receipt of the initial bids, as to whether each initial bid is a Valid Bid, the amount of each bid and which party has the then current option to submit a new bid, using the applicable form of notice of receipt of bid attached hereto as Exhibits C-1 and C-2 (in each case, the "Bid

         Notice"). Where each initial bid is a Valid Bid, the highest of the two initial bids, or in the event only one of the initial bids received is a Valid Bid, the sole, initial Valid Bid, will be deemed to be the outstanding bid (such higher initial Valid Bid, or the sole initial Valid Bid, as applicable, and each subsequent Valid Bid made during the Auction, until such bid is superceded by a subsequent Valid Bid, the "Outstanding Bid"). If neither initial bid is a Valid Bid or if both initial bids are Valid Bids but are equal in amount, the Agent will notify each of PSC and HCL of such event in writing immediately, but in no event later than one (1) hour after the Agent's receipt of the initial bids, using the form of notice attached hereto as Exhibit C-3. Thereafter, each party will submit a new initial bid to the Agent by no later than the time specified by the Agent in writing as being the deadline for new bids, such deadline to be one (1) hour after the Agent delivered the Bid Notice to the parties (provided, that if the Bid Notice was delivered to the parties after 7:00 p.m. GMT, then the deadline for such new bids shall be 9:00 a.m. GMT on the following morning, provided that if such morning is not a day on which banks are not open for business (other than Saturday and Sunday) in London, England, in which case the deadline shall be the next succeeding calendar day that is not a day on which banks are not open for business (other than Saturday and Sunday) in London, England. The Agent will review such new initial bids immediately upon receipt for compliance with the requirements for a Valid Bid and deliver to each of PSC and HCL in writing immediately, but in no event later than one (1) hour after the Agent's receipt of the new initial bids, a Bid Notice notifying each party whether the Agent received a new initial bid or bids by the then current deadline, whether each new initial bid is a Valid Bid, the amount of each new initial bid, and, where at least one of the new initial bids is a Valid Bid, indicating which party has the then current option to submit a new bid as contemplated in Section 1.1(b)(iii). This process will continue until at least one initial Valid Bid that is higher than the other initial Valid Bid, if any, is received by the Agent.

                  (iii) The party which submitted the initial bid that did not become the first Outstanding Bid will have the option to submit the next bid in the Auction (even if the initial bid submitted by such party was invalid). Any new bid submitted by such party must comply with all of the requirements for a Valid Bid and must be submitted to the Agent in writing by no later than the time specified by the Agent in writing as being the deadline for the new bid, such deadline to be two (2) hours after the Agent has delivered the most recent Bid Notice to the parties (provided, that if the Bid Notice was delivered to the parties after 7:00 p.m. GMT, then the deadline for such new bid shall be 9:00 a.m. GMT on the following morning, provided that such morning is not a day on which banks are not open for business

         (other than Saturday and Sunday) in London, England, in which case the deadline shall be 9:00 a.m. GMT on the next succeeding calendar day that is not a day on which banks are not open for business (other than Saturday and Sunday) in London, England. Any such bid (and any succeeding bids in the Auction) must satisfy the requirements for a Valid Bid, which includes a requirement that each new bid must be at least 2.5% higher than the then current Outstanding Bid. The Agent will review all such bids and immediately, but in no event later than one
         (1) hour after the Agent's receipt of the new bid that is the subject of the notice, deliver to each party a Bid Notice notifying each party whether the Agent received a new bid by the then current deadline, whether the new bid is a Valid Bid, the amount of the new bid, and indicating which party has the then current option to submit a new bid. Notwithstanding the foregoing, each of PSC and HCL shall have the right, which may be exercised not more than once by each of them during the Auction, to unilaterally extend the deadline for its next bid in the Auction by up to twenty-four (24) hours, which right may be exercised by written notice delivered to the other (with a copy to the Agent) prior to the then current deadline for the next bid of the party that is extending the deadline. Promptly upon receipt of such notice, the Agent will promptly notify each of PSC and HCL in writing of the new deadline for the next bid of the party that has extended the deadline.

                  (iv) If a new bid submitted in accordance with Section 1.1(b)(iii) is a Valid Bid, it will be the new Outstanding Bid. Thereupon, the party that did not submit the then current Outstanding Bid will have the option to submit a new bid that complies with all of the requirements for a Valid Bid. Such new bid must be submitted to the Agent in writing by no later than the time specified by the Agent in writing as being the deadline for the new bid, such deadline to be two
         (2) hours after the Agent has delivered the most recent Bid Notice to the parties. Notwithstanding the foregoing, no bidding party shall submit, nor shall the Agent require a bidding party to submit, a bid after 9:00 p.m. GMT on any day on which the Auction is being conducted. The Agent shall prepare and deliver to the bidding parties a Bid Notice concerning any bid submitted in the Auction prior to 9:00 p.m. GMT immediately, but in no event later than one (1) hour after the Agent's receipt of the new bid that is the subject of the notice, on the same day that such bid was submitted to the Agent. In the event a Bid Notice is delivered to the parties after 7:00 p.m. GMT, then the deadline for the next bid in the Auction shall be 9:00 a.m. GMT on the following morning, provided that such morning is not a day on which banks are not open for business (other than Saturday and Sunday) in London, England, in which case the deadline shall be 9:00 a.m. GMT on the next succeeding calendar day that is not a day on which banks are not open for business (other than Saturday or Sunday) in London, England. The Auction will continue between the parties until such time as (1) the party having the then current right to bid fails to submit a Valid Bid by the applicable bid deadline, or (2) such party informs the Agent in writing using the form attached hereto as Exhibit JJ that it accepts the then current Outstanding Bid or that it will not submit a new bid, whichever occurs first. Throughout the Auction, the Agent will deliver to each of PSC and HCL in writing immediately, but in no event later than one (1) hour after the Agent's receipt of the new bid that is the subject of the notice, a Bid Notice notifying each party whether the Agent received a new bid by the then current deadline, whether the new bid is a Valid Bid, the amount of the new bid, and indicating which party has the then current option to submit a new bid. Where the party who has the option to submit a bid in response to the then current Outstanding Bid submits its bid prior to the then current deadline, and such bid is found by the Agent not to comply with the requirements for a Valid Bid, the Agent shall immediately inform the bidding party that its bid is invalid, and the bidding party shall have one (1) opportunity to remedy its failure to submit a Valid Bid by submitting another bid that is a Valid Bid; provided, that in order to be valid, any such new bid must comply with the requirements for a Valid Bid and must be submitted in writing on the same day no later than one (1) hour after the Agent notified the party that its bid was invalid (even if the deadline for such corrected bid falls after 9:00 p.m. GMT).

                           (v) Other than the case of one or both of the parties' initial bids failing to be Valid Bids or the case where both initial bids are Valid Bids but are equal in amount (in which case the provisions of Section 1.1(b)(ii) shall apply), in the event a party fails to submit a Valid Bid by the applicable bid deadline, or notifies the Agent in writing that it accepts the then current Outstanding Bid or that it will not submit a new bid by the applicable bid deadline, then the Auction will be deemed to be completed and (1) the then current Outstanding Bid will be deemed to be the winning bid in the Auction, (2) the party that submitted the winning bid will be the "Buyer" and will be deemed to have irrevocably agreed to consummate, or cause the consummation of, the transactions contemplated herein as the Buyer in the form described in Article II and otherwise on the terms and subject to the conditions set forth herein and in the other Transaction Documents and (3) the other bidding party will be the "Seller" and will be deemed to have irrevocably agreed to consummate, or cause the consummation of, the transactions contemplated herein as the Seller in the form described in
                  Article II and otherwise on the terms and subject to the conditions set forth herein and in the other Transaction Documents. The Agent will notify each of PSC and HCL in writing immediately, but in no event later than one (1) hour after the Agent's receipt of the bid that is the winning bid in the Auction that the Auction has been completed, the identity of the party that is the prevailing bidder in the Auction and the amount of the winning bid, using the form of notice of winning bid attached hereto as Exhibit D (the "Notice of Winning Bid").

                           (vi)     After completion of the Auction:

                                    (1)      Immediately after the Agent's
                           receipt of the Notice of Encashment Fund, but in no event later than the second calendar day after the date of the Agent's receipt of the Notice of Encashment Fund (provided that if such day is not a Business Day, then the next succeeding calendar day that is a Business Day), release to the Seller the Seller's funds (including any earnings thereon) deposited with the Agent in Escrow by the Seller and its Group; provided, that the Agent shall withhold from the Seller's funds, and shall retain in Escrow, the Seller's portion the Encashment Fund; provided further, that if PSC is the Seller, the Agent shall also withhold from the Seller's funds an amount equal to the premium for the AIG Policy, determined using the following formula: the sum of (A) the product of
                           (I) one-half of the Purchase Price multiplied by (II) .075, less (B) $250,000 (the "AIG Premium"). The Agent will retain the AIG Premium in Escrow in accordance with and pursuant to the terms of the Agent Agreement.

                                    (2)      if HCL is the Buyer, HCL Bermuda
                           shall execute and deposit with the Agent in Escrow, and HCL shall cause HCL Bermuda to execute and deposit in Escrow, the original of its duly and validly executed (but undated) full recourse promissory note made payable to the Company, in the form attached hereto as Exhibit S (the "HCL Bermuda Note"), in the principal amount equal to the sum of the Purchase Price less an amount equal to the amount of cash held by the Agent and that is deemed to be held by the Agent in Escrow on behalf of and for the account of HCL Bermuda pending Closing (exclusive of any cash deposited by the HCL Group to fund its share of the Encashment Fund), immediately after completion of the Auction, but in no event later than one (1) hour after the delivery by the Agent of the Notice of Winning Bid to PSC and HCL.

                                    (3)      if PSC is the Buyer, PSI shall
                           execute and deposit with the Agent in Escrow, and PSC shall cause PSI to execute and deposit in Escrow, the original of its duly and validly executed (but undated) full recourse promissory note made payable to HCL, in the form attached hereto as Exhibit DD (the "PSI Note"), in the principal amount equal to the sum of the Purchase Price less an amount equal to the amount of cash held by the Agent and that is deemed to be held by the Agent in Escrow on behalf of and for the account of PSI pending Closing (exclusive of any cash deposited by the PSC Group to fund its share of the Encashment Fund), immediately after completion of the Auction, but in no event later than one (1) hour after the delivery by the Agent of the Notice of Winning Bid to PSC and HCL.

                                    (4)      Each of PSC and HCL will deposit
                           with the Agent in Escrow an amount in cash in US dollars equal to one-half of the amount that will be required to encash all Company Options as contemplated in Section 6.19 of this Agreement (the amounts so deposited by PSC and HCL collectively, "Encashment Fund"). The amount of the Encashment Fund will be determined based on the price per share of the ordinary shares of capital stock of the Company implicit in the amount of the Purchase Price (without taking into account any discounts for control premium or similar items) and by assuming that all Company Options that could be encashed as a result of the Closing, as contemplated in Section 6.19, will be so encashed. The determination of the amount of the Encashment Fund will be pursuant to the final option model attached hereto as Schedule 1.1(b)(vi)(4). Each of PSC and HCL will use their best efforts to determine the amount of the Encashment Fund and to jointly inform the Agent in writing of the amount of the Encashment Fund using the form of notice attached hereto as Exhibit KK (the "Notice of Encashment Fund"), immediately after the completion of the Auction. Without limiting the provisions of Section 1.1(b)(vi)(1), each of PSC and HCL shall make the deposit required of it by this Section 1.2(b)(vi)(4) no later than the ten (10th) calendar day following the date of the Notice of Winning Bid (provided, that if the tenth calendar day is not a Business Day, then the next succeeding calendar day that is a Business
                           Day). Notwithstanding any other provision of this Agreement or any of the other Transaction Documents, the failure of either PSC or HCL to deposit its portion of the Encashment Fund with the Agent in Escrow by the deadline set forth in the previous sentence will be deemed to constitute the irrevocable agreement of the party that failed to make its deposit to indemnify and hold the other, the other's Group, and their respective managers, directors, officers, employees, consultants and agents harmless from any and all Losses that any such Person suffers or incurs as a result of claims made by the directors and employees of the Company Group concerning the encashment of the Company Options held by them, as contemplated in Section 6.19.

                           (vii) All bids submitted hereunder (which includes the Agent Agreement) (1) by PSC shall be Valid Bids only if submitted to the Agent by one of the following individuals (and if the bid satisfies the other requirements for a Valid
                  Bid), or such other person as may be designated in writing by PSC to HCL and the Agent: the President and Chief Executive Officer, Chief Financial Officer, Vice President-Corporate

                  Development, the Controller, the Director of Corporate Development or Associate General Counsel of PSC, who are currently Ross Perot, Jr., Russell Freeman, John Harper, Bob Kelly, Harish Mysore and Peter Mack, respectively, and (2) by HCL shall be valid only if submitted to the Agent by one of the following individuals (and if the bid satisfies the other requirements for a Valid Bid), or such other person as may be designated in writing by HCL to PSC and the Agent: Shiv Nadar, Subroto Bhattacharya and Anil Chanana. PSC will notify HCL and the Agent in writing if the identity of the Chief Financial Officer, Vice President-Corporate Development or Controller changes at any time prior to the conclusion of the Auction.

                           (viii) Except as provided in this Agreement and the Agent Agreement, the Purchase Price shall not be subject to deduction, adjustment or right of set-off by either HCL or PSC (or any member of their respective Groups); provided, that neither the payment of the Auction Participation Fee nor the exercise of any other remedy available under this Agreement and/or any other Transaction Document, will be deemed to be a deduction, adjustment or set-off prohibited by this Section 1.1(b)(viii).

         1.2      Escrow.

                  (a) On the Effective Date each of the parties referenced below has deposited, or caused to be deposited, with the Agent in accordance with the terms of the Agent Agreement ("Escrow"), the following documents, instruments and other property which, in the case of documents and instruments, have been duly executed, where applicable, by an authorized representative or representatives of the applicable party or its respective Group members, as applicable:

                           (i) each of PSC and HCL has deposited or caused to be deposited with the Agent in Escrow:

                                    (1)      [INTENTIONALLY OMITTED];

                                    (2)      the deed of transfer for the
                           transfer of the HCL Company Shares to PSI, in the event that PSC is the Buyer, in the form attached hereto as Exhibit E (the "PSI Company Deed of Transfer") (undated, and not executed);

                                    (3)      the deed of transfer for the
                           transfer of the HCL Company Shares to the Company, in the event that HCL is the Buyer, in the form attached hereto as Exhibit F (the "HCL Company Deed of Transfer") (undated, and not executed);

                                    (4)      [INTENTIONALLY OMITTED];

                                    (5)      duly and validly executed letters
                           of resignation (which resignations shall be subject to, conditioned upon and effective as of, Closing) in the forms attached hereto as Exhibits G-1 and G-2 of each of the individuals serving as a managing director (directeur) or director of the Company and each Company Group member, each of which is listed on
                           Schedule 1.2(a)(i)(5) to this Agreement;

                                    (6)      duly and validly executed
                           terminations of powers of attorney and bank signature authority granted by the Company or any Company Group member and held by the individuals listed on Schedule 1.2(a)(i)(6) to this Agreement, in the form attached hereto as Exhibits H-1 and H-2;

                                    (7)      duly and validly executed agreement
                           terminating the Company Stockholders Agreement, in the form attached hereto as Exhibit I;

                                    (8)      duly and validly executed agreement
                           terminating the Stand-Down Agreement, in the form attached hereto as Exhibit J;

                                    (9)      US $15,000,000 in cash;

                                    (10)     original share certificates
                           representing shares of capital stock of HPS India held by the current nominee holders which holders (the "Current HPS India Nominee Stockholders") and their respective share holdings are set forth on
                           Schedule 1.2(a)(i)(10) to this Agreement (the "HPS India Nominee Shares"), accompanied by transfer deeds in the form attached hereto as Exhibit L (the "HPS India Transfer Deed");

                                    (11)     a duly and validly executed consent
                           of UBS AG, in the form attached hereto as Exhibit M; and

                                    (12)     its duly and validly executed
                           irrevocable proxy in the form attached hereto as Exhibit FF (the "Proxy") appointing each of Michiel Lampe and Clemens C.P. van den Enden or either of them, as attorney-in-fact (each, the "Attorney-in-Fact") for the purpose of approving the resolutions of the stockholders of the Company and each Company Group member (as applicable) related to the adoption of the interim accounts of the Company and the allocation of profit to the general profit reserve, in the form attached hereto as Exhibit GG (the "Company Shareholders Resolutions").

                           (ii) PSI has deposited or caused to be deposited with the Agent in Escrow:

                                    (1)      a duly and validly executed power
                           of attorney in the form attached hereto as Exhibit N appointing each Attorney-in-Fact to inter alia appear, on behalf of PSI, in front of Pieter H. Bolland civil law notary in The Netherlands (the "Notary"), to execute (and if necessary to complete) the PSI Company Deed of Transfer and the PSI Pledge Deed;

                                    (2)      its duly and validly executed
                           pledge agreement (and any exhibit thereto) in favor of HCL (which has also been executed by HCL), in the form attached hereto as Exhibit EE (the "PSI Pledge Agreement"); and

                                    (3)      the Deed of Establishment of a
                           First Right of Pledge in the form attached hereto as Exhibit MM, for use in the event that PSC is the Buyer (the "PSI Pledge Deed").

                           (iii) HCL has also deposited or caused to be deposited with the Agent in Escrow:

                                    (1)      a duly and validly executed power
                           of attorney in the form attached hereto as Exhibit O authorizing each Attorney-in-Fact, on behalf of HCL to:

                                             (A)      inter alia appear in front
                                    of the Notary to execute (and if necessary to complete) the PSI Company Deed of Transfer and the PSI Pledge Deed, in the event that PSC is the Buyer;

                                             (B)      inter alia appear in front
                                    of the Notary to execute (and if necessary to complete) the HCL Company Deed of Transfer, in the event that HCL is the Buyer;

                                    (2)      its duly and validly executed call
                           option in favor of PSC (which has also been executed by PSC), in the form attached hereto as Exhibit II (the "HCL Call Option"); and

                                    (3)      an amount equal to 27 Rupees for
                           each HPS India Nominee Share (or a total of 2,052 Rupees), which amount represents the purchase price to be paid to the existing HPS India nominee stockholders upon Closing, in the event HCL is the Buyer.

                           (iv) PSC has also deposited or caused to be deposited with the Agent in Escrow:

                                    (1)      a duly and validly executed power
                           of attorney in the form attached hereto as Exhibit P authorizing each Attorney-in-Fact to inter alia appear, on behalf of PSC in front of the Notary to execute (and if necessary to complete) the PSI Company Deed of Transfer and the PSI Pledge Deed, in the event that PSC is the Buyer, and the HCL Company Deed of Transfer, in the event that HCL is the Buyer;

                                    (2)      an amount equal to 27 Rupees for
                           each HPS India Nominee Share (or a total of 2,052 Rupees (or the equivalent in U.S. dollars)), which amount represents that purchase price to be paid to the existing HPS India nominee stockholders upon Closing, in the event that PSC is the Buyer; and

                                    (3)      its duly and validly executed call
                           option in favor of HCL (which has also been executed by HCL), in the form attached hereto as Exhibit AA (the "PSC Call Option").

                           (v) the Company has deposited or caused to be deposited with the Agent in Escrow:

                                    (1)      [INTENTIONALLY OMITTED];

                                    (2)      a duly and validly executed power
                           of attorney in the form attached hereto as Exhibit Q authorizing each Attorney-in-Fact to, on behalf of the Company:

                                             (A)      inter alia appear in front
                                    of the Notary for the acknowledgement in the PSI Company Deed of Transfer of the transfer of the HCL Company Shares to PSI and the acknowledgment of the pledge of the HCL Company Shares to HCL in the PSI Pledge Deed, in the event that PSC is the Buyer;

                                             (B)      inter alia appear in front
                                    of the Notary for the acknowledgment in the HCL Company Deed of Transfer of the transfer of the HCL Company Shares to the Company, in the event that HCL is the Buyer;

                                             (C)      make the necessary changes
                                    to the original stockholders register of the Company (the "Company Stockholders Register");

                                             (D)      file the necessary
                                    documents with the Trade Register of the Chamber of Commerce of Amsterdam, The Netherlands; and

                                             (E)      complete, execute and
                                    deliver any other documents that are
                                    necessary to validly transfer to PSI the entire legal and beneficial interest in the HCL Company Shares purchased by PSI, in the event that PSC is the Buyer; and to the Company the entire legal and beneficial interest in the HCL Company Shares repurchased by the Company, in the event that HCL is the Buyer.

                                    (3)      original certificates (duly
                           endorsed for transfer, if applicable) representing all shares in HPS Mauritius owned or beneficially held by the Company (the "Mauritius Shares"), and accompanied by two (2) Mauritius stock transfer forms, in the form attached hereto as Exhibits R-1 and R-2 (the "Mauritius Stock Transfer Form"), duly and validly executed by all parties thereto (but undated) and completed to reflect (A) on one form, the transfer of 50% of the Mauritius Shares to HCL Bermuda, and (B) on the other form, the transfer of 50% of the Mauritius Shares to HCL, in the event that HCL is the Buyer, and any other documents required to so validly transfer the entire legal and beneficial interest in such shares, in each case duly and validly executed by the parties thereto.

                           (vi) HCL Bermuda has deposited or caused to be deposited with the Agent in Escrow its duly and validly executed (but undated) pledge agreement (and any exhibits thereto) in favor of the Company (which has also been executed by the Company), in the form attached hereto as Exhibit T (the "HCL Bermuda Pledge Agreement").

                           (vii) HPS India has deposited or caused to be deposited with the Agent in Escrow a duly and validly executed power of attorney in the form attached hereto as Exhibit U authorizing each Attorney-in-Fact, to inter alia, execute and deliver on behalf of HPS India stock option agreements in the forms attached hereto as Exhibit V-1 and V-2 (the "HPS India Option Form") evidencing stock options to acquire the capital stock of HPS India ("HPS India Options") which options will be issued to replace certain Company Options, as contemplated by
                  Section 6.19.

                  (b) All documents, instruments and other property deposited in Escrow by any Person hereunder are collectively referred to herein as the "Escrowed Documents." No party may withdraw, acquire, obtain possession or repossession of or cancel or otherwise invalidate any document, instrument or other property deposited in Escrow, except as expressly provided in the Agent Agreement.

                  (c) The Agent is concurrently herewith confirming in writing in accordance with the terms of the Agent Agreement its receipt of each of the documents, instruments and other property delivered to the Agent pursuant to this Agreement. The Agent will retain the Escrowed Documents in accordance with the terms of the Agent Agreement. Notwithstanding anything herein or in the Agent Agreement to the contrary, each party to this Agreement acknowledges and agrees that none of the documents and instruments deposited with the Agent in Escrow (other than this Agreement and the various powers-of-attorney and proxies) are or will be deemed to be effective or delivered unless and until the Closing is consummated as provided herein, regardless of the due and valid execution thereof as of the date of the Agent Agreement.

                  (d) The return of the Escrowed Documents to the parties hereto will be governed by the terms of the Agent Agreement.

                                   ARTICLE II
                               PURCHASE AND SALE

         2.1      Purchase and Sale of the Shares.

                  (a) Pursuant to the terms and subject to the conditions set forth herein, at the Closing the following will take place (in the sequence set forth below):

                           (i) if PSC is the Buyer, PSI will purchase the Company Shares owned or beneficially held by HCL and its Group, in exchange for cash and the PSI Note in an aggregate amount equal to the amount of the winning bid in the Auction (the "Purchase Price"); and

                           (ii)     if HCL is the Buyer:

                                    (1)      HCL Bermuda will acquire 50% of the
                           Mauritius Shares from the Company in exchange for cash and the HCL Bermuda Note in an aggregate amount equal to the Purchase Price; and

                                    (2)      as soon as practicable after the
                           completion of HCL Bermuda's purchase of 50% of the Mauritius Shares contemplated above, HCL will acquire the remaining 50% of the Mauritius Shares from the Company in exchange for the HCL Company Shares.

                  The parties hereto acknowledge and agree that the repurchase by the Company of Company Shares pursuant to this Section 2.1(a)(ii) shall in all cases mean a repurchase as contemplated in article 2:207 of the Dutch Civil Code.

         2.2      Closing. The consummation of the transactions described in
Section 2.1(a) (the "Closing") will commence as soon as practicable after the completion of the Auction, but in no event more than two (2) calendar days after completion of the Auction (provided, that if the second calendar day after completion of the Auction is not a Business Day, then no later than the next succeeding calendar day that is a Business Day) at the office of the Agent's Solicitors (currently Allen & Overy) in London, England. Notwithstanding the foregoing, if a Prohibition exists during the Interim Period that has not been overcome, disapplied or otherwise terminated or removed prior to the date contemplated above for the commencement of the Closing, then the Closing shall commence on the first calendar day that is a Business Day following the date on which such Prohibition has been overcome, disapplied or otherwise terminated or removed (the date and time as of which all conditions to the obligations of the Buyer and Seller to Close as set forth in Article VII have been satisfied or waived being herein called the "Closing Date"). For purposes of this Agreement, the term "Business Day" shall mean any calendar day during the week other than Saturday, Sunday or any calendar day on which banks are not open for business in Dallas, Texas, London, England, or New Delhi, India due to a government-sanctioned national holiday.

         2.3 Closing Procedures and Deliveries. The following actions will be taken and the following events will occur in connection with the Closing; provided, that in the event the Closing is taking place after a Buyer Closing Breach, the Closing deliveries of the documents, instruments and other property, deposited in Escrow by the parties will be revised to the extent necessary to conform to the applicable provisions of Section 9.2(b). Where applicable, the Agent, in accordance with the Agent Agreement, and the Attorney-in-Fact, in accordance with the applicable power-of-attorney referenced herein, will complete (including by completing any blanks contained therein) and/or execute and deliver the applicable Escrowed Documents that are intended to become effective for the Closing and take such other actions as may be authorized under the Agent Agreement or in the powers-of-attorney, as applicable, in connection with the Closing. PSC and HCL acknowledge and agree that the completion of the transfer of the HCL Company Shares to PSI, in the event that PSC is the Buyer, and the transfer of 50% of the Mauritius Shares to HCL Bermuda and the remaining 50% of the HPS Mauritius Shares to HCL, in the event that HCL is the Buyer, must be completed by midnight GMT on December 31, 2003. Without limiting the foregoing, and by way of example, in the event that HCL is the Buyer, if the Agent completes the transfer of 50% of the Mauritius Shares to HCL Bermuda by midnight GMT on December 31, 2003, but is thereafter unable to complete the transfer of the remaining 50% of the HPS Mauritius Shares to HCL by no later than midnight GMT on December 31, 2003, then this Agreement shall terminate in accordance with Section 9.1(g) and any steps previously taken in respect of Closing under Section 2.3 shall be void and deemed never to have occurred. At the Closing:

                  (a)      If PSC is the Buyer:

                           (i) the Agent will complete the PSI Note, the PSI Pledge Agreement, the PSI Pledge Deed and the PSC Call Option by dating such documents (including any exhibits thereto) as of the then current date (provided that the Notary will date the PSI Pledge Deed, as provided in Section 2.3(a)(ii)), providing the dates of any other documents referenced therein and filling in any blanks in the PSI Pledge Agreement and the PSI Pledge Deed referencing the principal amount of the PSI Note with the principal amount thereof. After completion of the foregoing actions set forth in Section 2.3(a)(i) the cash and the PSI Note, in the aggregate amount equal to the Purchase Price, deposited in Escrow and held for the account of PSI will be deemed held by the Agent for the account of HCL pending completion of the actions set forth in Sections 2.3(a)(ii),
                  (iii), (iv), (v) and (vi).

                           (ii) The Agent will deliver (by email as a scanned document, by facsimile and by courier) to the Notary (after completion of the actions specified in Section 2.3(a)(i)):

                                    (1)      the powers of attorney of PSC, PSI,
                           HCL and the Company regarding the PSI Company Deed of Transfer; and

                                    (2)      the PSI Company Deed of Transfer
                           and the PSI Pledge Deed.

                           Immediately upon receipt by the Notary of said documents and instruments, the Notary will date and execute the PSI Company Deed of Transfer to reflect the purchase of the HCL Company Shares by PSI and will amend the Company Stockholders Register to reflect that PSI has become the holder of the HCL Company Shares. In addition, the Notary will date and execute the PSI Pledge Deed to reflect the pledge of the HCL Company Shares to HCL.

                           The Notary will then return to the Agent three (3) certified copies of the PSI Company Deed of Transfer, along with a copy of the Company Stockholders Register (by email as a scanned document, by facsimile and by courier) for delivery to PSC and the Company, as applicable, and a certified copy of the PSI Pledge Deed.

                           (iii) The Agent will deliver to PSC (as soon as practicable after the completion of the actions set forth in
                  Section 2.3(a)(ii)):

                                    (1)      any other Company Share transfer
                           documents deposited in Escrow by PSC and its Group;

                                    (2)      a certified copy (afschrift) of the
                           PSI Company Deed of Transfer;

                                    (3)      a copy of the extract of the Trade
                           Register of the Chamber of Commerce of Amsterdam provided to the Agent by the Attorney-in-Fact, reflecting that each of the representatives who has resigned from the Company has been deregistered as managing director (directeur) of the Company with the Trade Register of the Chamber of Commerce in Amsterdam, The Netherlands;

                                    (4)      a copy of the Company Stockholders
                           Register, in which the Notary has drawn up that PSC and PSI are the only holders of the issued and outstanding ordinary shares of the Company;

                                    (5)      the certificates representing the
                           HPS India Nominee Shares, accompanied by the HPS India Transfer Deeds and any other transfer documents with respect thereto deposited in Escrow, each dated by the Agent as of the then current date;

                                    (6)      the resignations, waivers and
                           releases of the representatives who have resigned from positions with Company Group members and the terminations of powers of attorney and bank signature authority with respect to Company Group members; and

                                    (7)      two complete, fully executed
                           original sets (or copies, where originals are not available) of all the other Escrowed Documents that are to become effective if PSC is the Buyer, and the originals (without delivery of copies to the HCL Group) of any other Escrowed Documents deposited in Escrow by the PSC Group that are not intended to become effective if PSC is the Buyer.

                           (iv) The Agent will deliver to HCL (as soon as practicable after the completion of the actions set forth in
                  Section 2.3(a)(ii)):

                                    (1)      subject to Section 1.1(b)(vi)(1),
                           the cash deposited in Escrow by HCL and its Group (together with any earnings thereon), by wire transfer of immediately available funds to an account specified in writing by HCL (if the Agent has not already delivered such cash to HCL pursuant to
                           Section 1.1(b)(vi)(1));

                                    (2)      a certified copy (afschrift) of the
                           PSI Company Deed of Transfer;

                                    (3)      a copy of the Company Stockholders
                           Register, in which the Notary has drawn up that PSC and PSI are the only holders of ordinary shares of the Company;

                                    (4)      the 2,052 Rupees deposited by HCL
                           which amount represented the aggregate purchase price to be paid to the Current HPS India Nominee Stockholders upon Closing in the event that HCL was the Buyer; and

                                    (5)      two complete, fully executed
                           original sets (or copies, where originals are not available) of all the other Escrowed Documents that are intended to become effective if PSC is the Buyer (other than the certified copies of the notarial deeds (and the related transfer documents) representing the HCL Company Shares (and the related transfer documents), the HPS India Nominee Shares (and the related transfer documents), the resignations, waivers and releases of the representatives from positions with the Company and the Company Group, and the terminations of powers of attorney and bank signature authority with respect to the Company and the Company Group), and the originals (without delivery of copies to the PSC Group) of any other Escrowed Documents deposited in Escrow by the HCL Group that are not intended to become effective if PSC is the Buyer.

                           (v) The Agent will deliver to PSI any earnings on the cash held in Escrow on behalf of PSI as soon as practicable after the completion of the actions set forth in
                  Section 2.3(a)(iii).

                           (vi)     The Agent:

                                    (1)      will retain in Escrow for the
                           benefit of HCL Bermuda the PSI Note, PSI Pledge Agreement (including any exhibits thereto) and the copy of the PSI Pledge Deed, subject to and in accordance with the terms of the Agent Agreement;

                                    (2)      will retain in Escrow for the
                           benefit of HCL the PSC Call Option, subject to and in accordance with the terms of the Agent Agreement; and

                                    (3)      will wire or mail, as applicable,
                           (on the Closing Date or as soon as practicable after the Closing Date) to each Current HPS India Nominee Stockholder a check issued by the Agent and payable to the Current HPS India Nominee Stockholder in an amount equal to 27 Rupees per HPS India Nominee Share held by such Current HPS Nominee Stockholder (provided, that if the endorsement of the prescribed authority in India on the HPS India Transfer Deeds is not present or has expired, the Agent, with the assistance of PSC, HCL and the Company, will obtain the endorsement or the renewal of such endorsement, as applicable, before mailing the checks to the Current HPS Nominee Stockholders). PSC will assist the Agent in converting the funds deposited in Escrow to Rupees for purposes of this provision, and will provide any additional funds required in order to obtain 2,052 Rupees upon conversion.

                  (b)      If HCL is the Buyer:

                           (i)      [INTENTIONALLY OMITTED]

                           (ii) the Agent will complete the HCL Bermuda Note, the HCL Bermuda Pledge Agreement and the HCL Call Option by dating such documents (including any exhibits thereto) as of the then current date.

                           (iii)    After completion of the actions set forth in
                  Section 2.3(b)(ii), the cash and the HCL Bermuda Note, in the aggregate amount equal to the Purchase Price, deposited in Escrow and held for the account of HCL Bermuda will be deemed held by the Agent for the account of the Company pending completion of the actions set forth in Sections 2.3(b)(iv),
                  (v), (vi), (vii), (viii) and (ix).

                           (iv)     After completion of the actions set forth in
                  Section 2.3(b)(ii), the Agent will complete the Mauritius Stock Transfer Form for the transfer of 50% of the Mauritius Shares to HCL Bermuda by filling in the blank for the consideration with the amount of the Purchase Price and by dating the form as of the then current date and will similarly complete any other documents deposited in Escrow required to validly transfer the entire legal and beneficial interest in 50% of the Mauritius Shares to HCL Bermuda, and the Agent will retain such form pending the completion of the other actions set forth in Sections 2.3(b)(vi) through (ix) to be completed as of the Closing Date, after which the Agent will send such form to Horwath Corporate Finance Ltd. as provided in this
                  Section 2.3(b)(xii).

                           (v)      After completion of the actions set forth in
                  Section 2.3(b)(iv) (other than the transmittal of the Mauritius Stock Transfer Form to Horwath Corporate Finance Ltd.), the following property will be deemed held by the Agent for the account of HCL Bermuda (subject to the HCL Bermuda Pledge Agreement), pending completion of the actions set forth in Sections 2.3(b)(vi), (vii), (viii) and (ix), after which the Agent will deliver or retain, as applicable, such property as provided in Sections 2.3(b)(x), (xi) and (xii):

                                    (1)      original share certificates
                           representing 50% of the Mauritius Shares (if available), duly endorsed for transfer, if applicable, and any other documents deposited in Escrow required to validly transfer the entire legal and beneficial interest in such shares (including a copy of the related Mauritius Stock Transfer Form which the Agent will file with the Financial Services Commission of Mauritius as provided herein); and

                                    (2)      any earnings on the cash deposited
                           in Escrow and that was held for the account of HCL Bermuda.

                           (vi)     After completion of the actions set forth in
                  Section 2.3(b)(iv), each of PSC, HCL and the Company will promptly use their best efforts to:

                                    (1)      cause Pricewaterhousecoopers LLP
                           (or the Company's financial auditors at that time) to promptly complete its SAS 100 review of the financial accounts of the Company for the period ending as of September 30, 2003 and its bring-down review of the applicable interim period beginning October 1, 2003 and through the approximate date of completion of the actions set forth in Section 2.3(b)(iv) and to issue its reports relating thereto (the "PWC Reports");

                                    (2)      deliver copies of the PWC Reports
                           to the Agent immediately after issuance of same;

                                    (3)      cause AKD Prinsen van Wijman to
                           issue its legal opinions concerning the free reserves of the Company (the "AKD Opinions");

                                    (4)      deliver copies of the AKD Opinions
                           to the Agent immediately after issuance of same.

                           (vii)    After completion of the actions set forth in
                  Section 2.3(b)(vi):

                                    (1)      the Agent will provide a copy of
                           the Company Shareholders Resolutions along with the Proxies relating thereto to the Attorney-in-Fact, who will immediately date such Company Shareholders Resolutions as of the then current date and execute such Company Shareholders Resolutions as proxies for the shareholders of the Company and return a fax copy of same to the Agent.

                                    (2)      if the PWC Reports and the AKD
                           Opinions support a finding by the Board of Directors of the Company that the Company has sufficient free reserves under Dutch law to complete the Company's repurchase of the HCL Company Shares in exchange for the remaining 50% of the Mauritius Shares:

                                             (A)      the Board of Directors of
                                    the Company (which shall include
                                    representatives of PSC and HCL) will, and HCL and PSC will take all necessary action to cause the Board of Directors to, adopt the resolutions of the Board of Directors of the Company concerning the free reserves of the Company, in the form attached hereto as
                                    Exhibit X (the "Board Resolutions"), at a meeting of the Board of Directors of the Company duly called and convened or pursuant to unanimous written consent; and

                                             (B)      if the Board Resolutions
                                    are adopted by the Board of Directors of the Company, PSC will immediately confirm with the Agent the adoption of the Board Resolutions by delivering to the Agent the confirmation of the due adoption of the Board Resolutions, duly and validly executed by PSC, in the form attached hereto as Exhibit Y (the "Board Action Confirmation").

                           (viii)   After completion of the actions set forth in
                  Section 2.3(b)(vii), the Agent will, by no later than midnight GMT on December 31, 2003, complete the Mauritius Stock Transfer Form for the transfer of 50% of the Mauritius Shares to HCL by dating such form as of the then current date and will similarly complete any other documents deposited in Escrow required to validly transfer the entire legal and beneficial interest in the remaining 50% of the Mauritius Shares to HCL.

                           (ix) The Agent will, by no later than midnight GMT on December 31, 2003, deliver (by email as a scanned document, by facsimile and by courier, after completion of the actions set forth in Section 2.3(b)(viii)) to the Notary:

                                    (1)      the powers of attorney of PSC, HCL
                           and the Company for the execution of the HCL Company Deed of Transfer (after filling in the date of such document with the then current date); and

                                    (2)      the HCL Company Deed of Transfer.

                           Immediately upon receipt by the Notary of said documents and instruments, the Notary will date and execute the HCL Company Deed of Transfer to reflect the repurchase of the HCL Company Shares by the Company and amend the Company Stockholders Register to reflect that the Company has repurchased (without cancellation of the repurchased shares) the HCL Company Shares.

                           The Notary will then return to the Agent three (3) certified copies of the HCL Company Deed of Transfer, along with a copy of the Company Stockholders Register (by email as a scanned document, by facsimile and by courier) for delivery to HCL.

                           (x) The Agent will deliver to HCL (as soon as practicable after the completion of the actions set forth in
                  Section 2.3(b)(ix)):

                                    (1)      a certified copy (afschrift) of the
                           HCL Company Deed of Transfer;

                                    (2)      a copy of the Company Stockholders
                           Register, in which the Notary has drawn up that PSC is the sole holder of the issued and outstanding ordinary shares of the Company;

                                    (3)      the certificates representing the
                           HPS India Nominee Shares, accompanied by the HPS India Transfer Deeds and any other transfer documents with respect thereto deposited in Escrow, each dated by the Agent as of the then current date;

                                    (4)      the resignations, waivers and
                           releases of the representatives who have resigned from positions with Company Group members other than the Company because HCL is the Buyer, and the terminations of powers of attorney and bank signature authority of the representatives with respect to all Company Group members other than the Company; and

                                    (5)      two complete, fully executed
                           original sets (or copies, where originals are not available) of all the other Escrowed Documents that are intended to become effective if HCL is the Buyer (other than the notarial deeds representing the HCL Company Shares (and the related transfer documents), the resignation, waivers and releases of the representatives who have resigned from positions with the Company because HCL is the Buyer, and the terminations of powers of attorney and bank signature authority with respect to the Company), and the originals (without delivery of copies to the PSC Group) of any other Escrowed Documents deposited in Escrow by the HCL Group that are not intended to become effective if HCL is the Buyer.

                           (xi) The Agent will deliver to PSC (as soon as practicable after the completion of the actions set forth in
                  Section 2.3(b)(ix)):

                                    (1)      subject to Section 1.1(b)(vi)(1),
                           the cash deposited in Escrow by PSC and its Group (together with any earnings thereon) by wire transfer of immediately available funds to an account specified in writing by PSC (if the Agent has not previously delivered such cash to PSC pursuant to
                           Section 1.1(b)(vi)(1));

                                    (2)      a certified copy (afschrift) of the
                           HCL Company Deed of Transfer;

                                    (3)      a copy of the extract of the Trade
                           Register of the Chamber of Commerce of Amsterdam, provided to the Agent by the Attorney-in-Fact reflecting that each of the representatives who has resigned from the Company because HCL is the Buyer has been deregistered as managing director (directeur) of the Company with the Trade Register of the Chamber of Commerce in Amsterdam, The Netherlands;

                                    (4)      a copy of the Company Stockholders
                           Register, in which the Notary has drawn up that PSC has become the sole holder of the issued and outstanding ordinary shares of the Company;

                                    (5)      the 2,052 Rupees deposited by PSC
                           which amount represented the aggregate purchase price to be paid to the Current HPS India Nominee Stockholders upon Closing in the event that PSC was the Buyer;

                                    (6)      the resignations, waivers and
                           releases of each of the representatives who has resigned from the Company because HCL is the Buyer, and the terminations of powers of attorney and bank signature authority with respect to the Company; and

                                    (7)      two complete, fully executed
                           original sets (or copies when originals are not available) of all the other Escrowed Documents that are intended to become effective if HCL is the Buyer (other than the resignations, waivers and releases of the representatives who have resigned from positions with the Company Group members other than the Company because HCL is the Buyer, and the terminations of powers of attorney and bank signature authority with respect to the Company Group members other than the Company), and the originals (without delivery of copies to the HCL Group) of any other Escrowed Documents deposited in Escrow by the PSC Group that are not intended to become effective if HCL is the Buyer.

                           (xii)    The Agent will:

                                    (1)      mail the Mauritius Stock Transfer
                           Form evidencing the transfer of 50% of the Mauritius Shares from the Company to HCL

                           Bermuda to Horwath Corporate Finance Ltd.. (3rd Floor, Amed Building, 19, Poudriere Street, Port-Louis, Mauritius) with instructions to file such form with the Financial Services Commission of Mauritius;

                                    (2)      upon confirmation from Horwath
                           Corporate Finance Ltd. that the Mauritius Stock Transfer Form referenced in Section 2.3(b)(xii)(1) has been filed, mail the Mauritius Stock Transfer Form evidencing the transfer of 50% of the Mauritius Shares from the Company to HCL to Horwath Corporate Finance Ltd. at the address noted above with instructions to file such form with the Financial Services Commission of Mauritius;

                                    (3)      will retain in Escrow for the
                           benefit of the Company the HCL Bermuda Note the HCL Bermuda Pledge Agreement (including any exhibits thereto), the HCL Bermuda Pledge Stock Transfer Form and the original share certificates representing all of the Mauritius Shares, subject to and in accordance with the terms of the Agent Agreement;

                                    (4)      will retain in Escrow for the
                           benefit of PSC the HCL Call Option, subject to and in accordance with the terms of the Agent Agreement; and

                                    (5)      will wire or mail, as applicable,
                           (on the Closing Date or as soon as practicable after the Closing Date) to each Current HPS India Nominee Stockholder a check issued by the Agent and payable to the Current HPS India Nominee Stockholder in an amount equal to 27 Rupees per HPS India Nominee Share held by such Current HPS Nominee Stockholder (provided, that if the endorsement of the prescribed authority in India on the HPS India Transfer Deeds is not present or has expired, the Agent, with the assistance of PSC, HCL and the Company, will obtain the endorsement or the renewal of such endorsement, as applicable, before mailing the checks to the Current HPS Nominee Stockholders). HCL will assist the Agent in converting the funds deposited in Escrow to Rupees for purposes of this provision, and will provide any additional funds required in order to obtain 2,052 Rupees upon conversion.

                  (c) After completion of all other applicable actions and deliveries to be completed as of the Closing Date, the Agent will deliver to the Company:

                           (i) a certified copy (afschrift) of the PSI Company Deed of Transfer, in the event that PSC is the Buyer;

                           (ii) a certified copy (afschrift) of the HCL Company Deed of Transfer, in the event that HCL is the Buyer; and

                           (iii) a copy of the Company Stockholders Register in which the Notary has drawn up that PSC and PSI are the sole holders of the issued and outstanding ordinary shares in the Company, in the event that PSC is the Buyer, or that PSC is the sole holder of the issued and outstanding ordinary shares of the Company, in the event that HCL is the Buyer, as applicable.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF PSC AND PSI

         PSC and PSI, jointly and severally, represent and warrant to HCLT and HCL as follows:

         3.1 Organization. PSC is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, U.S.A. PSI is a Dutch company duly organized and validly existing under the laws of The Netherlands.

         3.2 Authority. Each of PSC and PSI has all requisite power and authority to execute, deliver, and perform in obligations under this Agreement and the other agreements, certificates and instruments to be executed in connection with or pursuant to this Agreement (collectively with this Agreement, the "Transaction Documents") to which it is a party. The execution, delivery, and performance by each of PSC and PSI of this Agreement and each other Transaction Document to which it is a party has been duly authorized by all necessary action, corporate or otherwise, on the part of PSC and PSI, as applicable. This Agreement and each other Transaction Document to which it is a party has been duly executed and delivered by each of PSC and PSI, as applicable. This Agreement and each other Transaction Documents is a legal, valid, and binding agreement of each of PSC and PSI (to the extent each is a party thereto), enforceable against each of PSC and PSI in accordance with its respective terms except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally, and except that the availability of the remedy of specific performance or other equitable relief is subject to the discretion of the court before which any proceeding therefore may be brought.

         3.3 No Violation. The execution, delivery, and performance of this Agreement and each other Transaction Document to which it is a party by each of PSC and PSI will not conflict with or result in the breach of any term or provision of, or violate, or constitute a default under any charter provision or bylaw or under any material Contract, instrument, or Law to which either of them is a party or by which either of them is in any way bound or obligated.

         3.4 Governmental Consents. Except as set forth in Section 3.4 of the disclosure letter prepared by PSC (the "PSC Disclosure Letter"), no consent, approval, order, or authorization of, or registration, qualification, designation, declaration, or filing with, any governmental or quasi-governmental agency (regulatory or otherwise), authority, commission, board, or other body, or any court or tribunal (collectively, a "Governmental Body") is required on the part of PSC or PSI in connection with the consummation of transactions contemplated by this Agreement and the other Transaction Documents.

         3.5 Litigation. There are no pending, or to PSC's Knowledge, threatened, lawsuits, administrative proceedings, or reviews, or formal or informal complaints or investigations by any individual, corporation, partnership, Governmental Body, or other entity (a "Person") against PSC, PSI or any PSC Group member that in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement and the other Transaction Documents.

         3.6      Title to Shares.

                  (a) PSC owns of record and beneficially 40,075,000 ordinary shares of capital stock of the Company, nominal value EUR .04 per share, which shares constitute all shares of capital stock of the Company owned or held by PSC and the PSC Group (the "PSC Company Shares"). The PSC Company Shares are free and clear of any liabilities, obligations, liens, pledges, claims, spousal interests (community or otherwise), security interests, assignment of rights or interests, encumbrances, contingencies and adverse claims of any nature (collectively, "Liens") except as may exist by virtue of this Agreement. Except for the PSC Company Shares, neither PSC, nor any member of the PSC Group, owns or holds or has any right to acquire or obtain any options, warrants, rights, convertible or other securities, or other Contracts or commitments of any character relating to the issued or unissued capital stock or other securities of the Company or any Company Group member.

                  (b) PSC has no reason to believe, based on PSC's Knowledge, that the Company does not own of record and beneficially the Mauritius Shares, free and clear of any Liens; provided, that it is expressly understood and agreed that any knowledge possessed by the Company or any member of its Group or any of their respective representatives concerning the Mauritius Shares shall not be imputed to PSC or any member of its Group and neither PSC nor any PSC Group member shall be deemed to know any facts (actual or constructive) or circumstances concerning the Mauritius Shares solely by virtue of them being known to the Company or any member of its Group or any of their respective representatives.

         3.7      [INTENTIONALLY OMITTED]

         3.8      [INTENTIONALLY OMITTED]

         3.9 PSC Affiliate Transactions. Set forth in Section 3.9 of the PSC Disclosure Letter is a list of all contracts, agreements, arrangements, commitments, and understandings (written or oral) (collectively "Contracts") (including, without limitation, any consultancy, secondment, joint employment or advisory arrangements, option and other incentive or compensation arrangements, and transactions relating to assets, real estate, third Person vendor goods or services and inter-party services) between (i) any Company Group member, or any officer, director, or, to PSC's Knowledge, any manager or employee (or, to PSC's Knowledge, any member of the immediate family of any of the foregoing) of any Company Group member on the one hand and (ii) any PSC Group member, or any officer, director, or, to PSC's Knowledge, any manager or employee (or, to PSC's Knowledge, any member of the immediately family of any of the foregoing) of any PSC Group member, on the other hand, and pursuant to which any party thereto has any rights, duties, liabilities, or obligations that remain outstanding as of the Effective Date (collectively, the "PSC Group Agreements").

                                   ARTICLE IV
           REPRESENTATIONS AND WARRANTIES OF HCLT, HCL AND HCL BERMUDA

         HCLT, HCL and HCL Bermuda, jointly and severally, represent and warrant to PSC as follows:

         4.1 Organization. HCLT is a corporation registered, incorporated and validly existing under the laws of India. HCL is a corporation registered, incorporated and validly existing under the laws of Austria. HCL Bermuda is a corporation registered, incorporated and validly existing under the laws of Bermuda.

         4.2 Authority. Each of HCLT, HCL and HCL Bermuda has all requisite power and authority to execute, deliver, and perform its obligations under this Agreement and each other Transaction Document to which it is a party. The execution, delivery, and performance by each of HCLT, HCL and HCL Bermuda of this Agreement and each other Transaction Document to which it is a party has been duly authorized by all necessary action, corporate or otherwise, on the part of HCLT, HCL and HCL Bermuda, as applicable. This Agreement and each other Transaction Document to which it is a party has been duly executed and delivered by each of HCLT, HCL and HCL Bermuda, as applicable. This Agreement and each other Transaction Documents is a legal, valid, and binding agreement of each of HCLT, HCL and HCL Bermuda (to the extent each is a party thereto), enforceable against each of HCLT, HCL and HCL Bermuda (to the extent each is a party thereto) in accordance with its respective terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditor's rights generally, and except that the availability of the remedy of specific performance or other equitable relief is subject to the discretion of the court before which any proceeding therefore may be brought.

         4.3 No Violation. The execution, delivery, and performance of this Agreement and each other Transaction Document to which it is a party by each of HCLT, HCL and HCL Bermuda will not conflict with or result in the breach of any term or provision of, or violate, or constitute a default under any charter provision or bylaw or under any material Contract, instrument, or Law, to which either of them is a party or by which either of them is in any way bound or obligated.

         4.4 Governmental Consents. Except as set forth in the disclosure letter prepared by HCL (the "HCL Disclosure Letter"), no consent, approval, order, or authorization of, or registration, qualification, designation, declaration, or filing with, any Governmental Body is required on the part of either HCLT, HCL or HCL Bermuda in connection with the consummation of transactions contemplated by this Agreement and the other Transaction Documents.

         4.5 Litigation. There are no pending, or to HCL's Knowledge, threatened, lawsuits, administrative proceedings, or reviews, or formal or informal complaints or investigations by any Person against HCLT, HCL or HCL Bermuda, or any HCL Group member that in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement and the other Transaction Documents.

         4.6      Title to Shares.

                  (a) HCL owns of record and beneficially 40,075,000 ordinary shares of capital stock of the Company, nominal value EUR .04 per share (the "HCL Company Shares"). The HCL Company Shares are free and clear of any Liens, except as may exist by virtue of the Agreement. Except for the HCL Company Shares, neither HCL, nor any member of the HCL Group, owns or holds or has any right to acquire or obtain any options, warrants, rights, convertible or other securities, or other Contracts or commitments of any character relating to the issued or unissued capital stock or other securities of the Company or any Company Group member. If (a) HCL is the Seller in the transactions contemplated by this Agreement, upon the sale of the HCL Company Shares to PSI at the Closing, HCL will deliver the entire legal and beneficial interest in all of the HCL Company Shares to PSI free and clear of any Liens and (b) if HCL is the Buyer in the transactions contemplated by this Agreement, upon the sale of the HCL Company Shares to the Company at the Closing, HCL will deliver the entire legal and beneficial interest in all of the HCL Company Shares to the Company free and clear of any Liens; provided, that in either case all ministerial actions under applicable Law in respect of the actual transfer of the legal and beneficial interest in all of the HCL Company Shares to PSI or to the Company, as applicable, and that are not dependent upon action by HCL or any member of its Group have been completed.

                  (b) HCL has no reason to believe, based on HCL's Knowledge, that the Company does not own of record and beneficially the Mauritius Shares, free and clear of any Liens; provided, that it is expressly understood and agreed that any knowledge possessed by the Company or any member of its Group or any of their respective representatives concerning the Mauritius Shares shall not be imputed to HCL or any member of its Group and neither HCL nor any HCL Group member shall be deemed to know any facts (actual or constructive) or circumstances concerning the Mauritius Shares solely by virtue of them being known to the Company or any member of its Group or any of their respective representatives.

         4.7      [INTENTIONALLY OMITTED]

         4.8      [INTENTIONALLY OMITTED]

         4.9 HCL Affiliate Transactions. Set forth in Section 4.9 of the HCL Disclosure Letter is a list of all Contracts (including, without limitation, any consultancy, secondment, joint employment or advisory arrangements, option and other incentive or compensation arrangements, and transactions relating to assets, real estate, third Person vendor goods or services and inter-party services) between (i) any Company Group member, or any officer, director, or, to HCL's Knowledge, any manager or employee (or, to HCL's Knowledge, any member of the immediate family of any of the foregoing) of any Company Group member on the one hand and (ii) any HCL Group member, or any officer, director, manager or employee (or, to HCL's Knowledge, any member of the immediate family of any of the foregoing) of any HCL Group member, on the other hand, and pursuant to which any party thereto has any rights, duties, liabilities, or obligations that remain outstanding as of the Effective Date (collectively, the "HCL Group Agreements").

                                    ARTICLE V
                               COMPANY DISCLOSURES

         The following information and statements concerning the Company and the Company Group and the disclosure letter prepared by the Company (the "Company Disclosure Letter") are provided by the Company to PSC and HCL solely for their convenience to assist them in their respective due diligence reviews. The following information and statements and the Company Disclosure Letter do not and shall not be deemed to constitute or contain a representation or warranty of any type whatsoever and are provided subject to the express qualifications set forth in Section 9.13 hereof.

         5.1 Organization and Qualification. The Company is a Dutch corporation duly organized and validly existing under the laws of The Netherlands and has the requisite corporate power and authority and any necessary governmental authority to own, operate, and lease its properties and assets and to carry on its business as it is now being conducted, except for failures to have such power and authority as could not reasonably be expected to result in a Company Material Adverse Effect. Except as set forth in Section 5.1 of the Company Disclosure Letter, the Company is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification or licensing necessary, except for failures to be so qualified or licensed and in good standing as could not reasonably be expected to result in a Company Material Adverse

Effect. For purposes of this Agreement, "Company Material Adverse Effect" or "Company Material Adverse Change" means in each case any change or effect that, individually or when taken together with all such other changes or effects, the Company believes is, or could reasonably be expected to be, materially adverse to the condition (financial or other), business, operations, properties, assets, liabilities, results of operations of the Company and the Company Group, taken as a whole, or to adversely affect the ability of the Company to timely perform its obligations under this Agreement.

         5.2      Investments and Group Members.

                  (a) Section 5.2 of the Company Disclosure Letter is a list of each Company Group member and each other Person in which the Company directly or indirectly owns or holds (or has the right to acquire or obtain) any equity or debt interest or any form of proprietary interest and its jurisdiction of incorporation or organization.

                  (b) Except as set forth in Section 5.2(b) of the Company Disclosure Letter, (i) the Company is, directly or indirectly, the record and beneficial owner of all outstanding shares of capital stock or other equity interests of each Company Group member, there are no proxies or voting agreements with respect to any such shares, and no equity security of any Company Group member is or may become required to be issued by reason of any options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock or other equity interests of any such Company Group member, and there are no contracts, commitments, understandings, or arrangements by which any Company Group member is bound to issue additional shares of its capital stock or other equity interests or securities convertible into or exchangeable for such shares or other equity interest, and (ii) all such shares or other equity interests directly or indirectly owned by the Company are owned by the Company or a wholly-owned Company Group member, free and clear of any Lien, other than Liens in the form of requirements or regulations governing transfer created by state, federal and foreign securities laws and securities regulations and the Buyer under this Agreement.

                  (c) Except as sets forth in Section 5.2(c) of the Company Disclosure Letter, each Company Group member is duly organized, validly existing, and, if applicable, in good standing under the laws of its jurisdiction of incorporation or organization and in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification or licensing necessary, and has the requisite corporate or entity power and authority and any necessary governmental authority to own, operate, or lease its properties and assets and to carry on its business as it is now being conducted, except for failures as could not reasonably be expected to result in a Company Material Adverse Effect.

                  (d) Except as set forth in Section 5.2(d) of the Company Disclosure Letter, each Company Group member is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification or licensing necessary, except for failures to be so qualified or licensed and in good standing as could not reasonably be expected to result in a Company Material Adverse Effect. Complete copies of the charter documents, bylaws, or equivalent organizational documents of each Company Group member have been delivered to PSC and to HCL.

                  (e) Except as set forth in Section 5.2(e) of the Company Disclosure Letter, neither the Company nor any Company Group member:

                           (i) beneficially owns, or possesses any option or right, has an obligation or has otherwise agreed (including by virtue of any merger, consolidation or similar arrangement) to acquire, any equity or debt interests in any Person that is not a Company Group member; or

                           (ii) is party to any joint venture, partnership, or similar arrangement.

         5.3      Authorized Capital.

                  (a) The authorized capital stock of the Company is 300,000,000 shares, nominal value EUR .04 per share, of which 80,150,000 ordinary shares are issued and outstanding. Each of PSC and HCL own of record and beneficially 40,075,000 ordinary shares.

                  (b) The authorized capital stock, the number of shares of capital stock outstanding, and the record and beneficial owners of such outstanding capital stock of each Company Group member (other than the Company) is set forth in Section 5.3(b) of the Company Disclosure Letter.

                  (c) All of the outstanding shares of capital stock of the Company and each Company Group member have been duly authorized and are validly issued, fully paid, nonassessable, and free of preemptive or similar rights.

                  (d) Section 5.3(d) of the Company Disclosure Letter lists each option, warrant or other right to acquire the capital stock of the Company and any Company Group member outstanding on the date hereof (the "Company Group Options"), the number of shares covered by such Company Group Options, the exercise prices, the exercise dates, and the plan or agreement pursuant to which such Company Group Options were issued. Except as set forth in Section 5.3(d) of the Company Disclosure Letter, (i) there are no preemptive or similar rights nor any outstanding subscriptions, options, warrants, rights, convertible securities, or other Contracts or commitments of any character relating to the issued or unissued capital stock or other securities of the Company or any Company Group member to which the Company or any Company Group member is a party; and (ii) there are no voting trusts or other understandings to which the Company or any Company Group member is a party with respect to the voting capital stock or other interests of the Company or any Company Group member.

         5.4 Bank Accounts; Powers of Attorney and Representatives. Set forth in Section 5.4 of the Company Disclosure Letter is a list of (a) each bank, trust company and stock or other broker with which the Company has an account, credit line or safe deposit box or vault, or otherwise maintains relations (collectively, "Bank Accounts"), (b) all Persons authorized to draw on, or to have access to, each of the Bank Accounts, (c) all Persons authorized by proxies, powers of attorney or other like instruments to act on behalf of the Company, and (d) all Persons who are corporate representatives of the Company or any Company Group member.

         5.5      Approvals; No Violations.

                  (a) Except as set forth in Section 5.5(a) of the Company Disclosure Letter, in Section 3.4 of the PSC Disclosure Letter, or
         Section 4.4 of the HCL Disclosure Letter, no filing with, and no permit, authorization, consent, or approval of, any Governmental Body is necessary for the consummation by the Company of the transactions contemplated by this Agreement and the other Transaction Documents.

                  (b) Except as set forth in Section 5.5(b) of the Company Disclosure Letter, the execution and delivery of this Agreement and the other Transaction Documents to which it is a party, the consummation by the Company of the transactions contemplated by this Agreement and the other Transaction Documents and the compliance by the Company with any of the provisions of each of the Transaction Documents to which it is a party do not and will not:

                           (i) conflict with or result in any breach of any provision of the charters or bylaws or equivalent organizational documents of the Company or any Company Group member;

                           (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) or require any authorization, consent or approval under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, or other Contract or other instrument or obligation to which the Company or any Company Group member is a party or by which any of them or any of their properties or assets may be bound; or

                           (iii)    provided all filings, permits,
                  authorizations, consents, and approvals as described in
                  Section 5.5(a) are made or obtained, violate or require any authorization, consent or approval under any Law applicable to the Company, any Company Group member or any of their properties or assets;

except, with respect to the foregoing Sections 5.5(a) and (b), such violations, conflicts, breaches, defaults, terminations, cancellations, accelerations, authorizations, consents or approvals referred to in this Section 5.5 as could not reasonably be expected to result in a Company Material Adverse Effect.

         5.6      Financial Statements.

                  (a) Attached as Section 5.6(a) of the Company Disclosure Letter is a true and complete copy of (i) the audited consolidated balance sheet of the Company (the "Latest Balance Sheet") as of December 31, 2002 (the "Latest Balance Sheet Date") and the related audited consolidated statements of operations and cash flow for the year then ended, (ii) the unaudited consolidated balance sheet of the Company as of March 31, 2003 and the related unaudited consolidated statements of operations and cash flow for the three (3) month period then ended and (iii) the audited balance sheet of HPS India as of December 31, 2002 and the related audited statements of operations and cash flow for the year then ended ((i), (ii) and (iii) (collectively, the "Financial Statements"). The Financial Statements and the notes thereto present fairly the consolidated financial condition of the Company and HPS India, as applicable at the dates specified and the results of its operations for the periods specified and have been prepared in accordance with The Netherlands and Indian, as applicable, generally accepted accounting principles, consistently applied, ("GAAP"), subject in the case of the unaudited statements to the absence of footnote disclosure and other presentation items and to changes resulting from normal period-end adjustments for recurring accruals, which will not be material individually or in the aggregate. The Financial Statements do not contain any items of a special, extraordinary or nonrecurring nature, except as expressly stated in the Financial Statements. The Financial Statements have been prepared from the books and records of the Company and the Company Group and HPS India, as applicable, which are up to date, in the possession of the Company or the applicable Company Group member and HPS India, as applicable, properly complete in accordance with applicable Law and applicable standards, principles and practices generally accepted in the state or country of incorporation, and which accurately and fairly reflect the transactions of, acquisitions, and dispositions of assets by, and incurrence of liabilities by the Company and the Company Group and HPS India, as applicable.

                  (b) The Company and the Company Group have no liabilities and obligations except for (i) liabilities and obligations reflected on the Latest Balance Sheet, (ii) current liabilities incurred in the ordinary course of business after the Latest Balance Sheet Date, and
         (iii) obligations incurred in the ordinary course of business under the Material Agreements and under other Contracts entered into by the Company and the Company Group in the ordinary course of business that are not included within the definition of Material Agreements set forth in Section 5.08, which liabilities and obligations are not required by GAAP to be reflected in the Latest Balance Sheet.

                  (c) All accounts, notes and other receivables reflected in the Latest Balance Sheet or included in the assets of the Company and the Company Group at Closing arose in the ordinary course of business and are fully collectible, without resort to litigation, at the face amount thereof less any reserve reflected in the Latest Balance Sheet, and are not subject to counterclaim, set-off, reduction, or defense.

                  (d) Except as set forth in Section 5.6(d) of the Company Disclosure Letter, during the last five years, neither the Company nor any Company Group member has been advised by their respective auditors of inadequacies in their respective systems of internal accounting controls which inadequacies have not been rectified, including by implementing substantially all of the recommendations of said auditors, if any.

         5.7      Absence of Certain Liabilities and Changes.

                  (a)      [INTENTIONALLY OMITTED]

                  (b) Since the Latest Balance Sheet Date, the Company and each Company Group member have conducted their business in the ordinary course of business in a manner consistent with past practices, and neither the Company nor any Company Group member has had any material change in its assets or become subject to any material liabilities or obligations other than liabilities or obligations (i) incurred in the ordinary course of business consistent with past practices, or (ii) incurred in connection with this Agreement and set forth in Section 5.7(b) of the Company Disclosure Letter.

                  (c) Except as set forth in Section 5.7(c) of the Company Disclosure Letter, since Latest Balance Sheet Date, there has not been:

                           (i)      any Company Material Adverse Change;

                           (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any capital stock of the Company or any Company Group member;

                           (iii) any split, combination or reclassification of any capital stock of the Company or any Company Group member or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company or any Company Group member;

                           (iv)     any redemption, purchase, or other
                  acquisition by the Company or any Company Group member of any of its equity capital;

                           (v) any payment or transfer of assets (including without limitation any repayment of indebtedness) to or for the benefit of any equity holder of the Company or any Company Group member, other than compensation and expense reimbursements paid in the ordinary course of business;

                           (vi) any revaluation by the Company or any Company Group member of any of its assets, including, without limitation, the writing down or off of notes, accounts or other receivables, other than in the ordinary course of business;

                           (vii) any entry by the Company or any Company Group member into any Material Agreement;

                           (viii) any increase in indebtedness for borrowed money (including capital leases) or any Contract to guarantee the indebtedness of any Person;

                           (ix) any breach or default (or event that with notice or lapse of time would constitute a breach or default), termination, or threatened termination under any Material Agreement by the Company or any Company Group member, or, to the Company's Knowledge, by any third Person;

                           (x) any change by the Company or any Company Group member in its accounting methods, principles, or practices;

                           (xi) any increase in the benefits under, or the establishment, amendment or renewal of, any Employee Plan, or any increase in the compensation payable or to become payable to directors, officers, employees, or consultants of the Company, except for annual merit increases in salaries or wages in the ordinary course of business consistent with past practices;

                           (xii) the termination of employment (whether voluntary or involuntary) of any employee of the Company or any Company Group member;

                           (xiii)   any theft known to the Company,
                  condemnation, or eminent domain proceeding or any material damage, destruction, or casualty loss affecting any asset used in the business of the Company or any Company Group member in excess of $5,000, whether or not covered by insurance;

                           (xiv) any sale, assignment, or transfer of any asset used in the business of the Company or any Company Group member in excess of $5,000, except sales of assets and services in the ordinary course of business;

                           (xv) any waiver by the Company or any Company Group member of any material rights related to the Company's or any Company Group member's business, operations, or assets;

                           (xvi) any other Contract entered into or affecting the Company's or any Company Group member's business, operations, or assets, except in the ordinary course of business;

                           (xvii) any Contract, or passage of any board or equity holder resolution to do or resulting in any of the foregoing; or

                           (xviii)  any other action taken by the Company or any
                  Company Group member that, if Section 6.1 had then been in effect, would have been prohibited by such section if taken without PSC's and HCL's consent (and no Contract or board or equity holder resolution to take any such action exists).

         5.8      Compliance with Applicable Law.

                  (a) The Company and each Company Group member currently holds and is in compliance with the terms of all licenses, permits, and authorizations (collectively, "Permits") necessary for the lawful conduct of its business, and has complied with, and neither the Company nor any Company Group member is in violation of, or in default under, any such Permits, or applicable Laws, except for violations or defaults that could not reasonably be expected to result in a Company Material Adverse Effect. All material returns, reports and other documents required to be delivered or filed by the Company or any Company Group member to or with any Governmental Body have been properly prepared in all material respects and delivered or filed in accordance with applicable Law. No loss or expiration of any Permit is pending or, to the knowledge of the Company, threatened or reasonably foreseeable, other than expiration in accordance with the terms thereof of Permits that may be renewed in the ordinary course of business without lapsing. The term "Laws" shall mean any Permits and all applicable statutes, laws, ordinances, rules, regulations, injunctions, judgments, orders, directives, requirements, writs, decrees or official interpretations (including in the form of a letter), in each case, in writing, of any Governmental Body having, asserting or claiming jurisdiction over a Person or over any part of that Person's operations or assets.

                  (b) Without limiting the foregoing, each register, minute book and other book which the Company and any Company Group member is required to maintain under applicable Law has been properly maintained and contains a complete and accurate record of the matters which it is required by the Law to record.

                  (c) Without limiting the foregoing, the Company and each Company Group member has at all times complied with all applicable Laws regulating data protection, privacy or the recording, monitoring or interception of communications (the "Data Protection Laws"). Neither the Company nor any Company Group member has received: (i) any enforcement, information or equivalent notice under the Data Protection Laws; (ii) any written communication from any Governmental Body with competent authority over the Company Group's data processing activities, indicating that it is investigating an allegation that the Company or any Company Group member is in breach of the Data Protection Laws or that it proposes to take, or is considering taking, enforcement action under the Data Protection laws; or (iii) any written communication from any Person complaining about the Company Group's use of information about that Person or alleging any breach of any of the Data Protection Laws.

                  (d) No investigation or review by any Governmental Body with respect to the Company or any Company Group member is pending or, to the Knowledge of the Company, threatened, nor, to the Knowledge of the Company, has any Governmental Bodies indicated any intention to conduct such an investigation or review, and no fine has been levied against, or order entered with respect to, the Company or any Company Group member by any Governmental Body.

         5.9      Termination, Severance, and Employment Agreements.

                  (a) Set forth in Section 5.9 of the Company Disclosure Letter is a complete and accurate list of each of the following:

                           (i) each employment, severance, separation, consultant and non-competition Contract (without the employee name, but with the employee's office or position) between the Company or any Company Group member and any director, officer or employee or consultant of same other than any such Contracts that are terminable at will or upon no more than 30 days prior written notice and without triggering any severance obligation or other liability to the Company or any Company Group member, and each form of employment agreement utilized by the Company or any Company Group member (collectively, the "Employment Agreements");

                           (ii) Contract with any director, Affiliate, officer, or key employee (or any member of the immediate family of any of the foregoing), agent, or contractor of the Company or any Company Group member the benefits of which are contingent, or the terms of which are materially altered, on the occurrence of a transaction involving the Company or any Company Group member of the nature of any of the transactions contemplated by this Agreement or the other Transaction Documents or relating to an actual or potential change in control of the Company or any Company Group member;

                           (iii) Contract or plan under which any Person may receive payments that may be subject to any excise tax, surcharge or other similar tax or penalty imposed by any Governmental Body, including under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or included in the determination of such person's "parachute payment" under Section 280G of the Code; and

                           (iv) Contract or plan, including any stock option plan, stock appreciation right plan, restricted stock plan, or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the other Transaction Documents or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

                  (b) Except as set forth in Section 5.9(b) of the Company Disclosure Letter, neither the Company nor any Company Group member owes any amount to a present or former director, officer or employee of the Company or any Company Group member (or his dependent) other than for accrued remuneration or reimbursement of business expenses incurred in the ordinary course of business.

                  (c) Set forth in Section 5.9(c) of the Company Disclosure Letter is (i) the total number of employees of the Company and each Company Group member, including employees who are on maternity leave or absent because of disability or other long-term leave of absence and who have or may have a right to return to work with the Company or any Company Group member; and (ii) the date of start of employment, period of continuous employment, salary, grade and age of each employee of the Company and each Company Group member, and, where an employee has been continuously absent from work for more than one month, the reason for the absence (but excluding the names of the employees).

         5.10     Employee Benefits; Labor Matters.

                  (a) Set forth in Section 5.10(a) of the Company Disclosure Letter is a complete and correct list of all the employee benefit plans of the Company and each Company Group member, including, but not limited to the "Employee Benefit Plans" (as defined in Section
         (3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all plans or policies providing for

         "fringe benefits" (including but not limited to vacation, paid holidays, personal leave, employee discounts, educational benefits or similar programs), and each other bonus, incentive compensation, deferred compensation, profit sharing, stock, severance, retirement, health, life, disability, group insurance, employment, stock option, stock purchase, stock appreciation right, supplemental unemployment, layoff, consulting, or any other similar plan, Contract or policy (whether written or oral, qualified or nonqualified, currently effective, pending or terminated), and any trust, escrow or other Contract related thereto, which (i) is or has been established, maintained or contributed to by the Company, any Company Group member or any ERISA Affiliate or with respect to which the Company, any Company Group member or any ERISA Affiliate has any liability, or (ii) provides benefits, or describes policies or procedures applicable, to any officer, employee, director, former officer, former employee or former director of the Company, any Company Group member or any ERISA Affiliate, or any dependent thereof, regardless of whether funded (each, an "Employee Plan," and collectively, the "Employee Plans"). The term "ERISA Affiliate" shall mean any Person the employees of which, together with the employees of the Company or the Company Group, are required to be treated as employed by a single employer under the provisions of ERISA or Code Section 414.

                  (b) Each Employee Plan has been operated and administered in compliance with all applicable Laws, including ERISA and the Code, to the extent applicable.

                  (c) With respect to each Employee Plan, the Company has furnished to PSC and HCL true, correct and complete copies of:

                           (i) the plan documents (including amendments and summary plan descriptions);

                           (ii) the most recent determination letter received from applicable Governmental Bodies, including the U.S. Internal Revenue Service, if applicable;

                           (iii) the annual and other material reports required to be filed with any Governmental Body for the three most recent plan years of each such Employee Plan; and

                           (iv) all related trust, insurance or other funding Contracts that implement such Employee Plan.

                  (d) Except as set forth in Section 5.10(d) of the Company Disclosure Letter and to the extent of coverage required under Code
         Section 4980B, no written or oral representations have been made by, or on behalf of, the Company or any Company Group member to any employee or officer or former employee or officer of the Company or any Company Group member promising or guaranteeing any coverage under any employee welfare benefit plan (as defined in ERISA Section 3(1)) for any period of time beyond the end of the current plan year.

                  (e) Except as set forth in Section 5.10(e) of the Company Disclosure Letter, the consummation of the transactions contemplated by this Agreement will not:

                           (i) accelerate the time of payment or vesting, or increase the amount of compensation (including amounts due under an Employee Plan) due to any employee, officer, former employee or former officer of the Company or any Company Group member; or

                           (ii) require the Company or any Company Group member to make a larger contribution to, or pay greater benefits or provide owner rights under, any Employee Plan than it otherwise would.

                  (f) Where applicable, all Employees Plans have been placed with a reputable insurance company or private pension fund or in a separate trust. The Company has no reason to believe that the regular premium costs and financing obligations involved for the Company or any Company Group member with respect to any Employee Plan will substantially increase in the near future as a result of the transactions contemplated in this Agreement or any other reason whatsoever, except as a consequence of ordinary course salary increases.

                  (g) There is no amendment, modification or termination proposed, intended, in progress or communicated to the employees of the Company Group with respect to the Employee Plans which may result in a substantial increase of the costs involved therein compared to current costs.

                  (h) No Person holds as an asset of any Employee Plan a security issued by, or property leased to or occupied by, and no loan has been made out of an asset of any Employee Plan which is outstanding to, the Company, any Company Group member, PSC or HCL.

                  (i) No trustee of any Employee Plan has subjected the assets of any Employee Plan to any indemnity obligation. There is no loan outstanding from the Company or any Company Group member, PSC or HCL to any Employee Plan.

                  (j) No employee has received an increase in remuneration that is pensionable under any Employee Plan since the date on which the current administrative year of any such Employee Plan commenced. Except as set forth in Section 5.9(j) of the Company Disclosure Letter, neither the Company nor any Company Group member has (i) incurred a liability for breach or termination of an employment contract including, without limitation, a redundancy payment, protective award and compensation for wrongful dismissal, unfair dismissal, compensation for sex, race or disability discrimination and failure to comply with an order for the reinstatement or re-engagement of an employee; (ii) incurred a liability for breach or termination of a consultancy Contract; or (iii) made or agreed to make a payment or provided or agreed to provide a benefit to a present or former director, officer or employee of the Group Company or to any of their dependents in connection with the actual or proposed termination or suspension of employment or variation of an employment contract.

                  (k) Other than routine claims for benefits, there are no actions, suits, claims, audits or investigations pending or, to the Knowledge of the Company, threatened against, or with respect to, any of the Employee Plans or their assets, trustees or administrators; and all contributions required to be made to the Employee Plans have been made timely and in accordance with applicable Law.

                  (l) All reports, returns or filings required by any Government Body with respect to any Employee Plan have been timely filed in accordance in all material respects with all applicable requirements, except as could not reasonably be expected to have a Company Material Adverse Effect.

                  (m) No condition exists that would subject the Buyer, any ERISA Affiliate, the Company or any Company Group member to any excise tax, penalty tax or fine imposed by any jurisdiction related to any Employee Plan, including, but not limited to a violation of Section 406(a) or (b) of ERISA or any "prohibited transaction" (as defined in Code Section 4975(c)(1)).

                  (n) Except as set forth in Section 5.10(n) of the Company Disclosure Letter, all employees of the Company and the Company Group members are terminable at the will of the Company or the applicable Company Group member, and neither the Company, any Company Group member, nor any present or former director, officer, employee or agent of the Company, or any Company Group member, has made any binding commitments of the Company or any Company Group member, written or verbal, to any present or former, director, officer, employee or agent concerning his term, condition, benefits or employment (other than as expressly required by Law or stated in an applicable Employee Plan).

                  (o) None of the Company or any Company Group member is a party to any collective bargaining or other labor union contract, works counsel, staff association or other body representing any of its employees. No collective bargaining Contract is being negotiated by the Company or any Company Group member. The Company and each Company Group member are in compliance in all material respects with all applicable Laws respecting employment, employment practices and wages and hours. There is no pending or, to the Knowledge of the Company, threatened labor dispute, strike or work stoppage against the Company or any Company Group member that may materially interfere with respective business activities of the Company or any Company Group member. None of the Company, any Company Group member or any of their respective representatives or employees has committed any unfair labor practices in connection with the operation of the business of the Company and the Company Group, and there is no pending or, to the Knowledge of the Company, threatened charge or complaint against the Company or any Company Group member by any Governmental Body, including the National Labor of Relations Board or any comparable state agency.

                  (p) Set forth in Section 5.10(p) of the Company Disclosure Letter is a complete list of all current directors and officers of the Company and the Company Group member.

                  (q)      To the Company's Knowledge, except as set forth in
         Section 5.10(q) of the Company Disclosure Letter, none of the officers or key employees of the Company or any Company Group member require a work permit, visa or similar governmental authorization.

                  (r) Except as set forth in Section 5.10(r) of the Company Disclosure Letter, none of the officers or key employees is subject to any restrictive covenants with any previous employer.

                  (s) Except as set forth in Section 5.10(s) of the Company Disclosure Letter, neither the Company nor any Company Group member owes any amount to a present or former director, officer or employee of the Company or any Company Group member (or his dependant) other than for accrued remuneration or reimbursement of business expenses incurred in the ordinary course of business.

         5.11 Taxes. Except as set forth in Section 5.11 of the Company Disclosure Letter:

                  (a) The Company and each Company Group member have timely filed all U.S., Indian and other income tax returns and reports required by all applicable jurisdictions and other material returns and reports relating to any taxes required to be filed. Such reports and returns are true, correct and complete, except for such failures to be true, correct and complete as could not reasonably be expected to result in a Company Material Adverse Effect.

                  (b) The Company and each Company Group member have paid or made adequate provision in their respective financial records for all taxes owed except taxes that if not so paid or provided for could not reasonably be expected to result in a Company Material Adverse Effect, and, except as disclosed in Section 5.11 of the Company Disclosure Letter, no unpaid deficiencies in taxes or other governmental charges for any period have been proposed or assessed by any Governmental Body and, to the Knowledge of the Company, no

         Governmental Body is threatening to propose or assess against the Company or any Company Group member any such deficiency or charge that could reasonably be expected to result in a Company Material Adverse Effect.

                  (c) The Company and each Company Group member have withheld or collected and paid over to the appropriate Governmental Bodies or are properly holding for such payment all taxes required by Law to be withheld or collected, except for such failures to have so withheld or collected and paid over, or to be so holding for payment as could not reasonably be expected to result in a Company Material Adverse Effect.

                  (d) There are no liens for taxes upon the assets of the Company or any Company Group member, other than liens for current taxes not yet due and payable and liens for taxes that are being contested in good faith by appropriate proceedings diligently prosecuted and listed on Section 5.11(d) of the Company Disclosure Letter.

                  (e) There are no outstanding Contracts or waivers extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, taxes due from or with respect to the Company or any Company Group member for any taxable period.

                  (f) No claim has been made by a taxing authority in a jurisdiction in which the Company or any Company Group member does not file tax returns that the Company or any Company Group member is required to file tax returns in such jurisdiction, and, to the Company's Knowledge, no taxing authority could reasonably make such a claim.

                  (g) Neither the Company nor any Company Group member has any obligation or liability for the payment of taxes of any other Person arising as a result of any obligation to indemnify another Person or as a result of the Company or any Company Group member assuming or succeeding to the tax liability of any other Person as a successor, transferee or otherwise.

                  (h) All taxes accrued but not yet due and all contingent liabilities for taxes are adequately reflected in the reserves for taxes in the financial statements referred to in Section 5.6.

         5.12 Litigation. Except as set forth in Section 5.12 of the Company Disclosure Letter, there is no suit, claim, action, proceeding, or investigation pending or, to the Knowledge of the Company, threatened against the Company or any Company Group member or any of their respective properties or assets before any court, regulatory agency, or tribunal. Neither the Company nor any Company Group member is subject to any outstanding order, writ, injunction, or decree.

         5.13     Environmental Matters.

                  (a) Except for matters disclosed in Section 5.13 of the Company Disclosure Letter and except for matters that could not reasonably be expected to result in a Company Material Adverse Effect:

                           (i) the properties, operations and activities of the Company and the Company Group are and have at all times been in compliance with all applicable Environmental Laws (as defined below);

                           (ii) the Company and the Company Group and the properties and operations of the Company and the Company Group are not subject to any existing, pending or, to the knowledge of the Company, threatened action, suit, claim, investigation, inquiry or proceeding by or before any Governmental Body under any Environmental Laws;

                           (iii) all notices, permits, licenses, consents, authorizations, approvals, certificates variances, filings or similar authorizations ("Environmental Permits"), if any, required to be obtained or filed by the Company or any Company Group member under any Environmental Laws in connection with any aspect of the business of the Company or the Company Group, including without limitation those relating to the generation, management, treatment, storage, transportation, Disposal (as defined below) or Release (as defined below) of a hazardous or otherwise regulated substance, if applicable, have been duly obtained or filed and will remain valid and in effect after the transactions contemplated in this Agreement and the other Transaction Documents, and the Company and the Company Group are in compliance with the terms and conditions of all such Environmental Permits;

                           (iv) the Company and each Company Group member have satisfied and are currently in compliance with all financial responsibility requirements applicable to their operations and imposed by any Governmental Body under any Environmental Laws;

                           (v) to the Company's Knowledge, there are no environmental conditions existing on any current or former property of the Company or any Company Group member or resulting from the Company's or such Company Group member's operations or activities, past or present, at any location, that would give rise to any on-site or off-site Remediation (as defined below) obligations imposed on the Company or any Company Group member under any Environmental Laws;

                           (vi) to the Company's Knowledge, since the effective date of the relevant requirements of applicable Environmental Laws and the extent required by such applicable Environmental Laws, all Hazardous

                  Substances (as defined below) generated by the Company and the Company Group, if any, have been transported only by carriers authorized under Environmental Laws to transport such substances and wastes, and disposed of only to treatment, storage, and disposable facilities authorized under Environmental Laws to treat, store or dispose of such substances and wastes;

                           (vii) there has been no exposure of any person or property to Hazardous Substances, nor has there been any Release of Hazardous Substances into the environment by the Company or any Company Group member or in connection with their properties or operations that could reasonably be expected to give rise to any claim against the Company or any Company Group member for damages or compensation; and

                           (viii) the Company and the Company Group have made available to PSC and HCL all internal and external environmental audits and studies, consent decrees, injunctions, orders and all correspondence on substantial environmental matters (including any Remediation) in the possession of the Company or the Company Group relating to any of the current or former properties or operations of the Company and the Company Group; and

                           (ix) no current or former property owned, leased, occupied or used by the Company or any Company Group member is designated or listed in a register or other record of properties with respect to which there are environmental matters that may require Remediation.

                  (b)      For purposes of this Agreement, the term:

                           (i)      "Disposal" shall mean discharging,
                  depositing, injecting, dumping, spilling, leaking, or placing any Hazardous Material into, on or under any land or water so that such Hazardous Material or any constituent thereof may enter the environment or be emitted into the air or discharged into any waters, including groundwater;

                           (ii) "Environmental Laws" shall mean any and all federal, state, local and foreign Laws (including licenses and permits) of any Governmental Body pertaining to health, safety, or the environment in effect in any and all jurisdictions in which the Company and the Company Group own property or conduct business;

                           (iii)    "Hazardous Material" shall mean any
                  substance whether solid, liquid or gaseous that: (x) is listed, defined or regulated as a "hazardous substance," "hazardous material," "hazardous waste," "extremely hazardous waste," "toxic substance," "sludge," "solid waste," "pollutant," "contaminant," or otherwise classified as a hazardous, or toxic, in or pursuant to any Environmental Law; (y) is or contains asbestos, radon, any polychlorinated biphenyl, urea formaldehyde foam insulation, explosive or radioactive material, crude oil or any fraction thereof, or motor fuel or other refined or process petroleum hydrocarbons; or (z) causes or poses a threat to cause a contamination or nuisance to the property or any adjacent property or a hazard to the environment or the health or safety of persons on or about the property or any adjacent property;

                           (iv) "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment that is not authorized by Permit required by or from any Governmental Body pursuant to any Environmental Law;

                           (v) "Remediation" shall mean those actions taken in the event of a Release or threatened Release of a Hazardous Material into the environment, to prevent or minimize the Release of a Hazardous Material so that it does not migrate to cause substantial danger to present or future public health or welfare of the environment and includes, but is not limited to storage, confinement, dikes, trenches, ditches, clay cover, neutralization, cleanup, recycling, reuse, diversion, destruction, segregation dredging, excavation, repair, replacement, collection, treatment, incineration, monitoring, storage, transportation, and destruction.

         5.14 Insurance. The Company and the Company Group are currently insured, and during each of the past three (3) calendar years have been insured, in the amounts and for the risks set forth in Section 5.14 of the Company Disclosure Letter. Section 5.14 of the Company Disclosure Letter contains a complete listing and description of all insurance (and all self-insurance arrangements) maintained by the Company or any Subsidiary as of the date hereof that provides coverage for any current or contingent claim, indicating the form of coverage, name of carrier and broker, coverage limits and premium, expiration dates, deductibles, and all endorsements. No insurer has ever canceled or refused to accept or continue an insurance relationship with the Company or any Company Group member (or has ever threatened to do so) and to the Company's Knowledge, no facts or conditions exist that would adversely affect the ability of the Company to renew or obtain new insurance at comparable levels at rates not materially higher than present rates, except for such facts or conditions that generally affect companies similarly situated to the Company.

         5.15     Title to Properties; Entire Business.

                  (a) Except as set forth in Section 5.15(a) of the Company Disclosure Letter, the Company and the Company Group members have good title or a valid and subsisting leasehold interest in and to or a valid and enforceable license to use all material assets, properties and rights owned, used or held for use by them in the conduct of their business, in each case, free and clear of any Liens other than Permitted Liens (as defined below). The Company and the Company Group members own or have sufficient right to use all assets and properties necessary to conduct their businesses in the manner in which they are currently conducted, which assets are in good condition and repairs, ordinary wear and tear excepted, and (where applicable), are in good working order and have been properly and regularly maintained.

                  (b) Set forth in Section 5.15(b) of the Company Disclosure Letter is the street address, a description of the current use, and, if applicable, the development status of all real property that is owned or leased by the Company or any Company Group member (the "Real Property") and all other real property that the Company or any Company Group member is currently developing or has contracted to develop that is not Real Property (the "Development Property").

                  (c) Except as described on Section 5.15(b) of the Company Disclosure Letter, the Real Property and the Development Property is zoned or otherwise permitted for a classification that permits the continued use of the Real Property and the Development Property in the manner currently used by the Company or the applicable Company Group member, and permits the anticipated future use of the Development Property by the Company, Company Group member, or any future user of the Development Property known to the Company. The Company has not received notice of, and the Company has no Knowledge of, any pending or contemplated change in any Law applicable to the Real Property or the Development Property, or of any natural or artificial condition upon or affecting the Real Property, the Development Property, or any part thereof, any of which would result in any material change in the condition of the Real Property or the Development Property, or any part thereof, or in any way materially limit or impede the operation or development thereof. There are no actions pending or, to the Company's Knowledge, threatened that would alter the current zoning classification of the Real Property or the Development Property or alter any applicable Laws, covenants, conditions or restrictions that would adversely affect the use of the Real Property or the Development Property.

                  (d) Improvements on the Real Property and the Development Property were, or are designed to be, constructed in full compliance with, in all material respects, and remain in compliance with, in all material respects all applicable Laws, covenants, conditions and restrictions affecting the Real Property and the Development Property. Except as set forth in Section 5.15(d) of the Company Disclosure Letter, to the Knowledge of the Company, (i) all water, sewer, gas, electric, telephone, and drainage facilities, and other utilities required by applicable Laws for the normal and proper operation of the Real Property and the Development Property are installed to the property line and are adequate to serve the Real Property and the Development Property; (ii) all utilities serving the Real Property and the Development Property enter through currently effective public or private easements; and (iii) no fact or condition exists which would result in the termination of such utilities services to the Real Property or the Development Property.

                  (e) The Company has not received notice from any Governmental Body, and the Company has no Knowledge, of any circumstance requiring the correction of any condition with respect to the Real Property or the Development Property, or any part thereof, by reason of a violation of any Law. Neither the Company nor any Company Group member has received notice from any insurance company or Governmental Body of any defects or inadequacies in the Real Property, the Development Property, or the improvements thereon that would adversely affect the insurability or usability of the Real Property, the Development Property, or such improvements or prevent the issuance of new insurance policies thereon at rates not materially higher than present rates. The Company has not received any notice from any insurance company or board of fire underwriters requesting the performance of any material work or alteration with respect to the Real Property or Development Property, or requiring material increase in the insurance rates applicable to the Real Property or the Development Property. The Real Property and the Development Property comply, to the Company's Knowledge, with the requirements of all insurance carriers providing insurance therefor.

                  (f) To the Company's Knowledge, neither the Real Property nor the Development Property violates any restriction, condition, or Contract contained in any easement, restrictive covenant, or similar instrument or agreement affecting the Real Property, the Development Property, or any part thereof. Access to the Real Property and the Development Property is sufficient for the current use thereof by the Company or the applicable Company Group member and for any use by future users of the Development Property known to the Company. To the Knowledge of the Company, no fact or condition exists that would result in the termination of current access to or from the Real Property or the Development Property.

                  (g) The Company holds all Permits (including certificates of occupancy) which, to the Company's Knowledge, are required for the continued operation and/or the development of the Real Property and the Development Property as the same are currently operated, developed, or anticipated to be developed. To the Knowledge of the Company, no portion of the Real Property or the Development Property is situated in an area designated by a Governmental Body as having special flood or mudslide hazards. The Real Property and the Development Property are independent units which do not now rely on any facilities located on any property that is not part of the Real Property and the Development Property to fulfill any municipal or other governmental requirement, or for the furnishing to the Real Property and the Development Property of any essential building systems or utilities (including drainage facilities, catch basins, and retention ponds). No other building or other property that is not part of the Real Property or the Development Property relies upon any

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

         part of the Real Property or the Development Property to fulfill any municipal or other governmental requirement or to provide any essential building systems or utilities. Without limiting the generality of the foregoing, no reciprocal easement agreements affect the Real Property and the Development Property.

                  (h) Except as set forth in Section 5.15(h) of the Company Disclosure Letter, neither the Company nor, to the Company's Knowledge, any other Person has granted any rights, options, rights of first refusal, or any other agreements of any kind, which are currently in effect, to purchase or to otherwise acquire any interest in the Real Property or the Development Property, or any part thereof. Listed in
         Section 5.15(h) of the Company Disclosure Letter is all of the Real Property which is subject to any Contract for its lease, license or sublease ("Tenant Leases") or other possessory interests, including, but not limited to, conditional sale or other title retention agreements, reservations, options and rights of first refusal. Except for the Company, a Company Group member and the tenants, licensees or sublessees (hereinafter "Tenant") under the agreements described on
         Section 5.15(h) of the Company Disclosure Letter, there are no parties in possession of, or that have the right to possess, any portion of such Real Property as lessees, tenants at sufferance, or trespassers. The Company and each Company Group member, as applicable, has performed and complied with all of its obligations under the Tenant Leases as and when required, and there exists no fact or circumstance that, with or without notice or passage of time, or both, could constitute a default of the landlord or lessor under any of the Tenant Leases, or entitle any Tenant thereunder to any offset or defenses against the prompt and current payment of rent or the performance of any other obligation of the Tenant thereunder. There are no rental or other concessions of any nature granted to any Tenant under the Tenant Leases. There are no Tenant Leases or other agreements with respect to such Real Property that give any Tenant the right to purchase such Real Property or any part thereof. The rentals and other sums due or to become due under the Tenant Leases have not been, and will not be, assigned, encumbered or subjected to any Liens as of the Closing. The Company or a Company Group member is the owner of the entire lessor's interest in and to each of the Tenant Leases and none of the Tenant Leases or the rentals or other sums payable thereunder has been assigned or otherwise encumbered. The Company is the owner of the entire tenant's interest in and to each of the leases under which it is a tenant, and no such lease has been assigned or otherwise encumbered. There are no regulations, decrees, codes, ordinances, rules, or Laws of any governmental instrumentality, including Environmental Laws, or other agreements in effect (other than the Tenant Leases) which restrict in any way the rental that may be charged to tenants of any portion of the Real Property.

                  (i)      As used in this Agreement, a "Permitted Lien" means:

                           (i) a lien of a landlord, carrier, warehouseman, mechanic, materialman, or any other statutory lien arising in the ordinary course of

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

                  business that does not materially detract from the value of the encumbered property or assets or does not materially detract from or interfere with the use of the encumbered property or assets in the ordinary course of business;

                           (ii) a lien for taxes not yet due or being diligently contested in good faith in appropriate proceedings and that will not result in a Company Material Adverse Effect;

                           (iii) with respect to the right of the Company or the Company Group to use any property leased to the Company or the Company Group, a lien that arises by the terms of the applicable lease;

                           (iv) a purchase money security interest arising in the ordinary course of business that does not materially detract from the value of the encumbered property or assets or does not materially detract from or interfere with the use of the encumbered property or assets in the ordinary course of business; or

                           (v) any other lien that does not materially detract from the value of the encumbered property or assets or does not materially detract from or interfere with the use of the encumbered property or assets in the ordinary course of business.

         5.16     Intellectual Property Rights.

                  (a) Set forth in Section 5.16(a) of the Company Disclosure Letter is a complete list of (i) all Intellectual Property, including, without limitation, all patents and pending applications therefor, registrations of trademarks (including service marks) and pending applications therefor, and registrations of copyrights and applications therefor and registered mask works and pending applications therefor, that is owned by the Company or any of Company Group member and that are material to the operation of the Company's or any Company Group member's business (collectively, the "Company Owned IP"), (ii) all licenses and other Contracts pursuant to which the Company or any Company Group member is granted any rights to any Intellectual Property owned by any third party, that are material to the operation of the Company's or any Company Group member's business (other than standard, commercial shrink-wrap software for which, to the Company's Knowledge, the Company has obtained all appropriate third party licenses) (all of the foregoing under this clause (ii) collectively, the "Third Party Licenses") and (iii) all licenses and other Contracts under which the Company or any Company Group member has granted any rights to or transferred any Company owned IP. All current or former employees and independent contractors of the Company and any Company Group member have assigned in writing all of their rights in the Company Owned IP to the Company or a Company Group member, as applicable.

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

                  (b) The Company or a Company Group member is the owner, free and clear of any Liens, of or holds the necessary rights in all Intellectual Property material to the conduct of the business or necessary for the operation of the properties, assets and business of the Company and the Company Group members, except as could not individually or in the aggregate, have or reasonably be expected to have, a Company Material Adverse Effect. As used herein, "Intellectual Property" means all intellectual property, including, without limitation, all patents and pending patent applications, continuations, divisions, extensions, reissues, or reexaminations thereof, trademarks and pending trademark applications, trade dress, service marks and pending service mark applications, domain names, logos, commercial symbols, business name registrations, trade names, copyrights and copyright registrations, computer hardware and software, including source code, mask works and pending mask work registration applications, inventions, trade secrets, formulae, know-how, technical information, research data, research raw data, laboratory notebooks, procedures, designs, proprietary technology and information.

                  (c) Except as set forth in Section 5.16(c) of the Company Disclosure Letter, neither the Company nor any Company Group member has created any Liens, which convey to a third Person any rights in the Company Intellectual Property, limit the ability of the Company or any Company Group member to enforce or maintain the Intellectual Property or restrict the use by the Company or any Company Group member of the Intellectual Property in any way. The Company and the Company Group have all the rights necessary to license to third Persons the use of all Intellectual Property. Neither the Company nor any Company Group member is obligated to pay to any Person any royalty or other consideration in connection with the Intellectual Property, that taken as a whole is material to the operation of Company's or any Company Group member's business.

                  (d) To the Company's Knowledge, the Company and the Company Group are in compliance in all material respects with the Third Party Licenses that are material to the conduct of the business of the Company and the Company Group.

                  (e) The Company and the Company Group are not, and will not be as a result of the execution, delivery or performance of this Agreement, or the consummation of the transactions contemplated hereby, in breach, violation or, default of any Third Party Licenses that are material to the conduct of the business of the Company and the Company Group members and the rights of the Company or any Company Group member in the Intellectual Property will not be materially and adversely affected by the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby or in the other Transaction Documents.

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

                  (f) The use of processes, methods, software and technologies by the Company or the Company Group members or their licensees or sublicensees, to the Company's Knowledge, does not and would not infringe and does not and will not result in the misappropriation or other unauthorized use of the Intellectual Property of any third party except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

                  (g) There are no allegations, claims, suits or proceedings instituted or pending against the Company, or, to the Company's Knowledge, against any other Person, which challenge the Company's or any Company Group member's rights in the Intellectual Property or the ownership (with respect to Company Owned IP), validity, priority, enforceability, scope or effectiveness of any of the Intellectual Property, including without limitation any interferences, oppositions, cancellations or other contested proceedings and, to the Knowledge of the Company, there are no threats of the same.

                  (h) Except as set forth in Section 5.16(h) of the Company Disclosure Letter, to the Company's Knowledge, there is no unauthorized use, infringement or misappropriation of the Intellectual Property by any third Person, including any employee or former employee of the Company or any Company Group member, except as could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Commercially reasonable measures have been taken to maintain the confidentiality of the inventions, trade secrets, formulas, know-how, technical information, research data, procedures, designs, proprietary technology and information of the Company and the Company Group and all other information the value of which to the Company or any Company Group member is contingent upon maintenance of the confidentiality thereof. Without limiting the generality of the foregoing, each employee or independent contractor of the Company or any Company Group member who was involved in the development of Intellectual Property or who has had access to proprietary information of the Intellectual Property (subject to the Third Party Licenses) has entered into a Contract for maintaining all confidential information of the Company or such Company Group member. No source code or object code of any Company Owned IP that is material to the conduct of the business is subject to escrow and such source code has not been disclosed to any third Person.

                  (i) Except as set forth in Section 5.16(i) of the Company Disclosure Letter, no current or former employee or independent contractor of the Company or any Company Group member owns or has claimed an interest in any Intellectual Property material to the conduct of its business.

                  (j) Except as set forth in Section 5.16(j) of the Company Disclosure Letter, neither the Company nor any Company Group member has entered into any contract to indemnify any other Person for or against any charge of infringement or misappropriate of, or interference or conflict with respect to, any of the Company's Intellectual Property.

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

         5.17     Major Customers.

                  (a) Section 5.17 of the Company Disclosure Letter contains a list of: (i) the customers of the Company or any Company Group member from whom the Company and the Company Group members, collectively, generated 80% of their aggregate revenues during period from October 1, 2002 through September 30, 2003 and (ii) all customers of the Company or any Company Group members that are not identified in
         Section 5.17(a)(i) and that have entered into a contract or contracts with the Company or a Company Group member with a total future contract value in excess of two million dollars ($2,000,000) (collectively, the "Major Customers"); (iii) the amount of revenues attributable to each Major Customer in the fiscal year ended December 31, 2002; (iv) the amount of revenues attributable to each Major Customer during the one month period ended January 31, 2003; (v) the scheduled expiration date of the respective contracts between the Company, any Company Group member and the Major Customers (the "Customer Contracts"), as applicable; and (vi) the provisions of each Customer Contract relating to a change of control of the Company or any Company Group member, as applicable.

                  (b) Except as could not reasonably be expected to have a Company Material Adverse Effect, or as set forth in Section 5.17(b) of the Company Disclosure Letter, since January 1, 2002: (i) none of the Major Customers has terminated or adversely altered its relationship with the Company or any Company Group member other than in the ordinary course of business, or, to the Company's Knowledge, threatened to do so or otherwise notified the Company or any Company Group member of its intention to do so; and (ii) there has been no dispute with any of the Major Customers.

         5.18     Material Agreements.

                  (a) Set forth in Section 5.18(a)(i) of the Company Disclosure Letter lists each of the following Contracts (including all amendments thereto) to which the Company or any Company Group member is a party or a beneficiary or by which the Company, any Company Group member or any of their respective assets is bound (collectively, the "Material Agreements"):

                           (i) master agreements pursuant to which the Company or any Company Group member sells or distributes any products or services, and any task orders relating to such master agreements having a value in excess of $20,000 per month (or the equivalent in the currency specified in the agreement);

                           (ii) real estate leases, subleases and licenses for Real Property;

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

                           (iii) Contracts concerning the sale or purchase of Real Property or Development Property;

                           (iv) Contracts evidencing, securing or otherwise relating to any indebtedness for borrowed money for which the Company or any Company Group member is, directly or indirectly, liable;

                           (v) capital or operating leases or conditional sales Contracts having a value in excess of $20,000 (or the equivalent in the currency specified in the agreement);

                           (vi)     insurance policies;

                           (vii)    Employment Agreements;

                           (viii) Contracts other than Employment Agreements (or employment, severance, separation, consultant and non-competition contracts terminable at will or upon not more than 30 days prior written notice without triggering any severance obligation or other obligation to the Company or any Company Group member) with or for the benefit of any equity holder, director, officer, key employee, or key consultant (or any Person that, to the Company's Knowledge, claims or has any basis to claim any rights as such) of the Company or any Company Group member;

                           (ix)     Third Party Licenses and License Agreements;

                           (x) any partnership, joint venture, consortium, or other similar Contract;

                           (xi) any other Contract pursuant to which the Company or any Company Group member could be required to make or entitled to receive aggregate payments or other aggregate value in excess of $20,000 (or the equivalent in the currency specified in the Contract);

                           (xii)    Contracts with Governmental Bodies,
                  including, without limitation, concerning concessions, grants, subsidies or tax matters, other than customs bonding Contracts and any other Contracts the failure of which to have in effect could not reasonably be expected to result in a Company Material Adverse Effect;

                           (xiii) guarantee, surety, or indemnity Contracts other than as set forth in any Third Party Licenses or License Agreements or other agreements entered into in the ordinary course of business;

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

                           (xiv) any Contract purporting to restrict the ability of the Company or any Company Group member to compete or to provide products or services or pursuant to which the Company or any Company Group member so restricts or limits a third Person; and

                           (xv) Contracts granting any Person power of attorney or other similar authority (other than to directors, officers and employees in the ordinary course of business).

                  (b) Except as described in Section 5.18(b) of the Company Disclosure Letter, (i) each Material Agreement is valid, binding, and in full force and effect and enforceable against the Company or the applicable Company Group member, and, to the Company's Knowledge, the other parties thereto in accordance with its terms; (ii) the Company or the applicable Company Group member has performed all of its obligations under each Material Agreement, and there exists no breach or default (or event that with notice or lapse of time would constitute a breach or default) on the part of the Company or the applicable Company Group member or, to the Company's Knowledge, on the part of any other party under any Material Agreement; (iii) there has been no termination or notice of default or, to the Company's Knowledge, any threatened termination or basis for any termination under any Material Agreement; and (iv) to the Company's Knowledge, no party to a Material Agreement intends to alter its relationship with the Company or the applicable Company Group member, as a result of or in connection with the acquisition contemplated by the Transaction Documents or has been threatened with bankruptcy or insolvency.

         5.19     Insider Interests.

                  (a) Except as set forth in Section 5.19 of the Company Disclosure Letter, to the Company's Knowledge, no officer, director, manager, employee (or any member of the immediate family of any of the foregoing) or agent of the Company or any Company Group member or any Affiliate of any officer, director or manager of the Company or any Company Group member:

                           (i) has any interest in any assets or property (whether real or personal, tangible or intangible) of or used in the business of the Company or any Company Group member (other than as an owner of outstanding securities of the Company);

                           (ii) is indebted or otherwise obligated to the Company or any Company Group member (other than expense advances in the ordinary course of business); or

                           (iii) is a party to any Contract with the Company or any Company Group members, other than employment severance, separation, consultant and non-competition Contracts terminable at will or upon not

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

                  more than 30 days prior written notice without triggering any severance obligation or other obligation to the Company or any Company Group member.

                  (b) Neither the Company nor any Company Group member is indebted or otherwise obligated to any such Person described in Section 5.19(a), except for amounts due under normal arrangements applicable to all employees generally as to salary or reimbursement of ordinary business expenses not unusual in amount or significance.

                  (c) As of the date of this Agreement, except for claims and proceedings listed on Section 5.19 of the Company Disclosure Letter, to the Company's Knowledge, there are no pending or threatened Claims for indemnification from the Company or any Company Group member under applicable Law, or the organizational documents of the Company or any Company Group member or any insurance policy maintained by the Company or any Company Group member.

         5.20 Illegal Payments. Neither the Company, any Company Group member, any director or officer, nor, to the Company's Knowledge, any agent, employee, Affiliate or immediate family member of any of the foregoing has (a) used any funds of the Company or any Company Group member for contributions, gifts, entertainment, or other expenses relating to political activity in violation of applicable Law, (b) made any payment on behalf of or for the benefit of the Company or any Company Group member to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns in violation of applicable Law, or (c) made any other payment on behalf of or for the benefit of the Company or any Company Group member in violation of applicable Law.

                                   ARTICLE VI
                            COVENANTS AND AGREEMENTS

         6.1      Conduct of Business.

                  (a) Except as expressly contemplated by this Agreement or except as otherwise expressly approved by a majority of the Board of Directors (including one (1) representative of each of HCL and PSC specifically designated in writing for this purpose by notice delivered to PSC by HCL, on the one hand, and to HCL by PSC, on the other hand, no later than the date of this Agreement) at a legally convened meeting of the Board of Directors of the Company or by the affirmative vote of both HCL and PSC (in their capacities as stockholders of the Company) at a meeting of the stockholders (or by written consent) during the period from the Effective Date until the Closing (the "Interim Period") the Company will (and the Company shall cause each Company Group member to):

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

                           (i) conduct its business solely in the ordinary course consistent with past practices;

                           (ii) not intentionally take any action that, or intentionally omit to take any action the failure to take which, results in or could reasonably be expected to result in, a Company Material Adverse Effect; and

                           (iii) use its commercially reasonable efforts to preserve intact the business organization of the Company and each Company Group member, to keep available the services of its and their present officers and key employees, consultants, advisors and managers and to maintain satisfactory relationships with customers, agents, re-insurers, suppliers, and other persons having business relationships with the Company or Company Group members, and, in each case, each of HCL and PSC agrees not to cause or support any action by the Company or any Company Group member in contravention of any of the foregoing (and agrees to instruct each of its representatives who serves as manager, director, officer, employee, consultant or agent of or to the Company or any Company Group member not to cause or support any such action by the Company or any Company Group member).

                  (b) Without limiting the provisions of Section 6.1(a), except as otherwise expressly provided in this Agreement or as authorized in writing by HCL and PSC, or as expressly approved by a majority of the Board of Directors (including one (1) representative of each of HCL and PSC specifically designated in writing for this purpose by notice delivered to PSC by HCL, on the one hand, and to HCL by PSC, on the other hand, no later than the date of this Agreement) at a legally convened meeting of the Board of Directors of the Company or by the affirmative vote of both PSC and HCL(in their capacities as stockholders of the Company) at a meeting of the stockholders (or by written consent), neither the Company nor any Company Group member will, and each of HCL and PSC agrees not to cause or otherwise support any action by the Company or any Company Group member (and agrees to instruct each of its representatives who serve as manager, director, officer, employee, consultant or agent of or to the Company or any Company Group member not to cause or support any such action by the Company or any Company Group member by delivering to each such Person the letter attached hereto as Exhibit Z) to:

                           (i) issue, sell, or dispose of shares of capital stock of any class of the Company or any Company Group member, or securities convertible into or exchangeable for any such shares or securities, or any rights, warrants, or options to acquire any such shares or securities, other than shares of capital stock issued upon exercise of the Company Group Options disclosed in Section 5.3 of the Disclosure Letter, in each case in accordance with the terms of such options;

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

                           (ii) redeem, purchase, or otherwise acquire, or propose to redeem, purchase, or otherwise acquire, any of its outstanding capital stock, or other securities of the Company or Company Group member;

                           (iii) split, combine, subdivide, or reclassify any of its capital stock or declare, set aside, make, or pay any dividend or distribution on any shares of its capital stock except for dividends or distributions to the Company and Company Group members from their respective Group members;

                           (iv) sell, pledge, dispose of, or encumber any of its assets, except for sales, pledges, dispositions, or encumbrances in the ordinary course of business consistent with past practices or between the Company and Company Group members;

                           (v) incur or modify any indebtedness or issue or sell any debt securities, or assume, guarantee, endorse, or otherwise as an accommodation become absolutely or contingently responsible for obligations of any other person, or make any loans or advances;

                           (vi) adopt or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other employee benefit, trusts, plans, funds, or other Contracts for the benefit or welfare of any manager, director, officer, consultant or employee, or (except for normal increases in the ordinary course of business that are consistent with past practices and that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company or Company Group member) increase in any manner the compensation or fringe benefits of any manager, director, officer, consultant or employee or pay any benefit not required by any existing plan or arrangement (including, without limitation, the granting or vesting of stock options or stock appreciation rights) or take any action or grant any benefit not expressly required under the terms of any existing trusts, plans, funds, or other such Contracts or enter into any Contract to do any of the foregoing; or make or agree to make any payments to any managers, directors, officers, agents, contractors, consultants or employees relating to a change or potential change in control of the Company or any Company Group member;

                           (vii) acquire by merger, consolidation, or acquisition of stock or assets any corporation, partnership, or other business organization or division or make any investment either by purchase of stock or securities, contributions to capital (other than to wholly-owned subsidiaries), property transfer, or purchase of any material amount of property or assets, in any other Person;

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

                           (viii) amend its certificate of incorporation, bylaws or other comparable charter or organizational documents, or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure, jurisdiction the Laws under which it is organized or ownership of any Company Group member;

                           (ix) take any action other than in the ordinary course of business and consistent with past practices, to pay, discharge, settle, or satisfy any claim, liability, or obligation (absolute or contingent, accrued or unaccrued, asserted or unasserted, or otherwise);

                           (x)      change any method of accounting or
                  accounting practice used by the Company or any Company Group member, except for any change required by reason of a concurrent change in applicable generally accepted accounting principles;

                           (xi) revalue in any respect any of its assets, including, without limitation, writing off notes or accounts receivable other than in the ordinary course of business consistent with past practices;

                           (xii) authorize or make any new expenditure not permitted under the then current, board-approved budget;

                           (xiii) make any tax election, settle or compromise any federal, state, local or foreign tax liability, consent to the extension of time for the assessment or collection of any federal, state, local or foreign tax, or take any action that would cause HPS Mauritius or HPS India to constitute a per se corporation under U. S. Treasury Regulation Section 301.7701-2(b)(8)(i) or make any other significant decision regarding any significant Tax matter;

                           (xiv)    settle or compromise any pending or
                  threatened suit, action, or claim that is material, individually or when aggregated with other suits, actions or claims, to the Company and the Company Group taken as a whole or relevant to the transactions contemplated by this Agreement;

                           (xv) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of the Company or any Company Group member;

                           (xvi)    enter into any collective bargaining
                  Contract;

                           (xvii) engage in any transaction with, or enter into any Contract, with, directly or indirectly, any Company Group member, PSC Group member or HCL Group member other than pursuant to such Contracts

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

                  existing on the date of this Agreement and disclosed on the Disclosure Letter or other than pursuant to the procedures in place on the date hereof governing transactions between any Company Group Member and the stockholders of the Company; or

                           (xviii)  voluntarily take any action or willfully
                  omit to take any action that could make any disclosure in
                  Article V untrue or incorrect in any material respect at any time, including as of the Closing Date as if made as of that date.

         6.2      [INTENTIONALLY OMITTED]

         6.3 Continuing Disclosures. During the period between the completion of the Auction and the Closing, the Buyer will be entitled to receive such monthly operating reports, budgets, financial statements and projections, and copies of material reports and communications (including material communications with customers, suppliers and employees) prepared by, for or delivered to management (including the Board of Directors) of the Company or any Company Group member as the Buyer may reasonably request.

         6.4      [INTENTIONALLY OMITTED]

         6.5      Fulfillment of Conditions and Obligations.

                  (a) Each of PSC and HCL agrees not to take any action (and agrees not to cause or support any action by the Company or any Company Group member (and agrees to instruct each of its representatives who serve as manager, director, officer, employee, consultant or agent of or to the Company or any Company Group member not to cause or support any such action by the Company or any Company Group member)) that would cause the conditions on the obligations of the parties to effect the transactions contemplated by this Agreement and the other Transaction Documents not to be fulfilled, including without limitation by taking or causing to be taken any action that would cause their respective representations and warranties in this Agreement not to be true and correct as of the Closing. Each of PSC and HCL will take all commercially reasonable steps within its power (including by taking steps in its capacity as a stockholder of the Company) to cause to be fulfilled the conditions precedent to the obligations of the other parties hereto to consummate the transactions contemplated by this Agreement that are dependent on the actions of PSC or HCL, respectively.

                  (b) Without limiting the foregoing, each of PSC and HCL agrees that during the Interim Period it will not directly or indirectly take any action (and agrees not to cause or support any action by the Company or any Company Group member (and agrees to instruct each of its representatives who serve as manager, director, officer, employee, consultant or agent of or to the Company or any Company Group member not to cause or support any such action by the Company or any Company Group member)) that would cause the rescission or cancellation of any action validly taken by the Board of Directors of the Company or any member of its Group for purposes of implementing the transactions contemplated by this Agreement in accordance with the terms of this Agreement.

         6.6 Publicity. PSC, HCL and the Company will reasonably cooperate with each other in the development and distribution of all news releases and other public disclosures relating to the transactions contemplated by this Agreement. In furtherance of the foregoing, during the Interim Period, neither PSC, HCL nor the Company will issue or make, directly or indirectly, any press release or public announcement concerning the transactions contemplated by this Agreement without obtaining the prior written consent of PSC and HCL to such press release (which consent will not be unreasonably withheld) except as may reasonably be deemed, upon advice of legal counsel to the disclosing party, to be required under applicable legal and stock market requirements. In any such event, the non-disclosing party shall, to the extent practicable, be afforded a reasonable opportunity to review and comment upon any such disclosure prior to such disclosure.

         6.7 Transaction Costs. Except for the fees of the Agent, which will be shared equally by PSC and HCL, each of PSC, HCL and the Company will pay all transaction costs and expenses (including legal, accounting, and other professional fees) that it incurs in connection with the negotiation, execution, and performance of this Agreement and the transactions contemplated by this Agreement; provided, that PSC shall pay (a) the capital duties, stamp taxes and any other similar third party ministerial levies, charges, costs and expenses (including notary and filing fees) incurred by the Company in converting to a B.V. or incurred by the Company, HCL or HCL Bermuda in consummating the transactions contemplated hereby that would not have been incurred by the Company, HCL or HCL Bermuda, as applicable, had the transactions contemplated hereby been completed as a direct sale of the PSC Company Shares to HCL Bermuda, or a direct sale of the HCL Company Shares to PSC, as applicable, and (b) up to $150,000 U.S. in professional fees and expenses actually incurred (as evidenced by actual third-party invoices provided to PSC for review) by HCL no later than six (6) months following the Effective Date for Tax advice it seeks concerning the transactions described in Section 2.1(a) and the implementation thereof.

         6.8      Nondisclosure.

                  (a) Each of PSC and HCL has been and will be provided with written and oral information regarding the other (and the other's Group) that is either non-public, confidential or proprietary in nature (any written or oral non-public, confidential or proprietary information, "Confidential Information"). Each of PSC and HCL agrees, for the periods specified in Section 6.8(b), to treat any and all Confidential Information regarding the other (and the other party's Group) that has been or will be communicated to it by or on behalf of the other parties to this Agreement, whether before or after the date of this Agreement, as strictly confidential, and will not use such Confidential Information for purposes other than in connection with the transactions contemplated by this Agreement and the other Transaction Documents or otherwise directly or indirectly disclose any Confidential Information to any Person except as expressly authorized herein. Each of PSC and HCL further agrees, to the extent it is the Seller under this Agreement, that for the periods specified in Section 6.8(b), it will not divulge, communicate, use to the detriment of the Company or its Group members or use for the benefit of any other Person, including itself or its Affiliates, any Confidential Information of the Company or any Company Group member, and that any such Confidential Information was received in confidence and constitutes assets of the Company or the applicable Company Group member, as the case may be, and that after the Closing the Seller shall have no right to any of such Confidential Information or the use thereof for the applicable periods specified in Section 6.8(b).

                  (b) The obligations contained in this Section 6.8 shall commence on the date hereof with respect to the obligation of PSC and HCL with respect to Confidential Information of the other (and the other party's Group), and on the Closing Date with respect to the obligation of the Seller with respect to Confidential Information of the Company and the Company's Group, and shall continue (i) indefinitely, with respect to all issued patents and pending patent applications, including continuations, divisions, extensions, or reissues thereof and any and all information and communications concerning reexaminations or the strengths and weaknesses of any such issued patents or pending patent applications, all patentable processes, patentable methods, patentable business methods, and patentable designs and systems, unpublished copyrighted works, proprietary computer hardware and software, including proprietary source code, proprietary inventions, trade secrets, proprietary formulae, proprietary know-how, proprietary technical information, proprietary research data, proprietary laboratory notebooks, proprietary procedures, proprietary designs, proprietary technology and information, but excluding, with respect to all of the foregoing, customer lists and contact information, marketing data and marketing materials and financial information, (the foregoing items collectively, "Proprietary Information"), and (ii) for the three (3) year period following the Closing Date with respect to all Confidential Information other than Proprietary Information.

                  (c) For purposes of this Agreement, Confidential Information will not include information that (i) the receiving party independently developed or obtained from a source not under an obligation of confidentiality unless such Confidential Information was unlawfully disclosed by such source, (ii) is or becomes publicly available through no fault or action of the receiving party in violation of this Section 6.8, (iii) the receiving party receives the prior written consent of the disclosing party to disclose, or (iv) the receiving party is required by Law to disclose. Notwithstanding the foregoing, if the receiving party is required by Law or receives an inquiry or request from a Governmental Body to disclose information that otherwise would constitute Confidential Information, then the receiving party shall promptly notify, to the extent lawful, the other party in writing so that the other party may, to the extent available, seek a protective order or other appropriate remedy. If such protective order or other remedy is not obtained prior to the deadline for disclosure, the receiving party will furnish only that portion of the Information that it is advised by counsel is legally required to be so disclosed and the receiving party shall exercise its commercially reasonable efforts to obtain reasonable assurances that confidential treatment will be accorded to the Confidential Information.

                  (d) Each of PSC, HCL and the Company agrees that (a) the fact that the parties are engaging in discussions with respect to the transactions contemplated by this Agreement and the other Transaction Documents, and (b) the terms, conditions or other facts with respect to the transactions contemplated by this Agreement and the other Transaction Documents, including the terms of this Agreement and the other Transaction Documents, shall be deemed to be Confidential Information by each party and shall be subject to the limitations set forth herein with respect thereto.

                  (e) Notwithstanding the foregoing, each of PSC, HCL and the Company may disclose another party's Confidential Information and the other information referred to in this Section 6.8 to (i) members of its Group; (ii) managers, directors, officers, employees, advisors or representatives on a need-to-know basis solely in connection with its evaluation of the transactions contemplated by this Agreement and the other Transaction Documents; provided that such manager, director, officer, employee, advisor or representative is not, to the Knowledge of the disclosing party, a competitor or an Affiliate of a competitor of any party to this Agreement or (iii) its stock exchanges to the extent required by applicable law or the listing agreement to which it is a party. Each of PSC, HCL and the Company will be responsible for any breach of the terms of this Section 6.8 by any of its managers, directors, officers, employees, advisors or representatives to whom it has provided any Confidential Information. In addition, each of PSC, HCL and the Company (and each of their respective representatives) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and the other Transaction Documents; provided, however, that except as provided in Section 6.8(c) none of the foregoing parties (nor any of their representatives) may disclose any information that is not necessary to understanding the tax treatment and tax structure of any of the transactions contemplated by this Agreement and the other Transaction Documents (including the identity of the parties and any information that could lead another to determine the identity of the parties).

                  (f) After Closing, at the request of the applicable disclosing party, or if this Agreement is terminated in accordance with its terms, HCL, on the one hand, and PSC, on the other hand, will return all copies of the other party's Confidential Information (including the return of all such Confidential Information of the

         Company by the Seller) received by it or its representatives (including, but not limited to, all reproductions and derivations thereof), or notify the other party in writing that all of the other party's Confidential Information (and reproductions and derivations) have been destroyed.

         6.9 Name Change. On or as soon as possible after the Closing Date, but in any event within forty (40) calendar days after the Closing Date (one hundred (100) calendar days in the case of India), the Buyer will take all actions required to change the name of the Company and each Company Group member to a name bearing no similarity to the Seller's name, and will cause the Company and the Company Group members to file all documents necessary to effect such a name change (provided, that where PSC is the Seller, PSC shall take all such actions with respect to the Company, and HCL shall take all such actions with respect to the other Company Group members). Subject to the preceding sentence, any licenses granted by the Seller to the Company or any Company Group member to carry (part) of the Seller's name is terminated as of the Closing Date. The Company, for itself and on behalf of its Group, further agrees that during the pendency of the name changes required pursuant to this Section 6.9, it shall not take any action, directly or indirectly, to present itself or to hold itself out, in any manner whatsoever, as being affiliated with the Seller or its Group and will take all reasonable actions to inform any third party with which it is interacting that it is not affiliated with the Seller or its Group if it becomes aware that the third party believes that the Company and its Group is affiliated with the Seller and its Group. The Company, PSC and HCL each agree that the name "HPS" is not an acceptable alternative to the current name of the Company or any Company Group member and therefore will not become the new name or any part of the new name of the Company or any Company Group member.

         6.10     [INTENTIONALLY OMITTED]

         6.11 Stockholders and Stand Down Agreements. During the Interim Period, the Stockholders Agreement dated March 26, 1996 by and among HCL, PSC and Sinha & Lariviere, as amended from time to time (the "Company Stockholders Agreement"), and the Stand Down Agreement dated November 15, 2002 among PSC, HCL, the Company, HCLT, Vineet Nayyar and Chander P. Gurnani (the "Stand Down Agreement"), shall continue in full force and effect.

         6.12 Treatment of Group Agreements. Each of the Company, PSC and HCL agree that, unless otherwise terminated in accordance with their terms, the PSC Group Agreements and the HCL Group Agreements will remain in full force and effect in accordance with their respective terms from and after the Effective Date.

         6.13 Releases. The releases set forth in this Section 6.13 shall have effect from and after the Closing Date. For purposes of this Section 6.13, references to PSC and its Group shall mean PSC and its Group as defined in
Section 9.14(d) on a pre-Closing basis, (2) references to HCL and its Group shall mean HCL and its Group as defined in Section 9.14(d) on a pre-Closing basis, (3) references to the Company and its

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

Group shall refer to the Company and its Group as defined in Section 9.15(d) on a pre-Closing basis and (4) references to HPS Mauritius and its Group (other than the Company) shall refer to HPS Mauritius and its Group as defined in
Section 9.14(d) on a pre-Closing basis:

                  (a)      Release of Seller.

                           (i) As a material inducement to HCL to enter into this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby and thereby, effective as of the Closing, if HCL is the Seller, the Company for itself, and on behalf of its Group members and their respective present and former managers, directors, officers, employees, Affiliates (other than the PSC Group), associates, representatives, agents, attorneys, administrators, successors and assigns (collectively, the "Company Releasing Parties") hereby fully, irrevocably and unconditionally releases and forever discharges and, in the event there is any claim by any Company Releasing Party, agrees to hold harmless Seller, its Group members and each of their respective present and former equity holders, predecessors, successors and assigns and, except to the extent limited by the Release Limitations, their respective present and former managers, directors, officers, employees, Affiliates (other than the Company Group), consultants, associates, representatives, agents and administrators (all such released parties collectively, the "Seller Released Parties") from any and all liabilities, obligations, claims, demands, actions, causes of action, losses, contingencies, damages, costs, expenses, including court costs and attorney's fees, acts, promises and Contracts of every kind or character, known or unknown, suspected or unsuspected, fixed or contingent, whether under state, federal, local or foreign Law, the common law, or otherwise (collectively "Released Claims"), that the Company Releasing Parties may have or claim to have against any of the Seller Released Parties, including, without limitation, any Released Claims arising out of or relating to Seller's (or any member of Seller's Group) status as a stockholder of the Company or the Seller's (or any member of Seller's Group's) participation (directly or indirectly), if any, in the management of the Company Group or any member of the Company Group, the HCL Estopped Claims, use of Company Group personnel for commercial purposes for the sole benefit of the Seller Group, loss of Company Group corporate opportunity as a result of Seller Group actions, including, without limitation, through the use of the Confidential Information of the Company Group, and any unlawful or fraudulent actions under any Law that occurred prior to November 3, 2003; provided, that, subject to the last sentence of this Section 6.13(a)(i), the foregoing will not release, waive or prejudice any rights that the Company (or any Company Group member) may have (1) under the HCL Group Agreements (except for the HCL Estopped Claims) or this Agreement, (2) in respect of the theft or misappropriation of physical, tangible assets of the Company Group by any Seller Released Party ("HCL Seller Party Theft"),
                  (3) in respect of any claim from a Person other than a Company Releasing Party or a PSC Releasing Party ("HCL Seller Third Person Claim"); (4) in respect of any activities by any Seller Released Party during the period from November 15, 2002 through November 3, 2003 that constitutes fraud or is unlawful under New York law (and not under the laws of any other jurisdiction that would apply under any conflict of laws rule or principle or any treaty) and that involve direct (but excluding indirect and consequential) financial damages in an aggregate amount in excess of $2,000,000; and (5) in respect of any activity by any Seller Released Party during the period from November 4, 2003 through the Closing Date that constitutes fraud or is unlawful under any Law. Notwithstanding the provisions of Section 8.4, the right of any Company Releasing Party to bring a claim for HCL Seller Party Theft and HCL Seller Third Person Claims will survive only until the expiration of the statute of limitations applicable to such claim, and the right of any Company Releasing Party to bring a claim under the foregoing clause
                  (4) will survive only until the first anniversary of the Closing Date, and thereafter the rights referenced in this sentence automatically will expire and terminate.

                           (ii) As a material inducement to PSC to enter into this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby and thereby, effective as of the Closing, if PSC is the Seller, HPS Mauritius for itself, and on behalf of the Company Group members that become members of the HCL Group at Closing and their respective present and former managers, directors, officers, employees, Affiliates (other than the HCL Group), associates, representatives, agents, attorneys, administrators, successors and assigns (collectively, the "Mauritius Releasing Parties") hereby fully, irrevocably and unconditionally releases and forever discharges and, in the event there is any claim by any Mauritius Releasing Party, agrees to hold harmless the Seller Released Parties from any and all Released Claims (except to the extent limited by the Release Limitations) that the Mauritius Releasing Parties may have or claim to have against any of the Seller Released Parties, including, without limitation, any Released Claims arising out of or relating to Seller's (or any member of Seller's Group's) status as a stockholder of the Company or the Seller's (or any member of Seller's Group's) participation (directly or indirectly), if any, in the management of the Company Group or any member of the Company Group, the PSC Estopped Claims, use of Company Group personnel for commercial purposes for the sole benefit of the Seller Group, loss of Company Group corporate opportunity as a result of Seller Group actions, including, without limitation, through the use of the Confidential Information of the Company Group, and any unlawful or fraudulent actions under any Law that occurred prior to November 3, 2003; provided, that, subject to the last sentence of this Section 6.13(a)(ii), the foregoing release will not release, waive or prejudice any rights that the Company Group members that become members of the HCL Group at Closing may have (1) under the PSC Group Agreements (except for the PSC Estopped Claims) or this Agreement, (2) in respect of the theft or misappropriation of physical, tangible assets of the Company Group members that become members of the HCL Group at Closing by any Seller Released Party ("PSC Seller Party Theft"), (3) in respect of any claim from a Person other than a Mauritius Releasing Party or an HCL Releasing Party ("PSC Seller Third Person Claim");
                  (4) in respect of any other activity by any Seller Released Party during the period from November 15, 2002 through November 3, 2003 that constitutes fraud or is unlawful under New York law (and not under the laws of any other jurisdiction that would apply under any conflict of laws rule or principle or any treaty) and that involve direct (but excluding indirect and consequential) financial damages in an aggregate amount in excess of $2,000,000; and (5) in respect of any activity by any Seller Released Party during the period from November 4, 2003 through the Closing Date that constitutes fraud or is unlawful under any Law. Notwithstanding the provisions of
                  Section 8.4, the right of any Mauritius Releasing Party to bring a claim for PSC Seller Party Theft and PSC Seller Third Person Claims will survive only until the expiration of the statute of limitations applicable to such claim, and the right of any Mauritius Releasing Party to bring a claim under the foregoing clause (4) will survive only until the first anniversary of the Closing Date, and thereafter the rights referenced in this sentence automatically will expire and terminate.

                  (b)      Release of the Company and Mauritius Released
Parties.

                           (i) As a material inducement to PSC and the Company to enter into this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby and thereby, effective as of the Closing, if HCL is the Seller, the Seller for itself, and on behalf of its Group members and their respective equity holders, managers, directors, officers, employees, Affiliates (other than the Company Group), associates, representatives, agents, attorneys, administrators, successors and assigns (collectively, the "Seller Releasing Parties") hereby fully, irrevocably and unconditionally releases and forever discharges and, in the event there is a claim by any Seller Releasing Party, agrees to hold harmless the Company Group members and each of their respective present and former attorneys, predecessors, successors and assigns (all such released parties collectively, the "Company Released Parties") from any and all Released Claims (except to the extent limited by the Release Limitations) that the Seller Releasing Parties may have or claim to have against any of the Company Released Parties, including, without limitation, any Released Claims arising out of or relating to the Seller's (or any member of Seller's Group) status as a stockholder of the Company, the Seller's (or any member of Seller's Group's) participation (directly or indirectly), if any, in the management of the Company Group or any member of the Company Group, any of the disclosures provided by the Company to the Seller pursuant to this Agreement (including, but not limited to Article V hereof) and the Company Disclosure Letter as it may be amended from time to time, any unlawful or fraudulent actions under any Law by any Company Released Party that occurred prior to November 3, 2003; provided, that, subject to the last sentence of this Section 6.13(b)(i), the foregoing will not release, waive or prejudice any rights that the Seller Group may have (1) under the HCL Group Agreements (except for the HCL Estopped Claims), (2) in respect of any of the Company Group's obligations under this Agreement (including, without limitation, any payment obligation of the Company or any member of the Company Group under this Agreement), (3) in respect of the theft or misappropriation of physical, tangible assets of the Company Group by any Company Released Party ("Company Released Party Theft"), (4) in respect of any claim from a Person other than a Seller Releasing Party ("Company Group Third Person Claim"), (5) in respect of any activities of any Company Released Party during the period from November 15, 2002 through November 3, 2003 that constitute fraud or unlawful actions under New York law (and not under the laws of any other jurisdiction that would apply under any conflict of laws rule or principle or any treaty) and that involve direct (but excluding indirect and consequential) financial damages in an aggregate amount in excess of $2,000,000, and (6) in respect of any activity by any Company Released Party during the period from November 4, 2003 through the Closing Date that constitutes fraud or is unlawful under any Law. Notwithstanding the provisions of
                  Section 8.4, the right of any Seller Releasing Party to bring a claim against any Company Released Parties for Company Released Party Theft and Company Group Third Person Claims will survive only until the expiration of the statute of limitations applicable to such claim, and the right of any Seller Releasing Party to bring a claim under the foregoing clause (5) will survive only until the first anniversary of the Closing Date, and thereafter the rights referenced in this sentence automatically will expire and terminate.

                           (ii) As a material inducement to HCL and the Company to enter into this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby and thereby, effective as of the Closing, if PSC is the Seller, the Seller Releasing Parties and the Company hereby fully, irrevocably and unconditionally releases and forever discharges and, in the event there is a claim by any Seller Releasing Party, agrees to hold harmless the Company Group members that become part of the HCL Group at Closing and each of their respective present and former attorneys, predecessors, successors and assigns (the "Mauritius Released Parties") from any and all Released Claims (except to the extent limited by the Release Limitations) that the Seller Releasing Parties and the Company may have or claim to have against any of the Mauritius Released Parties, including, without limitation, any Released Claims arising out of or relating to the Seller's (or any member of Seller's Group) status as a stockholder of the Company, the Seller's (or any member of Seller's Group's) participation (directly or indirectly), if any, in the management of the Company Group or any member of the Company Group, any of the disclosures provided by the Company to the Seller pursuant to this Agreement (including, but not limited to Article V hereof) and the Company Disclosure Letter as it may be amended from time to time, any unlawful or fraudulent actions under any Law by any Mauritius Released Party that occurred prior to November 3, 2003; provided, that, subject to the last sentence of this
                  Section 6.13(b)(ii) the foregoing will not release, waive or prejudice any rights that the Seller Group may have (1) under the PSC Group Agreements (except for the PSC Estopped Claims),
                  (2) in respect of any of the obligations of the Company Group members that become part of the HCL Group at Closing under this Agreement (including, without limitation, any payment obligation under this Agreement), (3) in respect of the theft or misappropriation of physical, tangible assets of the Company Group members that become part of the HCL Group at Closing by any Mauritius Released Party ("Mauritius Released Party Theft"), (4) in respect of any claim from a Person other than a Seller Releasing Party or the Company ("Mauritius Third Person Claim"), (5) in respect of any activities of any Mauritius Released Party during the period from November 15, 2002 through November 3, 2003 that constitute fraud or unlawful actions under New York law (and not under the laws of any other jurisdiction that would apply under any conflict of laws rule or principle or any treaty) and that involve direct (but excluding indirect and consequential) financial damages in an aggregate amount in excess of $2,000,000, and (6) in respect of any activity by any Mauritius Released Party during the period from November 4, 2003 through the Closing Date that constitutes fraud or is unlawful under any Law. Notwithstanding the provisions of Section 8.4, the right of any Seller Releasing Party to bring a claim against any Mauritius Released Parties for Company Released Party Theft and Mauritius Third Person Claims will survive only until the expiration of the statute of limitations applicable to such claim and the right of any Seller Releasing Party or the Company to bring a claim under the foregoing clause (5) will survive only until the first anniversary of the Closing Date, and thereafter the rights referenced in this sentence automatically will expire and terminate.

                  (c) PSC Release of HCL. As a material inducement to HCL to enter into this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby and thereby, effective as of the Closing, PSC, for itself, and on behalf of its Group members and their respective equity holders, managers, directors, officers, employees, Affiliates (other than the

         Company Group) associates, representatives, agents, attorneys, administrators, successors and assigns (collectively, the "PSC Releasing Parties") hereby fully, irrevocably and unconditionally releases and forever discharges and, in the event there is a claim by a PSC Releasing Party, agrees to hold harmless HCL, its Group Members and each of their respective present and former equity holders, attorneys, predecessors, successors and assigns and their respective present and former managers, directors, officers, employees, Affiliates (other than the Company Group), consultants, associates, representatives, agents and administrators (all such released parties collectively, the "HCL Released Parties") from any and all Released Claims (except to the extent limited by the Release Limitations) that the PSC Releasing Parties may have or claim to have against any of the HCL Released Parties, including, without limitation, any Released Claims arising out of or relating to (i) HCL's (or any member of its Group's) status as a stockholder of the Company or HCL's (or any member of its Group's) participation (directly or indirectly), if any, in the management of the Company Group or any member of the Company Group, (ii) the joint venture relationship between PSC and HCL involving the Company, (iii) any other relationship between PSC or any member of its Group, on the one hand, and HCL or any member of its Group, on the other hand, (iv) the Stockholders Agreement and the Stand Down Agreement, (v) any of the disclosures provided by the Company pursuant to this Agreement (including, but not limited to Article V hereof) and the Company Disclosure Letter as it may be amended from time to time, and (vi) any unlawful or fraudulent actions under any Law by any HCL Released Party that occurred prior to November 15, 2002; provided, that, subject to the last sentence of this Section 6.13(c), the foregoing will not release, waive or prejudice any rights that PSC may have (1) under the PSC Group Agreements (except for the PSC Estopped Claims) or this Agreement, (2) in respect of the theft or misappropriation of physical, tangible assets of the Company Group by any HCL Released Party ("HCL Released Party Theft"), (3) in respect of any claim from a Person other than a PSC Releasing Party, or Company Releasing Party (if PSC is the Buyer) or the Company (if PSC is the Seller) ("HCL Third Person Claim") and (4) in respect of any activity by any HCL Released Party during the period from November 4, 2003 through the Closing Date that constitutes fraud or is unlawful under any Law. If PSC is the Seller, the PSC Releasing Parties and the Company also hereby fully, irrevocably and unconditionally release and forever discharge and, in the event there is a claim by any PSC Releasing Party, agree to hold harmless the HCL Released Parties for any unlawful or fraudulent actions under any Law by any HCL Released Party during the period from November 15, 2002 through November 3, 2003 other than HCL Released Party Theft and HCL Third Person Claims. In addition, if PSC is the Buyer, the PSC Releasing Parties also hereby fully, irrevocably and unconditionally release and forever discharge and, in the event there is a claim by any PSC Releasing Party, agree to hold harmless the HCL Released Parties from (A) the use of Company Group personnel for commercial purposes for the sole benefit of the HCL Group, (B) loss of Company Group corporate opportunity as a result of HCL Group actions, including, without limitation, through the use of the Confidential

         Information of the Company Group, and (C) activities of any HCL Released Party during the period from November 15, 2002 through November 3, 2003 that constitute fraud or are unlawful under any Law, other than activities that constitute fraud or are unlawful under New York law (and not under the laws of any other jurisdiction that would apply under any conflict of laws rule or principle or any treaty) and that involve direct (but excluding indirect and consequential) financial damages in an aggregate amount in excess of $2,000,000, other than in each of the foregoing clauses (A) through (C), HCL Released Party Theft and HCL Third Person Claims. Notwithstanding the provisions of Section 8.4, the right of any PSC Releasing Party to bring a claim against any HCL Released Parties for HCL Released Party Theft and HCL Third Person Claims will survive only until the expiration of the statute of limitations applicable to such claim, and the right of any PSC Releasing Party to bring a claim under the foregoing clause (C) will survive only for a period of one (1) year following the Closing Date, and thereafter the rights referenced in this sentence automatically will expire and terminate.

                  (d)      HCL Releases.

                           (i) As a material inducement to PSC to enter into this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby and thereby, effective as of the Closing, HCL, for itself, and on behalf of its Group members and their respective present and former equity holders, managers, directors, officers, employees, Affiliates (other than the Company Group), associates, representatives, agents, attorneys, administrators, successors and assigns (collectively, the "HCL Releasing Parties") hereby fully, irrevocably and unconditionally releases and forever discharges and, in the event there is a claim by any HCL Releasing Party, agrees to hold harmless PSC, its Group members and each of their respective present and former equity holders, predecessors, successors and assigns and their respective present and former managers, directors, officers, employees, Affiliates (other than the Company Group), consultants, associates, representatives, agents and administrators (all such released parties collectively, the "PSC Released Parties") from any and all Released Claims (except to the extent limited by the Release Limitations) that the HCL Seller Releasing Parties may have or claim to have against any of the PSC Released Parties, including, without limitation, any Released Claims, arising out of or relating to
                  (1) PSC's (or any member of its Group's) status as a stockholder of the Company, or PSC's (or any member of its Group's) participation (directly or indirectly), if any, in the management of the Company Group or any member of the Company Group, (2) the joint venture relationship between PSC and HCL involving the Company, (3) any other relationship between PSC or any member of its Group, on the one hand, and HCL or any member of its Group, on the other hand, (4) the Stockholders Agreement and the Stand Down

                  Agreement, (5) any of the disclosures provided by the Company pursuant to this Agreement (including, but not limited to Article V hereof) and the Company Disclosure Letter as it may be amended from time to time, and (6) any unlawful or fraudulent actions under any Law by any PSC Released Party that occurred prior to November 15, 2002; provided, that subject to the last sentence of this Section 6.13(d), the foregoing will not release, waive or prejudice any rights that HCL may have (A) under the HCL Group Agreements (except for the HCL Estopped Claims) or this Agreement, (B) in respect of the theft or misappropriation of physical, tangible assets of the Company Group by any PSC Released Party ("PSC Released Party Theft"), (C) in respect of any claim from a Person other than an HCL Releasing Party, or a Mauritius Releasing Party (if HCL is the Buyer), ("PSC Third Person Claim") and (D) in respect of any activity by any PSC Released Party during the period from November 4, 2003 through the Closing Date that constitutes fraud or is unlawful under any Law. If HCL is the Seller, the HCL Releasing Parties also hereby fully, irrevocably and unconditionally release and forever discharge and, in the event there is a claim by any HCL Releasing Party, agree to hold harmless the PSC Released Parties for any unlawful or fraudulent actions under any Law by any PSC Released Party during the period from November 15, 2002 through November 3, 2003 other than PSC Released Party Theft and PSC Third Person Claims. In addition, if HCL is the Buyer, the HCL Releasing Parties also hereby fully, irrevocably and unconditionally release and forever discharge and, in the event there is a claim by any HCL Releasing Party, agree to hold harmless the PSC Released Parties from (I) the use of Company Group personnel for commercial purposes for the sole benefit of the PSC Group, (II) loss of Company Group corporate opportunity as a result of PSC Group actions, including, without limitation, through the use of the Confidential Information of the Company Group, and (III) activities of any PSC Released Party during the period from November 15, 2002 through November 3, 2003 that constitute fraud or are unlawful under any Law, other than activities that constitute fraud or are unlawful under New York law (and not under the laws of any other jurisdiction that would apply under any conflict of laws rule or principle or any treaty) and that involve direct (but excluding indirect and consequential) financial damages in an aggregate amount in excess of $2,000,000, other than, in each of the foregoing clauses (I) through (III) PSC Released Party Theft and PSC Third Person Claims. Notwithstanding the provisions of Section 8.4, the right of any HCL Releasing Party to bring a claim against any PSC Released Parties for PSC Released Party Theft and PSC Third Person Claims will survive only until the expiration of the statute of limitations applicable to such claim, and the right of any HCL Releasing Party to bring a claim under the foregoing clause
                  (III) will survive only for a period of one (1) year following the Closing Date, and thereafter the rights referenced in this sentence automatically will expire and terminate.

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

                           (ii) In addition, if HCL is the Buyer, the HCL Releasing Parties also hereby fully, irrevocably and unconditionally release and forever discharge and, in the event there is a claim by any HCL Releasing Party, agrees to hold harmless the Company and its present and former attorneys, predecessors, successors and assigns ("HPS Released Parties") from (1) the use of Company Group personnel for commercial purposes for the sole benefit of the PSC Group without compensating the Company Group for such use, (2) loss of Company Group corporate opportunity as a result of PSC Group actions, including, without limitation, through the use of the Confidential Information of the Company Group, and (3) activities of any HPS Released Party during the period from November 15, 2002 through November 3, 2003 that constitute fraud or are unlawful under any Law, other than activities that constitute fraud or are unlawful under New York law (and not under the laws of any other jurisdiction that would apply under any conflict of laws rule or principle or any treaty) and that involve direct (but excluding indirect and consequential) financial damages in an aggregate amount in excess of $2,000,000, other than, in each of the foregoing clauses (1) through (3) the theft or misappropriation of physical, tangible assets of the Company Group by any HPS Released Party, or any unlawful or fraudulent action by any HPS Released Party that results in a claim from a third Person other than a member of the HCL Group. Notwithstanding the provisions of Section 8.4, the right of any HCL Releasing Party to bring a claim against the HPS Released Parties for any such theft or third Person claim will survive only until the expiration of the statute of limitations applicable to such claim and the right of any HCL Releasing Party to bring a claim under the foregoing clause (3) will survive only for a period of one (1) year following the Closing Date, and thereafter all such rights automatically will expire and terminate.

                  (e) Each of PSC and HCL, in its capacity as a releasing party in any of the provisions of this Section 6.13, and, in its capacity as Buyer, if applicable, for and on behalf of the Company in the Company's capacity as a releasing party in any of the provisions of this Section 6.13, represents and warrants that:

                           (i) it has not previously assigned any of the Claims that are being released and discharged under this
                  Section 6.13;

                           (ii) it has not heretofore filed any charges, petitions, or complaints against any of the other parties with any federal, state or local governmental agencies that is ongoing,

                           (iii) it is the sole lawful owner of the Released Claims, as applicable, and

                           (iv) no other Person has any right to assert any such Released Claim.

                  (f) Each of PSC and HCL, in its capacity as a releasing party in any of the provisions of this Section 6.13, and, in its capacity as Buyer, if applicable, for and on behalf of the Company in the Company's capacity as a releasing party in any of the provisions of this Section 6.13, agrees that from and after the Closing:

                           (i) if any agency or court assumes jurisdiction over any charge or complaint against any of the released parties on its behalf, it will immediately request that such agency or court withdraw from or dismiss with prejudice any such matter, charge or complaint;

                           (ii) it will never voluntarily join in, or commence any action or proceeding on behalf of itself, or any other Person before any court, administrative agency, or other forum against any of the released parties, pertaining in any way to or arising out of the matters set forth in Sections 6.13(a), (b), (c), (d) and (e) above;

                           (iii)    it will withdraw with prejudice any
                  previously filed charges or suits (if any) arising out of the matters set forth in Sections 6.13(a), (b), (c), (d) and (e) above; and

                           (iv) it will not actively or materially encourage or aid or assist any Person in contemplating, filing, or prosecuting any action or proceeding against any of the released parties in any way related to matters set forth in Sections 6.13(a), (b), (c), (d) and (e) above.

                  (g) Each of PSC, HCL and the Company acknowledges that it is aware that it may hereafter discover Released Claims presently unknown or unsuspected, or facts in addition to or different from those which it now knows or believes to be true, with respect to the matters released herein. Nevertheless, it is the intention of each party hereto, through this Agreement, and with the advice of counsel, fully, finally and forever to settle and release all such presently unknown or unsuspected Released Claims, or additional facts, with respect to the matters released herein, matters which do now exist, may exist, or heretofore have existed between and among the parties hereto, effective as of the Closing and to the extent provided in this Agreement. In furtherance of such intention, the releases herein given shall be and remain in effect from and after the Closing as full and complete mutual releases of such matters notwithstanding the discovery or existence of any such additional or different Released Claims or facts with respect to the matters released herein.

         6.14     Non-Solicitation; Employee Non-Competition Restrictions.

                  (a) Subject only to Section 6.14(b), beginning on the Effective Date and ending (i) as of the Closing Date, with respect to the Buyer, and (ii) on the second anniversary of the Closing Date, with respect to the Seller, each of PSC and HCLT (in their capacities as either the Buyer or the Seller, as applicable) will not, and will ensure that its respective Group will not, directly or indirectly: (i) employ, hire or obtain any services from, in any capacity (including without limitation as an employee, director, officer, manager, adviser, consultant or contractor) other than as an employee of the Company Group, any individual who is at the date of Closing Date, or who has been in the 12 month period prior to the Closing Date, a director, officer, manager or employee of any Company Group member (provided, that the foregoing shall not preclude the hiring of a non-officer director or former non-officer director of the Company) (collectively, a "Company Employee"); (ii) solicit any Company Employee for any such purpose; or (iii) take any action, directly or indirectly, to do or cause or that would result in any of the foregoing.

                  (b) Notwithstanding the foregoing, but subject to Section 6.14(g), if PSC is the Seller, PSC or any PSC Group member shall make one (1) and only one (1) offer of employment to the four (4) Company Employees set forth on Schedule 6.14(b) to this Agreement during the fourteen (14) calendar day period immediately following the Closing Date; provided, that such offer of employment must be in writing and must expressly provide that the offer is a one-time offer and cannot and will not be revised in any manner and that the applicable Company Employee must accept the offer, if at all, no later than 5:00 p.m. Central Standard Time on the fourteenth (14th) calendar day following the Closing Date (the "Expiration Time"), it being agreed that any such offer will also include the express condition that if it is not accepted by the Expiration Time, it will automatically become null and void. PSC shall notify HCL in writing of the Company Employees who have accepted such offer of employment immediately following the Expiration Time.

                  (c)      [INTENTIONALLY OMITTED]

                  (d)      [INTENTIONALLY OMITTED]

                  (e) For a period of twelve (12) months from and after the Closing Date, Seller shall impose restrictions to prevent, and shall ensure that its Group shall impose restrictions to prevent, any Company Employee who is employed or engaged by, acting pursuant to the directions of, or otherwise providing services to or for the benefit of, Seller or any Seller Group member pursuant to Section 6.14(b) (including, without limitation, David Cohen if PSC is the Seller) (i) from being involved in any way with any of the customers of the Company Group listed on Schedule 6.14(e) to this Agreement (which schedule will be updated by PSC and HCL (acting jointly, reasonably and without unreasonable delay)

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

         immediately prior to Closing (if the Closing has not been consummated by December 31, 2003 and this Agreement has not been terminated), to add Persons who become customers of the Company Group after the date hereof provided that such Persons otherwise satisfy the same general criteria used to develop the list of customers included in Schedule 6.14(e) as it exists on the date hereof); and (ii) from providing any services, advice or information to Seller or any Seller Group member in respect of such Persons. Without limiting the generality of the foregoing, the Seller will impose (to the extent lawful) restrictions to prevent, and shall ensure that its Group shall impose (to the extent lawful) restrictions to prevent, such Company Employees from being involved, directly or indirectly, in any marketing or sales activities, the provision of any services and any customer relationship activities, and from providing any background information or sales support, to Seller or any Seller Group member in connection with the customers of the Company Group listed on Schedule 6.14(e) to this Agreement.

                  (f)      Effective as of the Closing Date, the provisions of
         Section 6.14(e) shall supersede and replace any and all non-compete provisions in effect as of the Closing Date and binding upon any Company Employee who is employed by PSC or any PSC Group member pursuant to Section 6.14(b); provided, that this Section 6.14(f) shall not be deemed to exempt any such Company Employee from the effects of any non-compete provisions set forth in this Agreement that are binding on PSC or any member of its Group during such time that such Company Employee remains employed by a member of the PSC Group. For purposes of this Section 6.14(f), a non-compete provision includes, without limitation, any provision restricting the ability of a Person to engage in any activity contemplated by his/her employment in any jurisdiction. Notwithstanding the foregoing, any confidentiality or similar provision binding upon any such Company Employee shall continue in effect from and after the Closing Date in accordance with its terms.

                  (g) Beginning on the Closing Date and ending on the date that is one (1) year after the Closing Date, each of PSC and HCLT will not, and will ensure that its respective Group will not, directly or indirectly employ, hire or obtain any services from, in any capacity (including without limitation as an employee, director, officer, manager, adviser, consultant or contractor) any individual who is on the Closing Date an officer or employee of the other (or any member of the other's Group, it being agreed that the immediately preceding use of the term "Group" in this parenthetical shall be as defined in
         Section 9.14(d) on a pre-Closing basis); provided, that each of PSC and HCLT (and their respective Group's) may hire or obtain services from any such person within the time frame referenced in this Section 6.14(g) if that person at the time of hire or provision of services has not been an officer or employee of the other (or any member of the other's Group) for a minimum period of six (6) months.

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

         6.15     Non-Competition Restrictions.

                           (a)      (i)      During the two (2) year period
                  immediately following the Closing Date (such period, the "Channel Customer Non-Competition Period"), HCLT shall not, and shall ensure that its Group (which shall include any Person acquired by HCLT or any member of its Group that becomes a member of HCLT's Group) shall not, directly or indirectly,

                                    (1)      engage in the marketing or sale of
                           any application development or maintenance services ("ADM") to the Persons set forth on Schedule 6.15(a) to this Agreement (all such Persons listed on Schedule 6.15(a), the "Channel Customers");

                                    (2)      assist or encourage in any manner
                           any Person to do any of the foregoing; or

                                    (3)      take any action, directly or
                           indirectly, to do or cause or that would result in any of the foregoing.

                  For purposes of this Agreement, ADM does not include, among other services, business process outsourcing, infrastructure services, networking services and technology service. For purposes of this Section 6.15, the term "technology services" means (i) the development, redevelopment and maintenance of non-applications software that is either embedded or integral to the functioning of hardware, or (ii) development, redevelopment and maintenance of non-applications software that is related to ASIC, embedded systems, CAD/CAM, process control, and digital signal processing. Notwithstanding the foregoing provisions of this Section 6.15(a)(i), in the event that HCLT offers services other than ADM to any Channel Customer, and as part of the marketing and selling of such non-ADM services HCLT also markets and sells ADM services, then HCLT will not be deemed to have violated the provisions of this Section 6.15(a) (and will be permitted to market and sell such ADM services along with the non-ADM services notwithstanding the provisions of this Section 6.15(a)) unless
                  (A) the value of the ADM services exceeds 15% of the gross contract value of the engagement at issue (in terms of revenue), or (B) the ADM services are not integral and essential to the provision of the non-ADM services that are the subject of the engagement at issue.

                           (ii)     [INTENTIONALLY OMITTED]

                           (iii) In the event that HCL is the Buyer under this Agreement, during the Channel Customer Non-Competition Period, if HCL (or any member of its Group) receives an RFI, RFP or similar request or inquiry from a Channel Customer for ADM services and such Channel Customer requires that the ADM services sought be sourced exclusively from India, then HCL shall immediately provide a true and complete copy of the RFI, RFP or similar request or inquiry to PSC for its review. If the RFI, RFP or similar request or inquiry requires that the ADM services sought be sourced exclusively from India and covers services that the PSC Group is unable to provide, and if PSC gives its express, written consent to HCL (such consent not to be unreasonably withheld or delayed), HCL will be permitted, notwithstanding the provisions of this Section 6.15(a), to respond to such RFI, RFP or similar request or inquiry and, if PSC further consents as provided herein (such consent not to be unreasonably withheld or delayed), to provide only the specific services expressly authorized in such consent; provided, that (1) HCL shall only be permitted to take such action and provide such services as may be expressly authorized in such written consent, and (2) if PSC gives consent to HCL to respond to an RFI, RFP or similar request or inquiry, HCL will be required to disclose the full and complete terms of any proposed engagement resulting from any authorized response to such RFI, RFP or similar request or inquiry (including the entire proposed Contract, with prices blacked out) and to obtain the further consent of PSC (such consent not to be unreasonably withheld or delayed) before entering into any such engagement or providing any services contemplated thereby.

                           (iv) Notwithstanding the foregoing provisions of this Section 6.15(a), nothing contained in this Section 6.15(a) shall serve to prohibit HCLT or any member of its Group from acquiring, directly or indirectly, an interest in any Person, such that the acquired Person would be part of its Group, if less than 50% of the revenues of such acquired Person is derived from activities that if engaged in by HCLT or any member of its Group would constitute a violation of the non-compete restriction set forth in this Section 6.15(a). The exception to the provisions of Section 6.15(a) set forth in this Section 6.15(a)(iv) shall apply only to the continuation of the revenue streams from the specific Channel Customers who are customers of such acquired Person, which revenue streams and customer relationships exist on the date of any such acquisition, it being the intention of the parties hereto that neither HCLT nor its Group (which includes any such acquired Person) shall be permitted to develop or expand the acquired business or otherwise engage in further activities (including activities that involve other Channel Customers) that violate the provisions of this Section 6.15(a).

                           (v) If any customer listed on Schedule 6.15(a) is acquired by a Person that is not covered by a non-competition provision contained in this Agreement, then the restrictions set forth in this Section 6.15(a) shall automatically terminate and shall no longer apply with respect to such acquired customer upon consummation of its acquisition.

                  (b) (i) During the two (2) year period immediately following the Closing Date, Seller shall not, and shall ensure that its Group (which shall include any Person acquired by any member of Seller's Group that becomes a part of Seller's Group) shall not, directly or indirectly,

                           (1) engage in the marketing or sale of ADM to any of the customers of the Company Group listed on Schedule 6.15(b) to this Agreement (all such Persons listed on Schedule 6.15(b), the "Direct Customers") in the areas specified on
                  Schedule 6.15(b); or

                           (2) assist or encourage any Person to do any of the foregoing; or

                           (3) take any action, directly or indirectly, to do or cause or that would result in any of the foregoing.

                  (ii) Notwithstanding the foregoing Section 6.15(b)(i), in the event that the Seller offers services other than ADM to any Direct Customer, and as part of the marketing and selling of such non-ADM services the Seller also markets and sells ADM services, then the Seller will not be deemed to have violated the provisions of this
         Section 6.15(b) (and will be permitted to market and sell such ADM services along with the non-ADM services notwithstanding the provisions of this Section 6.15(b)) so long as (1) the value of the ADM services does not exceed 15% of the gross contract value of the engagement at issue (in terms of revenue), (2) the ADM services are integral and essential to the provision of the non-ADM services that are the subject of the engagement at issue and (3) the ADM services are provided using personnel (at the project manager or lower level) who are not citizens of, or whose primary residence is not located in, India.

                  (iii) If any customer listed on Schedule 6.15(b) is acquired by a Person that is not covered by a non-competition provision contained in this Agreement, then the restrictions set forth in this
         Section 6.15(b) shall automatically terminate and shall no longer apply with respect to such acquired customer upon consummation of its acquisition.

                  (iv) PSC and HCL hereby expressly acknowledge and agree that, with respect to UBS AG, Lufthansa AS and Lufthansa Services the restrictions imposed by this Section 6.15(b) on the Seller and its Group apply only with respect to the specific projects referenced on
         Schedule 6.15(b) with respect to each such entity, rather than restrict the activities of the Seller and its Group with respect to such entities on a entity-wide basis.

         (c)      [INTENTIONALLY OMITTED]

                  (d)      [INTENTIONALLY OMITTED]

                  (e) A party whose activities are restricted by a non-compete provision contained in this Section 6.15 shall use all commercially reasonable efforts to influence any of its direct or indirect Affiliates from doing anything which, if such Affiliates were part of such party's Group, would be prohibited by such non-compete provision.

                  (f) Notwithstanding the foregoing provisions of Section 6.15(b), nothing contained in Section 6.15(b) shall serve to prohibit the Seller or any member of its Group from acquiring, directly or indirectly, an interest in any Person, such that the acquired Person would be part of its Group, if less than 50% of the revenues of such acquired Person is derived from activities that that if engaged in by Seller or any member of its Group would constitute a violation of the non-compete restriction set forth in Section 6.15(b). The exception to the provisions of Section 6.15(b) set forth in this Section 6.15(f) shall apply only to the continuation of the revenue streams from the specific Direct Customers who are customers of such acquired Person, which revenue streams and customer relationships exist on the date of any such acquisition, it being the intention of the parties hereto that neither the Seller nor any member of its Group (which includes any such acquired Person) shall be permitted to develop or expand the acquired business or otherwise engage in further activities (including activities that involve other Direct Customers) that violate the provisions of Section 6.15(b).

                  (g) Each party whose activities are restricted by a non-compete provision contained in this Section 6.15 (i) represents and warrants to the other parties hereto that it is willing and able to engage in business activities that are not restricted pursuant to this
         Section 6.15 and that enforcement of the restrictive covenants set forth in this Section 6.15 will not be unduly burdensome to such party;
         (ii) acknowledges that its agreement to the restrictive covenants set forth in this Section 6.15 is a material inducement and condition to the willingness of the other parties hereto to enter into this Agreement, to consummate the transactions contemplated hereby and to perform their respective obligations hereunder; and (iii) acknowledges and agrees that the restrictive covenants set forth in this Section
         6.15 are reasonable as to time, geographic area and scope of activity and do not impose a greater restraint than is necessary to protect the goodwill and legitimate business interests of the other parties to this Agreement.

                  (h) Notwithstanding the foregoing, if any of the restrictive covenants set forth in this Section 6.15 are found by a court of competent jurisdiction to contain limitations as to time, geographic area or scope of activity that are not reasonable or not necessary to protect the goodwill or legitimate business interests of the parties intended to be protected by such provisions, then such court is hereby authorized and directed to reform such provisions to the minimum extent necessary to cause the limitations contained in this
         Section 6.15 as to time,

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         geographical area and scope of activity to be reasonable and to impose a restraint that is not greater than necessary to protect the goodwill and legitimate business interests of such parties

                  (i) Effective as of the Closing Date, the provisions of this Section 6.15 shall supersede and replace any and all non-compete provisions in all Contracts entered into on or before the Closing Date between or among any of the parties hereto (including their respective Groups). Effective as of the Closing Date, all of such non-compete provisions in such Contracts shall be null and void. For purposes of this Section 6.15, a non-compete provision includes any provision restricting the ability of a Person to engage in any business activity in any jurisdiction.

         6.16     Continuation of Management.

                  (a) Without limiting the terms of Section 6.14, during the Interim Period PSC will not, directly or indirectly, re-employ, reassign, move or re-task the existing management of the Company and each Company Group member, including all managers, officers, consultants and advisors, within the PSC Group; provided, that PSC shall be permitted to replace its director representatives within the Company Group.

                  (b) Without limiting the terms of Section 6.14, during the Interim Period HCL will not, directly or indirectly, re-employ, reassign, move or re-task the existing management of the Company and each Company Group member, including all managers, officers, consultants and advisors, within the HCL Group; provided, that HCL shall be permitted to replace its director representatives within the Company Group.

         6.17     Tax Issues.

                  (a) The Company and the Buyer will maintain all income tax records, working papers and other supporting financial records and documents relating to the tax returns filed by the Company and its Group members for all open years and for their taxable years ending in 2000, 2001 and 2002. Such tax returns will be delivered to and maintained by the Company and the Buyer until the expiration of the applicable statute of limitations, and the Company and the Buyer will make the same reasonably available to Seller or its agents (at Seller's expense) at reasonable times for inspection and copying. Each of PSC and HCL, for themselves and on behalf of their respective Groups, agrees not to take any action, including without limitation, taking any position in any tax return or report to any Governmental Body that contradicts, is adverse to or inconsistent with the terms of this Agreement.

                  (b) HCL (for itself) and HCLT on behalf of its Group, agrees to treat the repurchase of the HCL Company Shares as a tax-free redemption under Austrian

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         tax laws (to be subsumed under Sec. 10, par. 2 of the Austrian
         Corporate Income Tax Act, Federal Law of July 7, 1988, last updated in BGBI 2002/68), and agrees not to take any action, including without limitation, taking any position in any tax return or report to any Governmental Body that contradicts, is adverse to or inconsistent with such treatment.

                  (c) If either PSC, HCLT, HCL or the Company (or any member of their respective Groups) receives any notice of a pending or threatened tax audit, claim, assessment, adjustment, litigation, investigation, administrative proceeding or similar event with respect to taxes against or with respect to the Company or the Company Group which may give rise to liability of other parties hereto (or their respective Groups), the receiving party promptly, but no later than thirty (30) calendar days of the receipt of such notice, notify PSC, HCLT, HCL and the Company, as applicable. PSC, HCLT and HCL each agrees to consult with and to keep each other reasonably informed regarding the status of any tax audit, claim, assessment, adjustment, litigation, investigation, administrative proceeding or similar event to the extent that such event could affect a liability of the other (or their respective Groups). Subject to Section 8.8, after the Closing, the owner of the Company will have the right to represent the Company's interests in any tax audit or administrative or judicial proceeding.

                  (d) PSC, HCLT and HCL shall reasonably cooperate in connection with the preparation and filing of tax returns and any audit, claim, assessment, adjustment, litigation, investigation, administrative proceeding or similar event with respect to taxes of the Company or the Company Group for the period prior to Closing. Such cooperation shall include the provision of records and information which are reasonably relevant to any such tax return, audit, claim, assessment, adjustment, litigation, investigation, administrative proceeding or similar event and making employees reasonably available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

         6.18 Transfer of Shares. Each of PSC and HCL agrees not to, prior to the completion of the transactions contemplated hereby, sell, dispose of, transfer or assign, or issue any rights, warrants or options to acquire, or otherwise grant any Lien on, any Company Shares owned by it or its Group.

         6.19     Stock Options.

                  (a)      [INTENTIONALLY OMITTED]

                  (b) Promptly upon completion of the Auction, but in no event later than four (4) calendar days after completion of the Auction, PSC and HCL shall use all commercially reasonable efforts to cause the Company to, and the Company shall, send to each Company Group employee (other than Mr. Vineet Nayyar) holding options for the purchase of ordinary shares of the Company ("Company

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

         Options") the applicable letter attached hereto as Exhibits BB-1 and BB-2 (the "Employee Post-Auction Option Letter").

                  (c) From and after the Closing, each of PSC and HCL shall implement, and where applicable shall use all commercially reasonable efforts to cause the Company and HPS India to implement, and the Company and HPS India shall, as soon as possible after the Closing implement, the treatment and disposition of all offers for the grant of Company Options made to Vineet Nayyar, in accordance with the terms of the executed agreement between Vineet Nayyar, the Company and HPS India approved by each of PSC and HCL, to the other directors of the Company, in accordance with agreement concerning the withdrawal of the offer of Company Options in the form attached hereto as Exhibit CC (to the extent duly executed) (the "Option Grant Withdrawal Agreement"), and to the employees of the Company (other than Vineet Nayyar), in accordance with the applicable Employee Post-Auction Option Letter, including, without limitation pursuant to any valid election by a Company Employee pursuant to such Post-Auction Option Letter and the terms and conditions of any underlying stock option agreements, each as and to the extent applicable. Without limiting the foregoing, each of PSC and HCL shall:

                           (i) comply with the terms of any such executed agreement with Mr. Vineet Nayer and any such Option Grant Withdrawal Agreement in accordance with the terms set forth therein;

                           (ii) encash the applicable Company Options held by Company Group employees in accordance with the terms of the applicable Employee Post-Auction Option Letter; and

                           (iii) cause HPS India to, and HPS India shall, issue HPS India Options to replace Company Options as contemplated by the applicable Employee Post-Auction Option Letter, including pursuant to a valid election by any Company Group Employee pursuant such letter.

                  (d) As soon as practicable after the Closing, PSC and HCL (acting jointly, reasonably and without unreasonable delay) shall deliver to the Agent a final schedule setting forth in detail a list of the Company Options outstanding as of the Closing Date and documenting in detail the disposition of such Company Options as contemplated in this Section 6.19 (the "Final Option Grid"). Using the information contained in the Final Option Grid the Agent, acting for and on behalf of PSC and HCL, will pay (in the specified currency) to each director and employee identified in such schedule the withdrawal or encashment price, respectively, owing to each of them as contemplated in this
         Section 6.19 (net of applicable withholdings) using the Encashment Fund until such funds are exhausted. If such funds are not sufficient, each of PSC and HCL agrees to promptly provide one-half of any additional funds necessary in order to withdraw the offers of grants of Company Options made to directors or to encash the

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

         Company Options issued to employees that are to be withdrawn or encashed as contemplated in this Section 6.19. In addition, using the information contained in the Final Option Grid, PSC and HCL (acting jointly, reasonably and in good faith) will each use their best efforts to promptly prepare stock option agreements using the forms of HPS India Options to replace the Company Options that are to be replaced as contemplated in this Section 6.19. Once prepared, the HPS India Options will be provided promptly to the Agent, who will then provide the HPS Options to the Attorney-in-Fact for execution (and dating) on behalf of HPS India. Once executed, the Attorneys-in-Fact will return the HPS India Options to the Agent, who will then deliver such HPS India Options to the appropriate employee.

         6.20 Safety Net. If HCLT or one or more members of the HCL Group is the Buyer, then HCLT shall have the rights and entitlements set forth in
Schedule 6.20 in the period specified therein.

         6.21 Title to Mauritius Shares. Each of PSC and HCL agree to share equally the reasonable costs and expenses that are incurred to remove any Lien on the Mauritius Shares; unless the Lien was known by PSC such that PSC breached its representation and warranty set forth in Section 3.6(b) or was known by HCL such that HCL breached its representation and warranty set forth in Section 4.6(b), in which case all the costs and expenses incurred subsequent to the Closing to remove any such Lien shall be borne by the breaching party.

         6.22 Subsequent Sale by Buyer. Without limiting any other provision of this Agreement, including, without limitation Section 6.20, the Buyer agrees that for a period of two (2) years from and after the Closing Date, the Buyer will not, and the Buyer will cause its Group to not, sell a controlling interest in the Company or all or substantially all of the assets or business of the Company or the Company Group as a whole (in the event that PSC is the Buyer) or HPS Mauritius or all or substantially all of the assets or business of HPS Mauritius or the HPS Mauritius Group as a whole (in the event that HCL is the Buyer) to a third Person in a private transaction. For purposes of clarity, the restriction set forth in this Section 6.22 shall not preclude, among other things, public sales or other public distributions of securities (including pursuant to an initial public offering) of the Company or HPS Mauritius, as applicable, or any member of the PSC Group or the HCL Group. In addition, the sale of a controlling interest in PSC, in the event that PSC is the Buyer, or of HCLT, in the event that HCL is the Buyer, or any similar transaction involving a direct or indirect parent of the Company or HPS Mauritius, as applicable, will not constitute a breach of this Section 6.22.

         6.23     Termination of Group Agreements During the Interim Period.

                  (a) PSC agrees that all PSC Group Agreements shall continue in accordance with their respective terms and conditions during the Interim Period. Subject to the next sentence, PSC agrees that, during the Interim Period, it shall not terminate any PSC Group Agreement for convenience. The foregoing

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

         sentence shall not affect or prejudice (i) any right of the PSC Group to terminate for cause, or not to renew any PSC Group Agreements upon the expiry of its term, and (ii) where any PSC Group Agreement is for the provision of goods and/or services in connection with an agreement between any member of the PSC Group and any customer of the PSC Group, and the customer terminates or materially amends its agreement with the member of the PSC Group, the member of the PSC Group may exercise any right to terminate for convenience that PSC Group Agreement.

                  (b) HCL agrees that all HCL Group Agreements shall continue in accordance with their respective terms and conditions during the Interim Period. Subject to the next sentence, HCL agrees that, during the Interim Period, it shall not terminate any HCL Group Agreement for convenience. The foregoing sentence shall not affect or prejudice (i) any right of the HCL Group to terminate for cause, or not to renew any HCL Group Agreements upon the expiry of its term, and (ii) where any HCL Group Agreement is for the provision of goods and/or services in connection with an agreement between any member of the HCL Group and any customer of the HCL Group, and the customer terminates or materially amends its agreement with the member of the HCL Group, the member of the HCL Group may exercise any right to terminate for convenience that HCL Group Agreement.

         6.24     Imputation of Certain Knowledge and Actions.

                  (a) Notwithstanding anything to the contrary contained in this Agreement, any knowledge possessed by Mr. Vineet Nayyar or Mr. C.P. Gurnani shall not be imputed to HCL or any member of its Group, and neither HCL nor any HCL Group member shall be deemed to know any facts (actual or constructive) or circumstances solely by virtue of them being known to Mr. Vineet Nayyar or Mr. C.P. Gurnani.

                  (b) Notwithstanding anything to the contrary contained in this Agreement, any knowledge possessed by Mr. Vineet Nayyar or Mr. C.P. Gurnani shall not be imputed to PSC or any member of its Group, and neither PSC nor any PSC Group member shall be deemed to know any facts (actual or constructive) or circumstances solely by virtue of them being known to Mr. Vineet Nayyar or Mr. C.P. Gurnani.

                  (c) Notwithstanding anything to the contrary contained in this Agreement, the mere fact that Mr. Vineet Nayyar or Mr. C.P. Gurnani have taken any action or have omitted to take any action prior to November 3, 2003, shall not impute that action or failure to take that action to HCL or any member of its Group even as a result of an express or implied request, instruction or direction from HCL or a member of the HCL Group; provided, that such request, instruction or direction from HCL or a member of the HCL Group did not result in

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

         the theft of physical, tangible assets of any Company Group member or does not give rise to a claim by a third Person unaffiliated with the Company Group.

         (d) Notwithstanding anything to the contrary contained in this Agreement, the mere fact that Mr. Vineet Nayyar or Mr. C.P. Gurnani have taken any action or have omitted to take any action prior to November 3, 2003, shall not impute that action or failure to take that action to PSC or any member of its Group even as a result of an express or implied request, instruction or direction from PSC or a member of the PSC Group; provided, that such request, instruction or direction from PSC or a member of the PSC Group did not result in the theft of physical, tangible assets of any Company Group member or does not give rise to a claim by a third Person unaffiliated with the Company Group.

         6.25 Company Cash Balance. In the event that HCL is the Buyer, as soon as practicable after the Closing Date (but in any event before January 31, 2004), PSC will convey or cause to be conveyed to HCL, by wire transfer of immediately available funds to an account specified in writing by HCL for this purpose, cash or cash equivalents in an amount equal to the balance of cash of the Company held in banks as of the Closing Date (net of outstanding checks).

         6.26 Insurance. PSC has arranged, at its cost, in the event that PSC is the Seller, for a binding commitment from American International Specialty Lines Insurance Company for the issuance, subject to the payment of the premium therefor no later than December 31, 2003 and subject to the execution thereof by HCL Bermuda, of the Fiscal Event Insurance Policy, a copy of which is attached hereto as Exhibit LL (the "AIG Policy"), for the benefit of HCL Bermuda.

         6.27 Release of Escrow Upon Automatic Termination. Each of PSC and HCL agrees to use its commercially reasonable efforts to cause the Agent to return the Escrowed Documents (including any funds) to the party that deposited such documents with the Agent in Escrow as soon as possible following the automatic termination of this Agreement pursuant to Section 9.1(g).

                                   ARTICLE VII
                               CLOSING CONDITIONS

         7.1 Conditions to Obligations of the Buyer. The obligation of the Buyer under this Agreement to close the transactions contemplated hereby is subject to the satisfaction at or prior to the Closing of the following conditions, but compliance with any such conditions may be waived by the Buyer in writing:

                  (a)      The Auction shall have been completed.

                  (b)      Each of the Agent, the Notary and the
         Attorneys-in-Fact shall have taken all actions required of it with respect to the documents, instruments and other property to be delivered to the Buyer and any of its Group members (including any Company Group members that will become a member of Buyer's

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

         Group as a result of the Closing) in connection with Closing, as specified in Section 2.3(a), in the event that PSC is the Buyer, and in
         Section 2.3(b), in the event that HCL is the Buyer.

                  (c)      The Agent will have delivered:

                           (i) to PSC (and the PSC Group members specified herein) and to the Company the documents, instruments and other property specified in Section 2.3(a), as applicable, to be delivered at Closing, in the event that PSC is the Buyer; or

                           (ii) to HCL (and the HCL Group members specified herein) the documents, instruments and other property specified in Section 2.3(b), as applicable, to be delivered at Closing in the event that HCL is the Buyer.

                  (d)      (i)      The representations and warranties of the
         Seller herein contained shall be true in all material respects at the Closing Date with the same effect as though made at such time; provided, that the truth or accuracy of the representations and warranties of Sections 3.5 or 4.5 or any misrepresentations contained therein, as applicable, shall not be a condition to Closing; and (ii) Seller shall have performed in all material respects all obligations and complied with in all material respects all covenants and conditions required by this Agreement to be performed or complied with by Seller at or prior to the Closing Date.

                  (e)      There shall be no Lien on the Mauritius Shares.

                  (f) There shall not exist a Prohibition binding upon Buyer (or a member of its Group that has an obligation under this Agreement) that has not been overcome, disapplied or otherwise terminated or removed; provided, that the condition to Closing contained in this Section 7.1(f) will be deemed to have been satisfied if the Prohibition has been enacted or became effective as a result, in whole or in part, of action (other than the mere execution and delivery of any of the Transaction Documents, the announcement of same in accordance with the terms of this Agreement, or the making of any filing or report (including the letter dated November 24, 2003 filed with the Reserve Bank of India prior to the Effective Date and disclosed to PSC) (without more) required under applicable Law) taken directly or indirectly by Buyer (or any member of its Group) with the intention of giving rise to a Prohibition.

         7.2 Conditions to Obligations of the Seller. The obligation of the Seller, by and through the Agent, under this Agreement to close the transactions contemplated hereby is subject to the satisfaction at or prior to the Closing of the following conditions, but compliance with any such conditions may be waived by the Seller in writing:

                  (a)      The Auction shall have been completed.

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

                  (b) Each of the Agent, the Notary and the Attorneys-in-Fact shall have taken all actions required of it with respect to the documents, instruments, and other property to be delivered to the Seller and any of its Group Members (including any Company Group Members that will become a member of Seller's Group as a result of the Closing) in connection with Closing, as specified in
         Section 2.3(a), in the event that HCL is the Seller, and in Section 2.3(b), in the event that PSC is the Seller.

                  (c)      The Agent will have delivered:

                           (i) to PSC (and the PSC Group members specified herein) and to the Company the documents, instruments and other property specified in Section 2.3(b), as applicable, to be delivered at Closing in the event that PSC is the Seller; or

                           (ii) to HCL (and the HCL Group members specified herein) the documents, instruments and other property specified in Section 2.3(a), as applicable, to be delivered at Closing in the event that HCL is the Seller.

                  (d)      (i)      The representations and warranties of the
         Buyer herein contained shall be true in all material respects at the Closing Date with the same effect as though made at such time; provided, that the truth or accuracy of the representations and warranties of Sections 3.5 or 4.5 or any misrepresentations contained therein, as applicable, shall not be a condition to Closing; and (ii) Buyer shall have performed in all material respects all obligations and complied with in all material respects all covenants and conditions required by this Agreement to be performed or complied with by Buyer at or prior to the Closing Date.

                  (e)      There shall be no Lien on the Mauritius Shares.

                  (f) There shall not exist a Prohibition binding upon Seller (or a member of its Group that has an obligation under the Agreement) that has not been overcome, disapplied or otherwise terminated or removed; provided, that the condition to Closing contained in this Section 7.2(f) will be deemed to have been satisfied if the Prohibition has been enacted or became effective as a result, in whole or in part, of action (other than the mere execution and delivery of any of the Transaction Documents, the announcement of same in accordance with the terms of this Agreement, or the making of any filing or report (including the letter dated November 24, 2003 filed with the Reserve Bank of India prior to the Effective Date and disclosed to PSC) (without more) required under applicable Law) taken directly or indirectly by Seller (or any member of its Group) with the intention of giving rise to a Prohibition.

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

                                  ARTICLE VIII
                                 INDEMNIFICATION

         8.1 Indemnification of the Buyer. From and after the Closing, the Seller will indemnify and hold the Buyer, the Buyer Group and their respective managers, directors, officers, employees, consultants and agents (collectively, the "Buyer Parties") harmless from any and all proceedings, liabilities, obligations, claims, demands, actions, causes of action, losses, contingencies, damages, costs, and expenses, including all court costs and reasonable attorneys' fees (collectively, "Losses," which term shall exclude, in all cases, special, indirect, consequential, punitive and exemplary damages (lost income and profits), unless payable to a third Person unaffiliated with a party seeking to be indemnified hereunder), that any Buyer Party suffers or incurs as a result of or relating to:

                  (a) the breach of any representation or warranty made by the Seller in Article III or Article IV, as applicable, and Sections 6.13(e), 6.15(g), 9.6 and 9.13(a) of this Agreement, the Agent Agreement or in any of the deeds of transfer delivered in connection with the Closing, or any allegation by a third Person (other than a Buyer Party) that, if true, would constitute such a breach; and

                  (b) the breach of any covenant or agreement made by the Seller in this Agreement or any other Transaction Document;

provided, that the foregoing indemnification obligation by Seller of the Buyer Parties shall not encompass or be deemed to cover any matter or any other representation, warranty, covenant or agreement for which a specific, exclusive remedy (including through indemnification) has otherwise been provided in this Agreement or any other Transaction Document, as applicable, including without limitation, Schedule 6.20 and Sections 8.3, 8.8 and 8.9, and the payment, if any, of the Auction Participation Fee after December 31, 2003 as contemplated in Sections 9.2(b)(i) and 9.2(b)(iii).

         8.2 Indemnification of the Seller. From and after the Closing, the Buyer will indemnify and hold the Seller, the Seller Group and their respective managers, directors, officers, employees, consultants and agents (collectively the "Seller Parties") harmless from any and all Losses that any Seller Party suffers or incurs as a result of or relating to:

                  (a) the breach of any representation or warranty made by the Buyer in Article III or Article IV, as applicable, and Sections 6.13(e), 6.15(g), 9.6 and 9.13(a) of this Agreement, the Agent Agreement or in any of the deeds of transfer delivered in connection with the Closing, or any allegation by a third Person (other than a Seller Party) that, if true, would constitute such a breach; and

                  (b) the breach of any covenant or agreement made by the Buyer in this Agreement or any other Transaction Document;

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

provided, that the foregoing indemnification obligation by Buyer of the Seller Parties shall not encompass or be deemed to cover any matter or any other representation, warranty, covenant or agreement for which a specific, exclusive remedy (including through indemnification) has otherwise been provided in this Agreement or any other Transaction Document, as applicable, including, without limitation, Schedule 6.20 and Sections 8.3, 8.8 and 8.9, and the payment, if any, of the Auction Participation Fee after December 31, 2003 as contemplated in Sections 9.2(b)(i) and 9.2(b)(iii).

         8.3 Indemnification of HCL. From and after the Closing, in the event HCL is the Buyer, PSC will indemnify and hold HCL, the HCL Group and their respective managers, directors, officers, employees, consultants and agents (collectively the "HCL Parties") harmless from any and all Losses that any HCL Party suffers or incurs as a result of claims made by employees of the Company Group concerning the replacement of Company Options held by them that were issued under the HCL Perot Systems NV, The Netherlands Stock Option Master Plan adopted in 2000 with HPS India Options, as contemplated in Section 6.19.

         8.4 Survival. Except as may be otherwise provided in Section 8.8, the representations and warranties of each of PSC and HCL made in this Agreement or any other Transaction Document will survive the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement for a period of one year from the Closing Date; provided, that the representations and warranties contained in Section 3.2 and Section 4.2, and contained in Section 3.6 (if PSC is the Seller) and Section 4.6 (if HCL is the Seller) shall survive indefinitely, and provided further, that any representation or warranty the violation of which is made the basis of a claim for indemnification pursuant to Section 8.1(a) or Section 8.2(a) will survive until such claim is finally resolved if the Indemnified Party notifies the Indemnifying Party of such claim in reasonable detail prior to the date on which such representation or warranty would otherwise expire under this Agreement. No claim for indemnification pursuant to Section 8.1(a) or Section 8.2(a) based on the breach or alleged breach of a representation or warranty may be asserted by a party otherwise entitled to be indemnified after the date on which such representation or warranty expires under this Agreement. Except as may be otherwise provided in Section 8.8, or as otherwise expressly set forth in this Agreement in respect of a particular covenant or agreement, the covenants and agreements of each of PSC and HCL contained in this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement indefinitely. Claims for indemnification under Sections 8.8 shall survive and may be brought or initiated until the expiration of the applicable statute of limitations, and claims for indemnification under Section 8.9 shall survive and may be brought or initiated until one (1) year following the expiration of the AIG Policy.

         8.5 Notice. Except as may be otherwise provided in Section 8.8, any party entitled to receive indemnification under this Article VIII (the "Indemnified Party") agrees to give prompt written notice to the party or parties required to provide such

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indemnification (the "Indemnifying Parties") following the discovery of any breach of a representation, warranty, covenant or agreement, the occurrence of any indemnifiable Loss or the assertion of any claim or the commencement of any action or proceeding in respect of which such a Loss may reasonably be expected to occur (a "Claim"), but the Indemnified Party's failure to give such notice will not affect the obligations of the Indemnifying Party under this Article VIII except to the extent that the Indemnifying Party is materially prejudiced thereby. Such written notice will include (a) the representation, warranty or covenant with respect to which the Claim is being made, (b) the facts giving rise to the alleged basis for the Claim, to the extent known by the party seeking indemnification, and (c) a reasonable estimate of the amount of the liability or Loss being asserted against the Indemnifying Party by reason of the Claim, unless such amount is uncertain or contingent, in which event the Indemnified Party will give a later written notice promptly after the amount becomes certain or fixed.

         8.6 Defense of Third Person Claims. Except as may be otherwise provided in Section 8.8:

                  (a) In the event of any Claim brought by, or asserted as a result of a claim by, a third Person (a "Third Party Claim"), the Indemnified Party shall promptly notify the Indemnifying Party in writing of such Third Party Claim. Such written notice will include a description of (i) the representation, warranty, covenant or agreement with respect to which the Claim is being made (which may be subsequently revised by the Indemnified Party within a reasonable time of new or additional facts becoming known), (ii) the facts giving rise to the alleged basis for the Claim, to the extent known by the party seeking indemnification (which may be subsequently revised by the Indemnified Party within a reasonable time of new or additional facts becoming known), and (iii) the amount of the Loss being asserted against the Indemnifying Party by reason of the Claim, unless such amount is uncertain or contingent, in which event the Indemnified Party will also give a later written notice promptly after the amount becomes certain or fixed. The failure to promptly so notify the Indemnifying Party of the Third Party Claim shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent that such failure shall have materially and adversely prejudiced the Indemnifying Party.

                  (b) Subject to the other terms of this Article VIII, the Indemnifying Party may by written notice to the Indemnified Party no later than fifteen (15) calendar days after receiving written notice of a Third Party Claim from the Indemnified Party, elect to assume and control the defense (or settlement) of any Third Party Claim as provided herein, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of expenses related to such Third Party Claim (including expenses incurred prior to such election).

                  (c) If the Indemnifying Party elects to assume and control the defense of a Third Party Claim, then (i) the Indemnified Party may only settle such Third Party Claim with the written consent of the Indemnifying Party, which consent will

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         not be unreasonably withheld or delayed, (ii) the Indemnifying Party may settle such Third Party Claim without the consent of the Indemnified Party only if (A) any monetary damages payable to any third party in respect of the Third Party Claim are paid by the Indemnifying Party, (B) the Indemnified Party receives a full, complete and unconditional release in respect of the Third Party Claim without any admission or finding of obligation, liability, fault or guilt (criminal or otherwise) with respect to the Third Party Claim, and (C) no injunctive, extraordinary, equitable or other relief of any kind is imposed on the Indemnified Party, and (iii) the Indemnifying Party may otherwise settle such Third Party Claim only with the consent of the Indemnified Party, which consent will not unreasonably be withheld or delayed. The Indemnified Party may employ separate counsel and participate in the defense of any Third Party Claim, but the Indemnified Party will be responsible for the reasonable fees and expenses of such counsel unless (A) the Indemnifying Party has failed to assume, or if assumed, has failed to reasonably and actively defend such Third Party Claim as provided herein or to employ counsel reasonably satisfactory to the Indemnified Party with respect thereto within the time period provided in Section 8.6(b), or (B) in the reasonable opinion of the Indemnified Party (upon advice of counsel) a conflict of interest exists between the interests of the Indemnified Party and the Indemnifying Party that requires representation by separate counsel, in which case the reasonable fees and expenses of one separate counsel to the Indemnified Party will be paid by the Indemnifying Party.

                  (d) If the Indemnified Party settles any Third Party Claim or consent to any judgment with respect thereto without the consent of the Indemnifying Party (unless such consent is unreasonably withheld or delayed) and in violation of the terms of this Section 8.6, the Indemnified Party shall thereafter have no claim against the Indemnifying Party under this Agreement with respect to any Loss occasioned by such settlement.

         8.7      Limitations on Indemnity.

                  (a) The Seller will have no obligation to indemnify the Buyer Parties for the breaches or alleged breaches of representations and warranties as provided in Section 8.1(a) until the aggregate amount of the Losses incurred or reasonably to be incurred by the Buyer Parties exceeds US $50,000, in which case the Buyer Parties shall be entitled to indemnification with respect to all amounts in excess of US $50,000; provided, that the obligation of Seller to so indemnify Buyer Parties pursuant to Section 8.1(a) will not exceed the Purchase Price in the aggregate. Notwithstanding the foregoing, the limitations on indemnification set forth in this Section 8.7(a) will not apply to any Losses arising out of a breach of the representations and warranties contained in Sections 3.2, 3.6, 3.9, 4.2, 4.6 and 4.9, as applicable,
         Section 9.6 or any claims based on fraud or intentional misconduct in connection with this Agreement, the other Transaction Documents or the transactions contemplated hereby and thereby.

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                  (b)      The Buyer will have no obligation to indemnify the
         Seller Parties for the breaches or alleged breaches of representations and warranties as provided in Section 8.2(a) until the aggregate amount of the Losses incurred by the Seller Parties exceeds US $50,000, in which case the Seller Parties shall be entitled to indemnification with respect to all amounts in excess of US $50,000; provided, that the obligation of the Buyer to so indemnify the Seller Parties pursuant to
         Section 8.2(a) will not exceed the Purchase Price in the aggregate. Notwithstanding the foregoing, the limitations on indemnification set forth in this Section 8.7(b) will not apply to any Losses arising out of a breach of the representations and warranties contained in Sections 3.2, 3.6, 4.2 and 4.6, as applicable, Section 9.6 or any claims based on fraud or intentional misconduct in connection with this Agreement, the other Transaction Documents or the transactions contemplated hereby and thereby.

                  (c) From and after the Closing, (i) the indemnification provided under Sections 8.1(a) and 8.2(a) shall be the sole and exclusive remedy for any breach of any of the representations and warranties of Buyer or Seller referenced therein (other than any representations and warranties set forth in Schedule 6.20 and Section 8.8, with respect to which Sections 8.1(a), 8.2(a) and this Section 8.7(c) do not apply) and (ii) the indemnification provided under the other provisions of Sections 8.1, 8.2, 8.3 and 8.9 of this Article VIII shall be the sole and exclusive monetary remedy for the matters covered thereby (other than Schedule 6.20 and Section 8.8, for which this Section 8.7(c) does not apply).

         8.8      PSC Indemnification of HCL for Dutch Taxes.

                  (a) If HCL is the Buyer, PSC will indemnify and hold harmless HCL for any Tax (defined for purposes of this Section 8.8 in Section 8.8(k)) imposed by The Netherlands ("Dutch Tax") on HCL with respect to the transactions set forth on Schedule 8.8 hereto (the "Schedule 8.8 Transactions"), less any Tax that would have been incurred by HCL if the Schedule 8.8 Transactions had not occurred and instead, on the Closing Date, HCL Bermuda had purchased all the PSC Company Shares directly from PSC for cash.

                  (b) As of the date of this Agreement, (i) PSC is not actually aware that any of the Schedule 8.8 Transactions will violate any Dutch tax law in effect on the date of this Agreement or result in any Dutch Taxes being imposed on HCL that would give rise to a claim for indemnification by HCL pursuant to Section 8.8(a) hereof (assuming the representations of the members of the HCLT Group in this Agreement that are relevant to the Schedule 8.8 Transactions are correct), and
         (ii) HCLT is not actually aware that any of the Schedule 8.8 Transactions will violate any Dutch tax law in effect on the date of this Agreement or result in any Dutch Taxes being imposed on HCL that would give rise to a claim for indemnification by HCL pursuant to
         Section 8.8(a) hereof. In this regard, PSC and HCL have received an opinion of Deloitte & Touche to the effect that the Schedule 8.8 Transactions should not give rise to any Dutch corporate

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         income tax, any Dutch dividend withholding tax or any Dutch capital registration tax.

                  (c) HCL will, and will cause the members of the HCLT Group to, use reasonable best efforts to minimize the Dutch Taxes referred to in Sections 8.8(a) hereof, including without limitation, filing all requisite tax returns or notices in the Netherlands with respect to the Schedule 8.8 Transactions. PSC will bear the cost of HCL's professional fees for the filing of any such tax return, notice or other filing on the Schedule 8.8 Transactions, but only to the extent that, but for the Schedule 8.8 Transactions, HCL would not otherwise have been required to file such return, notice or other filing.

                  (d) PSC's obligations pursuant to Section 8.8(a) hereof will not apply to any Dutch Tax that results from any action or omission by HCL or any other member of the HCLT Group that occurs after the Closing Date that is not related to the Schedule 8.8 Transactions or the implementation thereof.

                  (e) As a condition to PSC's obligation to indemnify HCL pursuant to Section 8.8(a) hereof (but subject to Section 8.8(f) hereof), and without limiting the provisions of Section 6.17 hereof:

                           (i) HCLT will promptly notify PSC in writing upon the receipt by HCL or any other member of the HCLT Group of notice of any pending or threatened audit, inquiry, claim, demand, assessment, adjustment, investigation, administrative proceeding, litigation or other similar event that may affect the determination of any Dutch Tax for which PSC is or may be obligated to indemnify HCL pursuant to this Section 8.8 (collectively, "Indemnified Tax Matters"). For purposes of the preceding sentence, "promptly" means the earlier of (y) thirty
                  (30) days following receipt of such notice by HCL or any other member of the HCLT Group or (z) within a time period sufficient to enable PSC to effectively exercise its rights under this Section 8.8.

                           (ii) HCL will, and HCLT will cause the members of the HCLT Group to, allow PSC to: (1) participate in any Indemnified Tax Matter, including participating in the defense, litigation, appeal and settlement of such Indemnified Tax Matter, or (2) if PSC so elects, represent HCL's interest (with independent recognized counsel of PSC's choice, such choice being subject to HCLT's consent, which consent shall not be unreasonably withheld or delayed) with respect to such Indemnified Tax Matter, including controlling defense, litigation, appeal and settlement of such Indemnified Tax Matter; provided, however, that PSC first acknowledges to HCLT in writing PSC's obligation to indemnify HCL with respect to the Dutch Tax that is the subject of the Indemnified Tax Matter, and provided further that in the case of (2), HCLT may reasonably participate in such Indemnified Tax Matter (with counsel of HCLT's choice

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                  and at PSC's expense). In situation (1), HCL and PSC will, and
                  HCLT and PSC will cause the members of their respective Groups to, (A) fully cooperate with each other and their respective counsel in the defense, litigation, appeal and settlement of any Indemnified Tax Matter, (B) promptly provide each other a copy of any correspondence they, or any other member of their respective Groups, receive relating to such Indemnified Tax Matter, and (C) promptly provide to each other for approval any correspondence they propose to submit relating to such Indemnified Tax Matter. In situation (2), HCL will, and HCLT will cause the members of the HCLT Group to, (I) fully cooperate with PSC and its counsel in the defense, litigation, appeal and settlement of any Indemnified Tax Matter
                  (including, HCL providing PSC and its counsel with appropriate powers of attorney), (II) promptly provide PSC a copy of any correspondence received by HCL or any other member of the HCLT Group relating to such Indemnified Tax Matter, and (III) promptly provide to PSC for its approval any correspondence
                  HCL or any other member of the HCLT Group proposes to submit relating to such Indemnified Tax Matter.

                           (iii) If, pursuant to Section 8.8(e)(ii)((2) above, PSC desires to represent HCL's interest with respect to an Indemnified Tax Matter, but under the laws of the Netherlands (or otherwise) is prohibited from doing so, HCL will, and HCLT will cause the members of the HCLT Group to, take such actions with respect to such Indemnified Tax Matter as are requested by PSC, except as otherwise prohibited by the laws of the Netherlands.

         In exercising its rights under this Section 8.8(e), PSC and its counsel will consult with HCLT, and will in good faith take into account any reasonable suggestions made by HCLT and its counsel, regarding the Indemnified Tax Matter, and PSC will not exercise such rights in a manner that unreasonably favors the interests of the PSC Group over the interests of the HCLT Group.

                  (f) A breach by HCLT, HCL or any other member of the HCLT Group of any of the provisions of Section 8.8(e) hereof with respect to a particular Indemnified Tax Matter will not prevent HCL from seeking indemnification under Section 8.8(a) hereof for:

                           (i) such Indemnified Tax Matter if such breach is not material and does not deprive PSC of its rights under
                  Section 8.8(e) hereof in any material respect; or

                           (ii) any other Indemnified Tax Matter that is covered by Section 8.8(a) hereof and with respect to which the HCLT Group has not breached the provisions of Section 8.8(e) hereof.

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                  (g)      For the avoidance of doubt, the indemnification
         obligations of PSC under Section 8.8(a) hereof apply only to Dutch Taxes imposed on the Schedule 8.8 Transactions (subject to the limitations in Section 8.8(a)) and do not apply to (i) any other Taxes, imposed by any other jurisdiction, (ii) any Taxes imposed on any other transaction (including transactions HCL or the HCLT Group may undertake following the completion of the Schedule 8.8 Transactions, such as the payment of dividends or the restructuring of the HCLT Group), and (iii) any Taxes arising in the period following the Schedule 8.8 Transactions that result from the structure resulting from the Schedule 8.8 Transactions. The indemnification obligations of PSC under Section 8.8(a) hereof constitute the sole and exclusive remedy of HCL and the HCLT Group for any Taxes arising out of the Schedule 8.8 Transactions and for any breach by PSC of its representation in Section 8.8(b)(i) hereof. The following are illustrations of the application of clause
         (iii) above. Clause (iii) would not include any Dutch Taxes imposed on the Schedule 8.8 Transactions, notwithstanding that those Dutch Taxes are not due and payable until a date following the Closing Date. For example, if the sale or transfer by HCL of its shares in the Company to the Company in exchange for 50% of the Mauritius Shares, triggers a Dutch Tax, clause (iii) would not apply to that Dutch Tax (and, assuming the conditions for indemnification under this Section 8.8 are satisfied, PSC would indemnify HCL for such Dutch Tax), even if that Dutch Tax is not due and payable until a date that is after the Closing Date. On the other hand, clause (iii) would include any Dutch Tax that is triggered after the completion of the Schedule 8.8 Transactions. For example, if The Netherlands were to impose a tax on any Dutch company that, directly or indirectly through affiliates, owns 100% of the stock in a company formed under the laws of Mauritius, and a Dutch affiliate of HCL incurred that tax (as a result of HCL and HCL Bermuda owning 100% of HPS Mauritius), clause (iii) would include that tax (and thus PSC would have no obligation to indemnify HCL for that tax).

                  (h) HCLT covenants that HCL and the other members of the HCLT Group will report the Schedule 8.8 Transactions in accordance with
         Section 6.17(b) hereof. PSC will not be liable under Section 8.8(a) hereof or otherwise, to indemnify HCL for any Dutch Tax that arises due to the breach by HCLT or any member of the HCLT Group of the covenant contained in the preceding sentence or the covenant contained in
         Section 8.8(c) hereof.

                  (i) PSC will pay to HCL (or, if required or permissible, the Dutch tax authorities) any undisputed claims under Section 8.8 for Dutch Tax within five (5) days prior to the date (including lawful extensions) that such Dutch Tax is required to be paid by HCL to the Dutch authorities. Subject to all other provisions of this Section 8.8, if (and only if) PSC requires HCL to appeal a decision of The Netherlands tax authorities or of a lower court of The Netherlands and, in order to do so, HCL is required to post a letter of credit or a surety bond (or, if necessary, deposit cash) with such tax authorities or such court (and HCL cannot avoid such requirement without undue expense), PSC

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         shall post such letter of credit or surety bond (or, if necessary, shall deposit such cash); provided that (i) the posting of such letter of credit or surety bond (or the depositing of such cash) shall not waive any of PSC's rights under this Section 8.8 and Section 8.4, and
         (ii) prior to posting such letter of credit or surety bond (or the depositing of such cash), HCL shall assign to PSC (to the greatest extent permissible under relevant law) any and all rights HCL has or may have with respect to such letter of credit or surety bond (or cash). If, pursuant to the preceding sentence, PSC deposits any amount with The Netherlands tax authorities or a court, and such amount is later refunded to HCL or any member of the HCLT Group (or applied to reduce Taxes of HCL or any member of the HCLT Group other than Dutch Taxes for which PSC is required to indemnify HCL pursuant to Section 8.8(a) hereof), HCLT shall pay to PSC, within five days of receiving such refund, the amount of such refund along with any interest paid by The Netherlands on such refund.

                  (j) If any provision in this Section 8.8 conflicts with any other provision in this Agreement, the provision in this Section
         8.8 will govern.

                  (k) For purposes of this Section 8.8, the term "Tax" means any net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, or other like governmental assessment, together with any interest, demand, claim, penalty, fine, addition to tax or additional amount imposed by any taxing authority. The term Tax shall also include any reasonable fees of an outside law firm and, if required, an outside accounting firm, incurred by the HCLT Group in defending, appealing, litigating or settling any Tax for which PSC is obligated to indemnify the HCLT Group pursuant to this Section 8.8.

         8.9 Indemnification for Austrian Capital Transfer Tax. If (i) HCL is the Buyer, and (ii) HCL Bermuda receives a payment under the AIG Policy (a "Policy Payment"), and (iii) in order to enable HCL to fund the Tax Loss (as defined in such AIG Policy) HCL Bermuda transfers all or a portion of the Policy Payment to HCL, then (and only then) PSC shall pay to HCL Bermuda an amount equal to the lesser of (1) the amount of any Austrian capital transfer tax (i.e., Gesellschaftsteuer) imposed on such transfer or (2) one percent of the amount of such transfer.

                                   ARTICLE IX
                                  MISCELLANEOUS

         9.1 Termination. This Agreement and the transactions contemplated by this Agreement may be terminated at any time prior to the Closing upon the occurrence of any of the following:

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                  (a)      by mutual written consent of PSC and HCL (with a copy
         to the Agent);

                  (b)      [INTENTIONALLY OMITTED]

                  (c) by PSC or HCL, as of the date specified in a written notice of termination to the other (with a copy to the Agent), if there has been a material breach by the other of any of its representations, warranties, covenants or agreements set forth herein; provided, however, that if such breach is susceptible to cure, the breaching party shall have a period of four (4) calendar days (following delivery of notice from the party sending notice to the breaching party of its intention to terminate this Agreement if such breach continues) in which to cure such breach to the reasonable satisfaction of the party sending notice; provided, that the party seeking to so terminate this Agreement pursuant to this Section 9.1(c) may not so terminate this Agreement if the party seeking to so terminate is, at such time, in material breach of this Agreement, which breach would result in the failure of a condition to the other party's obligation to Close to be satisfied;

                  (d) by PSC or by HCL, as of the date specified in a written notice of termination to the Non-Performing Party (with a copy to the Agent), after the expiration of thirty (30) calendar days following its receipt of written notice of a Force Majeure Event from the Non-Performing Party, which Force Majeure Event continues, as of the date of termination specified in such notice, to prevent the Non-Performing Party from fulfilling its obligations under this Agreement; provided, that the party seeking to terminate this Agreement pursuant to this Section 9.1(d) may not so terminate this Agreement if the party seeking to so terminate is, at such time, in material breach of this Agreement, which breach would result in the failure of a condition to the Non-Performing Party's obligation to Close to be satisfied;

                  (e) upon receipt by the Seller of the Auction Participation Fee as a result of the election under Section 9.2(b) by the Seller to pursue the remedy set forth in Section 9.2(b)(i); or

                  (f)      [INTENTIONALLY OMITTED];

                  (g) notwithstanding the foregoing, unless otherwise expressly agreed by PSC and HCL in writing, this Agreement automatically shall terminate at midnight GMT on December 31, 2003 if
         (i) in the event that PSC is the Buyer, the consideration for the HCL Company Shares has not been paid over to HCL and title to the HCL Company Shares has not been transferred to PSI; or (ii) in the event that HCL is the Buyer, the consideration for 50% of the Mauritius Shares has not been paid over to the Company and title to such Mauritius Shares has not been transferred to HCL Bermuda, and thereafter title to the remaining 50% of the HPS Mauritius Shares has not been transferred to HCL and title to the

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         HCL Company Shares has not been transferred to the Company, in each case by that date and time.

         9.2 Effect of Termination; Certain Remedies Not Exclusive; Reserve Price Option.

                  (a)      If this Agreement is terminated as provided in
         Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of HCL or PSC, their respective Group members, or the respective equity holders, managers, directors, officers, employees, Affiliates, consultants, associates, representatives, agents, administrators, successors and assigns of any of the foregoing; provided, that a termination under Section 9.1 shall not relieve any party of any liability for a breach of this Agreement, or be deemed to constitute a waiver of any available remedy provided by
         Article IX of this Agreement except as otherwise expressly provided herein.

                  (b) In the event of a Buyer's Closing Breach, the Seller, so long as the Seller has not previously terminated this Agreement, may elect to pursue the following remedies which shall be Seller's sole and exclusive remedies in respect of such Buyer's Closing Breach, by providing written notice to the Buyer (with a copy to the Agent) of its election to so pursue a remedy set forth below, which notice must be delivered to the Buyer (with a copy to the Agent) after the date of the Buyer's Closing Breach and prior to December 31, 2003:

                           (i) The Seller may, in its sole discretion, elect to receive as liquidated damages for such Buyer's Closing Breach the sum of $15,000,000 in cash from the Buyer (the "Auction Participation Fee"). The Seller shall first look to the Agent and to the funds deposited by the Buyer with the Agent in Escrow for payment of the Auction Participation Fee; provided, that the Buyer shall remain fully liable to the Seller for the amount of the Auction Participation Fee (and the Seller shall have the right to directly pursue the Buyer for the payment of same) in the event the Agent does not pay the Auction Participation Fee to the Seller as provided herein. The Agent shall pay the Auction Participation Fee to the Seller immediately (but in no event later than three (3) calendar days) (provided, if the third calendar day is not a Business Day, then payment shall be made no later than the next succeeding calendar day that is a Business Day) after the Agent's receipt of the Seller's notice of its election to receive the Auction Participation Fee following a Buyer's Closing Breach, notwithstanding the termination of this Agreement pursuant to Section 9.1(g). The parties mutually agree that damages from a Buyer's Closing Breach are not susceptible to calculation and that such damages would be material. The parties, therefore, agree that the Auction Participation Fee represents a reasonable attempt to estimate the actual economic loss that would accrue to the Seller from a Buyer's Closing Breach after the Buyer has had the benefit of participating in the Auction

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                  and that the amount of the Auction Participation Fee will be binding on both parties as liquidated damages with respect thereto. Upon Seller's receipt of the Auction Participation Fee, this Agreement, including the Seller's rights to exercise the Reserve Price Option and to pursue specific performance, each as provided in Section 9.2(b), automatically shall terminate, except as otherwise provided in Section 9.2(b)(iii), without any further obligation of any party hereto to provide notice in writing or otherwise of such termination. The Seller's election to receive the Auction Participation Fee as contemplated by this Section 9.2(b)(i) shall, during the pendency of Seller's receipt of the Auction Participation Fee, suspend the Seller's rights to exercise the Reserve Price Option and to pursue specific performance, each as provided in Section 9.2(b). If the Seller does not receive the Auction Participation Fee pursuant to this Section 9.2(b)(i) at a time when it is entitled under the terms of this Section 9.2(b)(i) to so receive the Auction Participation Fee, then the Seller shall have the right, subject to Section 9.1(g), to exercise the Reserve Price Option or to pursue specific performance, each as provided in Section 9.2(b), by providing to Buyer written notice (with a copy to the Agent) of its election to exercise the Reserve Price Option following such failure of Seller to receive the Auction Participation Fee. The Seller will not be required to accept the tender of the Auction Participation Fee after it has made any subsequent election to exercise the Reserve Price Option or to pursue specific performance; provided, that if the Seller accepts such tender, Seller's rights to exercise the Reserve Price Option or to pursue specific performance shall immediately terminate.

                           (ii) The Seller may, in its sole discretion, elect to consummate the transactions contemplated hereby as though the Seller was the prevailing bidder in the Auction (the "Reserve Price Option"); provided, that notwithstanding the amount of the winning bid in the Auction, the Purchase Price payable in cash by the Seller pursuant to the exercise of the Reserve Price Option shall be the last valid bid submitted by the Seller in the Auction, less $15,000,000 (the "Reserve Price"). If Seller elects to exercise the Reserve Price Option, the transactions contemplated hereby and in the other Transaction Documents shall take place in the manner and in the structure set forth in Article II, and otherwise pursuant to all terms and conditions in this Agreement (including, without limitation, Section 9.1(g)) and in any other Transaction Documents applicable in the event that the party exercising the Reserve Price Option had been the prevailing bidder in the Auction. Without limiting the foregoing, if the Seller exercises the Reserve Price Option, the Seller will be deemed to be the "Buyer" (and shall thereafter assume all of the obligations and enjoy all of the rights of the Buyer hereunder) and the Buyer will be deemed to be the "Seller" (and shall thereafter assume all of the obligations and enjoy all of the rights of the Seller hereunder) for all purposes under this Agreement and the other Transaction Documents, except in the case the Seller is

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                  unable to Close its exercise of the Reserve Price Option, as provided below. If the Seller elects to exercise the Reserve Price Option, the Closing shall take place as soon as practicable following such election, but in no event later than December 31, 2003 (unless otherwise expressly agreed in writing by PSC and HCL (with a copy to the Agent)). Upon delivery of Seller's notice to the Buyer of its election to exercise the Reserve Price Option, the Buyer's rights as the prevailing bidder in the Auction pursuant to the Agreement (but not its liability with respect to the Buyer's Closing Breach) shall be suspended during the pendency of the Closing under the Reserve Price Option. At the Closing of the transactions contemplated hereby pursuant to the exercise of the Reserve Price Option, the Seller shall deposit with the Agent in Escrow an amount in cash equal to the Reserve Price (provided, that if the Seller has previously received the Auction Participation Fee as a result of Seller's receipt of an award of specific performance as contemplated in Section 9.2(b)(iii), then the Seller shall promptly deposit with the Agent in Escrow an amount in cash equal to the full amount of its last valid bid in the Auction). The Seller's election to exercise the Reserve Price Option as contemplated by this
                  Section 9.2(b)(ii) shall, during the pendency of the Closing as a result of the Seller's exercise of the Reserve Price Option, suspend the Seller's right to receive the Auction Participation Fee and to pursue specific performance, each as provided in Section 9.2(b). If the Seller consummates the Closing pursuant to the exercise of the Reserve Price Option, then the Seller's rights to receive the Auction Participation Fee and to pursue specific performance or to receive only the Auction Participation Fee automatically shall terminate. If the Seller fails to consummate its exercise of the Reserve Price Option by December 30, 2003 and such failure is due to a breach by the Buyer of this Agreement, then the Seller shall have the right to receive the Auction Participation Fee, as provided in Section 9.2(b)(i), by providing written notice to the Buyer (with a copy to the Agent) of its election to receive the Auction Participation Fee no later than December 31, 2003. The Agent shall pay the Auction Participation Fee to the Seller immediately, but in no event later than three (3) calendar days after the Agent's receipt of the Seller's notice of its election to receive the Auction Participation Fee pursuant to this Section 9.2(b)(ii), notwithstanding the termination of this Agreement pursuant to Section 9.1(g).

                           (iii) The Seller may, in its sole discretion, elect to pursue the remedy of specific performance, mandatory injunction or similar equitable remedy (referred to in this Agreement as "specific performance"). The Seller's election to pursue specific performance as contemplated by this Section 9.2(b)(iii) shall, during the pendency of Seller's pursuit of same and, if granted, during the pendency of the Buyer's compliance with such order of specific performance, suspend the Seller's rights to receive the Auction Participation Fee and to exercise the Reserve Price Option, each

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                  as provided in Section 9.2(b), but subject to the provisions of this Section 9.2(b)(iii). If the Seller is successful in obtaining an award of specific performance, then the Seller shall also receive the Auction Participation Fee, notwithstanding the termination of this Agreement pursuant to
                  Section 9.1(g). The Seller shall first look to the Agent and to the funds deposited by the Buyer with the Agent in Escrow for payment of the Auction Participation Fee; provided, that the Buyer shall remain fully liable to the Seller for the amount of the Auction Participation Fee (and the Seller shall have the right to directly pursue the Buyer for the payment of same) in the event the Agent does not pay the Auction Participation Fee to the Seller as provided herein. The Seller shall promptly provide written notice to the Buyer, with a copy to the Agent, of Seller's receipt of an award of specific performance (with a copy of such award attached thereto). Upon receipt of such notice the Agent shall immediately, but in no event later than three (3) calendar days (provided, if the third calendar day is not a Business Day, then payment shall be made no later than the next succeeding calendar day that is a Business Day) of its receipt of such notice, pay the Auction Participation Fee to the Seller, notwithstanding the termination of this Agreement pursuant to Section 9.1(g). If the Seller is successful in obtaining an award of specific performance and it receives the Auction Participation Fee, and thereafter the parties hereto Close the transactions contemplated hereby, then Seller's right to exercise the Reserve Price Option automatically shall terminate. If (1) Seller is unsuccessful in obtaining an award of specific performance, or (2) if successful in obtaining such award (and in receiving the Auction Participation Fee), Seller is however unable, prior to December 30, 2003, to Close the transactions contemplated hereby and such failure to Close is due to a breach by the Buyer of this Agreement or the order of specific performance, or (3) if the Seller otherwise elects to cease its pursuit of specific performance by terminating or withdrawing its proceeding in pursuit thereof, then, in each case, the Seller shall have the right to exercise the Reserve Price Option, subject to Section 9.1(g), as contemplated in
                  Section 9.2(b)(ii) or, in the case of foregoing clause (3), to elect to receive the Auction Participation Fee as contemplated by Section 9.2(b)(i)); provided, that the Seller provides written notice to the Buyer (with a copy to the Agent) of any such election prior to December 31, 2003.

                  (c) Without limiting the foregoing, each of PSC and HCL hereby expressly agree that in the event of a material breach by the other (or a member of the other's Group) of such party's representations and warranties, covenants or agreements under this Agreement, other than a Buyer's Closing Breach, that results in the failure of a condition to the non-breaching party's obligation to Close to be satisfied, which failure is not waived by the non-breaching party, and the Closing does not occur as a result, then the sole and exclusive remedy available to the non-breaching party shall be (i) in the event the breach relates to

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         a representation or warranty, to terminate this Agreement as provided in Section 9.1 and/or to recover monetary damages from the breaching party and its Group arising from such breach, or (ii) in the event the breach relates to a covenant or agreement (1) to pursue specific performance or (2) to terminate this Agreement as provided in Section
         9.1 and/or recover monetary damages from the breaching party and its Group arising from such breach. The non-breaching party's election to pursue specific performance as contemplated by this Section 9.2(c) in respect of a breach of a covenant or agreement shall, during the pendency of the non-breaching party's pursuit of same, suspend such party's right to pursue and recover monetary damages in respect of such breach. If the non-breaching party is successful in obtaining an award of specific performance pursuant to this Section 9.2(c), and if the breaching party promptly thereafter complies with the covenant or agreement previously breached, then non-breaching party's right to seek monetary damages in respect of such breach shall terminate. If (i) the non-breaching party is unsuccessful in obtaining an award of specific performance, or (ii) if successful in obtaining such award, the breaching party does not thereafter promptly comply with the covenant or agreement previously breached, or (iii) if the non-breaching party otherwise elects to cease its pursuit of specific performance by formally terminating or withdrawing its proceeding in pursuit thereof prior to the arbitral tribunal or court (as the case may be) rendering its decision concerning an award of specific performance, then the non-breaching party shall thereafter have the right to recover monetary damages in respect of such breach.

         9.3 Notices. Except for the delivery of the documents to be used in the conduct of the Auction specified in Section 1.1(b), which delivery shall be governed by the provisions of Section 1.1(b), all notices that are required or may be given pursuant to this Agreement must be in writing and delivered personally, by a recognized courier service, by a recognized overnight delivery service, by telecopy or by registered or certified mail, postage prepaid, to the parties at the following addresses (or to the attention of such other person or such other address as any party may provide to the other parties by notice in accordance with this Section 9.3):

         if to PSC or any PSC Group Member:   with copies to:

         Perot Systems Corporation            Hughes & Luce, L.L.P.
         2300 West Plano Parkway              1717 Main Street
         Plano, Texas 75705                   Suite 2800
         Attention: Peter Altabef, Esq.       Dallas, Texas 75201
         Telecopy: (972) 577-6085             Attention: Glen J. Hettinger, Esq.
                                              Telecopy: (214) 939-5849

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         if to HCL or any HCL Group Member:    with copies to:

         HCL Holdings GMBH                     P&A Law Offices
         c/o HCL Technologies                  1st Floor, Dr. Gopal Das  Bhavan
         A10-11, Sector III                    28, Barakhamba Road
         Noida 201301 India                    New Delhi 1100001, India
         Attention: Anil Chanana               Attention: Anand S. Pathak
         Telecopy: 91-120-2550893              Telephone: 91-11-2373-8793
                                                          91-11-2335-7345

Any such notice or other communication will be deemed to have been given and received (whether actually received or not) on the calendar day it is personally delivered or delivered by courier or overnight delivery service, or on the calendar day it is sent by telecopy or, if mailed, on the calendar day it is actually received, in each case at or to the address for the recipient designated in accordance with this Section 9.3.

         9.4 Attorneys' Fees and Costs. The prevailing party in any dispute concerning the terms of the Agreement or any Transaction Document will be entitled to recover reasonable attorneys' fees and costs incurred in connection therewith (except to the extent any such fees have already been recovered under Article VIII of this Agreement).

         9.5 Reasonable Efforts; Further Assurances. Each party will use all commercially reasonable efforts to cause all conditions to its obligations hereunder to be timely satisfied and to perform and fulfill all obligations on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement and the other Transaction Documents shall be effected substantially in accordance with its terms as soon as reasonably practicable. Each party shall execute and deliver both before and after the Closing such further certificates, agreements and other documents and take such other actions as may be necessary or appropriate to consummate or implement the transactions contemplated hereby or to evidence such events or matters.

         9.6 Brokers. Each party to this Agreement represents to the other parties that it has not incurred and will not incur any liability for brokers' or finders' fees or agents' commissions in connection with this Agreement and the other Transaction Documents or the transactions contemplated by this Agreement and the other Transaction Documents, and agrees that it will indemnify and hold harmless the other parties against any claim for brokerage and finders' fees or agents' commissions in connection with the negotiation or consummation of the transactions contemplated by this Agreement and the other Transaction Documents.

         9.7      [INTENTIONALLY OMITTED]

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         9.8      Counterparts. This Agreement may be executed in one or more counterparts for the convenience of the parties, all of which together will constitute one and the same instrument.

         9.9      Interpretation.

                  (a) The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and will not in any way affect the meaning or interpretation of this Agreement. References in this Agreement to Articles, Sections, Exhibits, and Schedules are to the Articles, Sections, Exhibits, and Schedules of this Agreement unless the context requires otherwise. The terms "herein," "hereof," "hereafter," "hereunder" and terms of similar import refer to this Agreement as a whole and not to any provisions or term or portion of this Agreement.

                  (b) Each of PSC and HCL, for itself and on behalf of its Group, shall irrevocably relinquish and waive any Objection that is not asserted in the manner and within the time frame specified in Section 1.1(b)(i). Without in any way limiting the foregoing, the submission of a bid in the Auction by a party shall constitute the conclusive, binding and irrevocable acknowledgement and agreement of the party submitting the bid, for itself and on behalf of its Group, that the Auction has, up until such time, been conducted in full compliance with the terms of this Agreement and the Agent Agreement.

         9.10 Successors and Assigns; Assignment. This Agreement will bind and inure to the benefit of the parties named in this Agreement and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests, or obligations under this Agreement may be assigned or delegated by either of PSC, on the one hand, or HCLT or HCL on the other hand, without the prior written consent of the other and any such purported assignment or delegation without such prior written consent will be null and void; except that each of PSC and/or PSI, on the one hand, and HCL, HCLT and/or HCL Bermuda, on the other hand, may assign its rights under this Agreement to any member of their respective Groups; provided, that any such assignment shall not relieve the assigning party of any liability hereunder or (except for any change to the applicable notice provisions) change or modify in any manner whatsoever the obligations or liabilities of any other party hereto (or impose any new obligation or liabilities on any other person hereto). This Agreement is not intended to confer any rights or benefits on any Person other than the parties to this Agreement except (a) the Buyer Parties and the Seller Parties to the extent provided in Article VIII; and (b) the Seller Released Parties, the Company Released Parties, the HCL Released Parties and the PSC Released Parties each to the extent provided in the applicable sections of Section 6.13, which Persons set forth in the foregoing clauses (a) and (b) are expressly made third party beneficiaries to this Agreement.

         9.11 Entire Agreement. This Agreement, the other Transaction Documents, and the related documents contained as Exhibits and Schedules to this Agreement and

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the other Transaction Documents contain the entire understanding of the parties relating to the subject matter of this Agreement and supersede all prior written or oral and all contemporaneous oral Contracts relating to the subject matter of this Agreement. This Agreement may not be modified or amended except in writing signed by the party against whom enforcement is sought. The parties hereto agree to give the Agent notice of any amendment to this Agreement. The preamble, recitals, Exhibits and Schedules to this Agreement are hereby incorporated by reference into and made a part of this Agreement for all purposes. The Exhibits will not be deemed to be effective until fully executed and, in the case of Exhibits that are deposited with the Agent in Escrow, until their release from Escrow in connection with the Closing, if applicable.

         9.12 Specific Performance. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants under this Agreement, including its failure to take all required actions on its part necessary to consummate the transactions contemplated by this Agreement, will cause irreparable injury to the other parties for which damages, even if available, will not be an adequate remedy. Accordingly, except as otherwise provided in Schedule 6.20, each party hereby consents to the issuance of injunctive relief by an arbitrator or arbitration panel pursuant to Section 9.19 (without the necessity of posting bond or any other surety) to compel performance of such party's obligations and to the granting by any such arbitrator or arbitration panel or court of the remedy of specific performance of its obligations under this Agreement, subject to Sections 9.2(b) and 9.2(c), if applicable.

         9.13     DISCLAIMER OF CERTAIN WARRANTIES; LIMITED COMPANY LIABILITY.

                  (a) EACH OF PSC AND HCL REPRESENTS AND WARRANTS TO THE OTHER, ON BEHALF OF ITSELF AND EACH OF THE PSC RELEASING PARTIES AND THE HCL RELEASING PARTIES, RESPECTIVELY, THAT IT HAS PERFORMED EXTENSIVE DUE DILIGENCE AND REVIEWS WITH RESPECT TO THE COMPANY AND ITS GROUP MEMBERS WITH THE INTENTION OF FORMING ITS OWN CONCLUSIONS, AND HAS SO FORMED ITS OWN CONCLUSIONS, REGARDING THE CONDITION (FINANCIAL AND OTHERWISE), VALUE, PROPERTY, LIABILITIES, CONTRACTS, RISKS AND OTHER INCIDENTS OF THE BUSINESS OF THE COMPANY AND THE COMPANY GROUP, AND OF THE VALUE OF THE SHARES. WITHOUT IN ANY WAY LIMITING OR MODIFYING THE FOREGOING, IT IS THE EXPRESS INTENTION AND AGREEMENT OF PSC AND HCL (ACTING FOR THEMSELVES AND ON BEHALF OF THE PSC RELEASING PARTIES AND HCL RELEASING PARTIES, RESPECTIVELY), THAT THE TRANSACTIONS CONTEMPLATED HEREUNDER SHALL BE WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND (EXPRESS OR IMPLIED), OTHER THAN THE EXPRESS REPRESENTATIONS AND WARRANTIES OF PSC AND HCL IN THIS AGREEMENT. THE BUYER HEREUNDER, WHETHER PSC OR HCL, HAS RELIED AND WILL CONTINUE TO RELY SOLELY ON ITS OWN BUSINESS JUDGMENT AND REVIEWS AND THE EXPRESS

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         REPRESENTATIONS OF PSC AND HCL IN THIS AGREEMENT WITH RESPECT TO THE
         TRANSACTIONS CONTEMPLATED HEREIN AND NOT ON ANY INFORMATION PROVIDED BY OR ON BEHALF OF THE COMPANY OR ANY COMPANY GROUP MEMBER, OR ON ANY REPRESENTATIONS OR WARRANTIES (EXPRESS OR IMPLIED) MADE BY THE COMPANY OR ANY COMPANY GROUP MEMBER, INCLUDING, BUT NOT LIMITED TO, ANY OF THE DISCLOSURES SET FORTH IN ARTICLE V OR THE COMPANY DISCLOSURE LETTER AS IT MAY BE UPDATED IN ACCORDANCE WITH SECTION 6.3.

                  (b) PSC AND HCL, ON BEHALF OF THEMSELVES AND THE PSC RELEASING PARTIES AND THE HCL RELEASING PARTIES, RESPECTIVELY, EXPRESSLY ACKNOWLEDGE AND AGREE THAT NEITHER THE COMPANY NOR ANY COMPANY GROUP MEMBER HAS, DIRECTLY OR INDIRECTLY, PROVIDED ANY REPRESENTATIONS OR WARRANTIES REGARDING THE COMPANY OR ANY COMPANY GROUP MEMBER IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING WITH RESPECT TO THE VALUE OF THE BUSINESS OF THE COMPANY AND THE COMPANY GROUP AND OF THE SHARES. IN ORDER TO GIVE EFFECT TO THESE UNDERSTANDINGS, PSC AND HCL, ON BEHALF OF THEMSELVES AND THE PSC RELEASING PARTIES AND THE HCL RELEASING PARTIES, RESPECTIVELY, FURTHER DISCLAIM, EFFECTIVE AS OF THE DATE HEREOF AND AS OF THE CLOSING DATE, ANY RELIANCE ON ANY INFORMATION PROVIDED BY THE COMPANY OR ANY COMPANY GROUP MEMBER REGARDING THE COMPANY OR ANY COMPANY GROUP MEMBER, INCLUDING, BUT NOT LIMITED TO, ANY OF THE DISCLOSURES SET FORTH IN
         ARTICLE V OR THE COMPANY DISCLOSURE LETTER AS IT MAY BE UPDATED IN ACCORDANCE WITH SECTION 6.3, AND ANY DAMAGES THAT ANY OF THEM MIGHT INCUR IN CONNECTION THEREWITH. WITHOUT LIMITING THE FOREGOING, THE DISCOVERY OF AN ERROR OR OMISSION IN THE DISCLOSURES SET FORTH IN
         ARTICLE V OR THE COMPANY DISCLOSURE LETTER AS IT MAY BE UPDATED IN ACCORDANCE WITH SECTION 6.3 PRIOR TO THE CLOSING WILL NOT, IN THE ABSENCE OF A MATERIAL BREACH OF THIS AGREEMENT WITH RESPECT TO SUCH COMPANY DISCLOSURES BY EITHER THE SELLER OR ITS GROUP, ON THE ONE HAND, OR BY THE BUYER AND ITS GROUP, ON THE OTHER HAND, RESULT IN THE FAILURE OF A CONDITION TO THE BUYER'S OR THE SELLER'S, RESPECTIVELY, OBLIGATION TO CLOSE THE TRANSACTIONS CONTEMPLATED HEREBY TO BE SATISFIED.

                  (c) NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS, PSC AND HCL EXPRESSLY ACKNOWLEDGE AND AGREE THAT EXCEPT AS EXPRESSLY SET FORTH BELOW, NONE OF THE COMPANY, ANY MEMBER OF THE COMPANY GROUP, NOR ANY OF THE COMPANY RELEASED

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         PARTIES SHALL HAVE ANY LIABILITY WHATSOEVER, WHETHER IN LAW, AT EQUITY
         OR OTHERWISE, TO ANY PARTY FOR THE COMPANY'S (OR ANY COMPANY GROUP MEMBER'S) BREACH, DEFAULT OR NONCOMPLIANCE WITH ANY OF THE COMPANY'S COVENANTS AND AGREEMENTS CONTAINED IN THIS AGREEMENT. IN FURTHERANCE OF THE FOREGOING AND THE RELEASES SET FORTH IN SECTION 6.13, EACH OF THE PSC RELEASING PARTIES, THE HCL RELEASING PARTIES AND THE COMPANY RELEASING PARTIES EXPRESSLY, UNCONDITIONALLY AND IRREVOCABLY DISCHARGES, ACQUITS AND RELEASES EACH OF THE HCL RELEASED PARTIES, THE PSC RELEASED PARTIES, AND THE COMPANY RELEASED PARTIES FROM AND AGAINST ANY CLAIM ARISING FROM OR RELATED TO ANY SUCH BREACH, DEFAULT OR NONCOMPLIANCE BY THE COMPANY OR ANY COMPANY GROUP MEMBER WITH THE COMPANY'S COVENANTS AND AGREEMENTS SET FORTH IN THIS AGREEMENT; PROVIDED, THAT NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT
         (1) NEITHER THE FOREGOING DISCHARGE, ACQUITTAL AND RELEASE NOR THE RELEASES SET FORTH IN SECTION 6.13 SHALL ENCOMPASS, AND EACH PARTY (OTHER THAN THE COMPANY AND EACH COMPANY GROUP MEMBER, AS EXPRESSLY PROVIDED HEREIN) SHALL REMAIN LIABLE FOR, ANY BREACH OF ITS COVENANTS AND AGREEMENTS CONTAINED IN THIS AGREEMENT; (2) THE BUYER SHALL NOT BE DEEMED TO HAVE DISCHARGED, ACQUITTED AND RELEASED UNDER THIS SECTION
         9.13 OR UNDER SECTION 6.13 THE MANAGERS, DIRECTORS, OFFICERS, EMPLOYEES, CONSULTANTS OR AGENTS OF THE COMPANY AND THE COMPANY GROUP INCLUDING WITHOUT LIMITATION FOR ANY ACTIONS OR OMISSIONS OR FAILURES TO ACT WHICH CAUSE OR RESULT IN OR FACILITATE ANY BREACH OF THE COVENANTS AND AGREEMENTS OF THE COMPANY SET FORTH IN THIS AGREEMENT (INCLUDING WITHOUT LIMITATION, THE COVENANTS AND AGREEMENTS OF THE COMPANY SET FORTH IN ARTICLE VI) OR FOR ANY UNLAWFUL OR FRAUDULENT ACTIONS OR KNOWING VIOLATIONS OF COMPANY POLICIES OR BOARD OF DIRECTOR (INCLUDING COMMITTEE) OR STOCKHOLDER RESOLUTIONS OR DIRECTIVES; (3) WITH RESPECT TO ANY MANAGER, DIRECTOR, OFFICER, EMPLOYEE, CONSULTANT OR AGENT OF THE COMPANY OR ANY COMPANY GROUP MEMBER THAT REMAINS WITH THE COMPANY GROUP AS OF THE CLOSING, THE COMPANY SHALL NOT BE DEEMED TO HAVE DISCHARGED, ACQUITTED OR RELEASED UNDER THIS SECTION 9.13 ANY RIGHT TO DISMISS THE MANAGER, DIRECTOR, OFFICER, EMPLOYEE, CONSULTANT OR AGENT FOR CAUSE OR TO HAVE RELEASED ANY CLAIM AGAINST SUCH MANAGER, DIRECTOR, OFFICER, EMPLOYEE, CONSULTANT OR AGENT INCLUDING WITHOUT LIMITATION FOR UNLAWFUL, FRAUDULENT OR OTHER ACTS OR OMISSIONS OF THE MANAGER, DIRECTOR, OFFICER, EMPLOYEE, CONSULTANT OR AGENT TAKEN IN HIS/HER CAPACITY AS SUCH; (4) THE FOREGOING DISCHARGE, ACQUITTAL AND RELEASE SHALL NOT ENCOMPASS, AND THE COMPANY

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         AND EACH COMPANY GROUP MEMBER SHALL BE BOUND BY, THE PROVISIONS OF
         SECTIONS 6.13, 6.14, 6.15, 6.17, 6.19 AND 6.24 APPLICABLE TO THE
         COMPANY AND TO ANY COMPANY GROUP MEMBER; AND (5) THE SELLER SHALL NOT BE DEEMED TO HAVE DISCHARGED, ACQUITTED OR RELEASED THE COMPANY AND THE COMPANY GROUP UNDER THIS SECTION 9.13 OR UNDER SECTION 6.13 FOR, AND THE COMPANY AND THE COMPANY GROUP SHALL BE LIABLE FOR, THE BREACH OF ANY COMPANY OR COMPANY GROUP PAYMENT OBLIGATION UNDER THIS AGREEMENT. THE FOREGOING LIMITATIONS ON THE SCOPE OF THE DISCHARGES, ACQUITTALS AND RELEASES SET FORTH IN THIS SECTION 9.13 AND, TO THE EXTENT EXPRESSLY REFERENCED, SECTION 6.13, COLLECTIVELY, THE "RELEASE LIMITATIONS".

         9.14     Certain Definitions. As used in this Agreement:

                  (a) "Affiliate" means, with respect to a specific Person, any other Person or member of a group of Persons acting together that, directly or indirectly, through one or more intermediaries, owns or controls 25% or more of the issued and outstanding equity capital or voting rights of the specific Person or, together with the specific Person, owns or controls 25% or more of the issued and outstanding equity capital or voting rights of any other Person.

                  (b)      "Buyer's Closing Breach" means:

                           (i) if HCL is the Buyer (1) if HCL Bermuda does not deposit in Escrow the duly and validly executed HCL Bermuda Note within the time frame provided in Section 1.1(b)(vi)(2), or (2) if due to action taken by HCL or its Group, the Attorney-in-Fact or the Agent, as applicable, is unable to complete and deliver the HCL Bermuda Note or the HCL Bermuda Pledge Agreement to PSC at Closing; and

                           (ii) if PSC is the Buyer, (1) if PSI does not deposit in Escrow the duly and validly executed PSI Note within the time frame provided in Section 1.1(b)(vi)(3), or
                  (2) if due to action taken by PSC or its Group, the Attorney-in-Fact or the Agent, as applicable, is unable to complete and deliver the PSI Note or the PSI Pledge Agreement to HCL Bermuda at Closing.

                  (c) "Company's Knowledge" or "to the Knowledge of the Company" or words of similar import means within the actual knowledge (without any duty to investigate) of any director, the president, chief executive officer, principal financial officer, principal accounting officer or any vice president in charge of a principal business unit, division or function (or the equivalent of any of the foregoing) of the Company or any of its Group Members.

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                  (d)      "Group" means in relation to any Person (the "First
         Person"), the First Person's ultimate parent company, all direct and indirect subsidiaries of that ultimate parent and all direct and indirect subsidiaries of the First Person. The term "subsidiary" means
         (i) a Person in which the First Person or its ultimate parent legally or beneficially, directly or indirectly, owns or controls an equity or voting interest of at least 50% of the issued and outstanding capital stock or voting rights, as applicable, or the ability, directly or indirectly, to appoint at least 50% of the directors, managers or equivalent governing body of that Person; and (ii) any other Person that is controlled by or is under common control with the First Person. The term "control" means the ability to direct the affairs of another whether by means of share ownership, stockholder or director voting rights, contractual rights, management control or otherwise. Without limiting the foregoing, the parties hereto agree that DSL Software Limited, a corporation formed under the laws of India, is part of the HCL Group for all purposes. Except as may be otherwise expressly provided herein, notwithstanding the foregoing, (i) prior to the Closing, (1) the Company Group shall not be deemed to include HCL, PSC or any member of their respective Groups, (2) the HCL Group shall not be deemed to include the Company or any Company Group member, and (3) the PSC Group shall not be deemed to include the Company or any Company Group member; provided, that (ii) from and after the Closing (1) the PSC Group shall be deemed to include any Company Group member who is a member of PSC's Group after Closing, and (2) the HCL Group shall be deemed to include any Company Group member who is a member of PSC's Group after Closing.

                  (e) "HCL Estopped Claims" means any Damages (i) associated with work completed under any HCL Group Agreement which work has been duly accepted under the terms of the relevant HCL Group Agreement and for which the warranty period, if any, has expired, excluding any Damages that arise from an allegation or assertion by a Person other than a HCL Group member which allegation or assertion is not known by HCL as of the Closing Date; but including any Damages that arise from an allegation or assertion by a Person other than a HCL Group member which allegation or assertion is known to HCL as of the Closing Date but which has not been disclosed in writing to PSC as of the Closing Date; or (ii) arising from an allegation or assertion by HCL or any member of its Group (in the absence of an allegation or assertion by a Person other than a HCL Group Member) under a HCL Group Agreement which allegation or assertion is known to HCL as of the Closing Date but which has not been disclosed in writing to PSC as of the Closing Date.

                  (f) "HCL's Knowledge" or "to the Knowledge of HCL" or words of similar import means within the actual knowledge (without any duty to investigate) of any director, the president, chief executive officer, principal financial officer, principal accounting officer or any vice president in charge of a principal business unit, division or function (or the equivalent of any of the foregoing) of HCL, subject to
         Section 6.24.

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

                  (g)      [INTENTIONALLY OMITTED].

                  (h) "Prohibition" means a Law or an amendment to an existing Law that is enacted or becomes effective during the Interim Period that makes it unlawful to Close the transactions contemplated by this Agreement; provided, that (i) PSC, if a member of its Group is subject to the Prohibition, and HCL, if a member of its Group is subject to the Prohibition, must immediately provide the other with written notice (with a copy to the Agent) of any Prohibition, which notice shall describe in reasonable detail the legal and factual basis for the Prohibition; (ii) each of PSC and HCL shall diligently use all commercially reasonable efforts (working jointly, where appropriate, and in good faith) to overcome, disapply or otherwise terminate or remove the Prohibition and to Close the transactions contemplated by this Agreement and the other Transaction Documents as soon as possible, including, without limitation, by restructuring the transactions or seeking a waiver or exemption concerning the Prohibition, (iii) PSC and HCL shall keep each other informed on a frequent and regular basis as to their respective efforts to so overcome, disapply or otherwise terminate or remove any Prohibition; (iv) each of the parties hereto will take such actions in respect of the transactions contemplated by this Agreement as may be permitted under applicable Law notwithstanding the existence of the Prohibition, including, without limitation, conducting the Auction and taking any actions in respect of Closing, if applicable, and (v) PSC, if a member of its Group is subject to a Prohibition, and HCL, if a member of its Group is subject to a Prohibition, will provide immediate written notice to the other (with a copy to the Agent) when the Prohibition has been overcome, disapplied or otherwise terminated or removed. Notwithstanding any of the foregoing, no party shall be required to violate any Law or to restructure the transactions contemplated by this Agreement or the Transaction Documents in a manner that materially and adversely alters the economic benefits reasonably expected to be realized by such party from the transactions contemplated by this Agreement and the other Transaction Documents.

                  (i) "PSC Estopped Claims" means any proceedings, liabilities, obligations, claims, demands, actions, causes of action, losses, contingencies, damages, costs, and expenses, including all court costs and reasonable attorneys' fees, (collectively, "Damages")
         (i) associated with work completed under any PSC Group Agreement which work has been duly accepted under the terms of the relevant PSC Group Agreement and for which the warranty period, if any, has expired, excluding any Damages that arise from an allegation or assertion by a Person other than a PSC Group member which allegation or assertion is not known by PSC as of the Closing Date, but including any Damages that arise from an allegation or assertion by a Person other than a PSC Group member which allegation or assertion is known to PSC as of the Closing Date but which has not been disclosed in writing to HCL as of the Closing Date; or (ii) arising from an allegation or assertion by PSC or any member of its Group (in the absence of an allegation or assertion by a Person other than a PSC

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

         Group Member) under a PSC Group Agreement which allegation or assertion is known to PSC as of the Closing Date but which has not been disclosed in writing to HCL as of the Closing Date. Notwithstanding the terms of
         Section 9.14(j), for purposes of the foregoing definition of PSC Estopped Claims, the phrase "known by PSC" shall mean the current actual knowledge (without any duty to investigate) of Enrique Cortes and Marc Barnett.

                  (j) "PSC's Knowledge" or "to the Knowledge of PSC" or words of similar import means within the actual knowledge (without any duty to investigate) of any director, the president, chief executive officer, principal financial officer, principal accounting officer or any vice president in charge of a principal business unit, division or function (or the equivalent of any of the foregoing) of PSC, subject to
         Section 6.24.

                  (k)      [INTENTIONALLY OMITTED].

         9.15 Governing Law. This Agreement will be governed by and construed and interpreted in accordance with the substantive laws of the State of New York, without giving effect to any conflicts of law rule or principle that might require the application of the laws of another jurisdiction, except where it is appropriate for local Law to govern the transfer of the equity capital of an entity organized under a jurisdiction other than New York or to determine the liabilities of any party hereto in respect of any Taxes (and penalties or interest costs relating thereto).

         9.16 Representation by Counsel; Drafting. The parties hereto each acknowledge that each party to this Agreement (other than the Company) has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement and the other Transaction Documents. Accordingly, neither this Agreement, the other Transaction Documents, nor any provision contained in this Agreement or the other Transaction Documents will be interpreted in favor of or against any party hereto because such party or its legal counsel drafted this Agreement or the other Transaction Documents or such provisions. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties.

         9.17 No Consequential Damages. Notwithstanding anything to the contrary elsewhere in this Agreement, no party (or its Group members) shall, in any event, be liable to any other party (or its Group members) for any consequential damages, including, but not limited to, loss of revenue or income, or loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, except for consequential damages, if any, that comprise a portion of an indemnifiable Loss under Article VIII.

         9.18 Usage. Whenever the plural form of a word is used in this Agreement, that word will include the singular form of that word. Whenever the singular form of a word is used in this Agreement, that word will include the plural form of that word. The

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

term "or" will not be interpreted as excluding any of the items described. The term "include" or any derivative of such term does not mean that the items following such term are the only types of such items.

         9.19 Arbitration. Except as otherwise provided in Section 9.20(c), any controversy, dispute, or claim arising under or in any manner relating to this Agreement will be finally settled by arbitration conducted in accordance with the Rules of the London Court of International Arbitration (the "Rules"), which rules are deemed to be incorporated by reference into this section; provided, that the parties shall have the right to seek enforcement of this
Section 9.19 in the courts of the State of New York and in federal courts of the United States of America, in each case located in New York County, in accordance with Section 9.21. Notwithstanding any provision of the Rules, any such arbitration will be conducted before and decided by one arbitrator to be mutually selected by PSC and HCL, or if PSC and HCL cannot agree on the identity of an arbitrator within twenty (20) calendar days after one party has given the other party a notice of such party's decision to submit the matter to arbitration (a "Notice of Arbitration"), then such arbitration will be conducted before and decided by three arbitrators, one of whom shall be selected by each of PSC and HCL (each such selection to made and written notice of the identity of such arbitrator to the other given no later than thirty (30) calendar days after delivery of the Notice of Arbitration) and the third of whom shall be selected by the arbitrators selected by PSC and HCL (such selection to be made no later than forty (40) calendar days after delivery of the Notice of Arbitration). If PSC and HCL do not agree on the identity of a single arbitrator within the twenty (20) calendar day period specified in the preceding sentence, and thereafter either PSC or HCL (but not both) fails to notify the other of its selection of an arbitrator within the thirty (30) calendar day period specified in the preceding sentence, then the party that failed to so make and notify the other of its selection shall be deemed to have irrevocably agreed to the conduct of the arbitration by the arbitrator selected (and due notice given) by the other party in accordance with this Agreement. Any Notice of Arbitration shall specify the matters as to which arbitration is sought, the nature of the dispute, the claims of each party to the arbitration (to the extent known), an estimate of the amount and nature of any damages sought to be recovered and any other matters required by the Rules. Any arbitration will take place in London, England. The arbitrator(s) in any such arbitration will apply the laws of the State of New York, and the United States of America, except as otherwise expressly provided in Section 9.15, and will have authority to award equitable relief, including without limitation, specific performance. In any arbitration under this Agreement, this Agreement will be deemed to have been made in, and will be governed by and construed under the laws of, the State of New York and the United States of America, except as otherwise expressly provided in Section
9.15. Any decision rendered by the arbitrator(s) will be final and binding and judgment thereon may be entered in any court having jurisdiction or application may be made to such court for an order of enforcement as the case may require. The parties intend that this agreement to arbitrate be irrevocable and the exclusive means of settling all disputes under this Agreement, whether for money damages or equitable relief, except as expressly set forth in Section 9.21. If arbitration is invoked in accordance with the provisions of this Agreement, the prevailing party in

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the arbitration will be entitled to recover from the other all costs, fees, and expenses pertaining or attributable to such arbitration, including reasonable attorneys' fees.

         9.20     Force Majeure.

                  (a) Notwithstanding any other provision of this Agreement, each party to this Agreement may delay its performance under this Agreement and any of the other Transaction Documents for any period and to the extent that it is prevented from performing any obligations pursuant to this Agreement or any of the other Transaction Documents as a result of a Force Majeure Event. If any party is prevented from performing any of its obligations under this Agreement or any of the other Transaction Documents by a Force Majeure Event, it shall promptly, or as soon as reasonably practicable, notify the other parties verbally (to be confirmed in writing within five (5) calendar days of the inception of the delay) of the occurrence of a Force Majeure Event and describe, in reasonable detail, the circumstances constituting the Force Majeure Event and of the obligations, the performance of which are thereby delayed. Such party shall use all commercially reasonable efforts to overcome the Force Majeure Event and recommence performance whenever and to whatever extent possible without delay. The failure to notify (verbally or in writing) the other parties of a Force Majeure Event within three (3) calendar days of the occurrence thereof will constitute the irrevocable waiver by the Non-Performing Party under this Section 9.20.

                  (b) A "Force Majeure Event" shall mean the occurrence of an unavoidable event or circumstance (other than a breach by any other party of this Agreement or any other Transaction Document) beyond the reasonable control of the party responsible for performance of a particular obligation under this Agreement or any of the other Transaction Documents (the "Non-Performing Party"), provided that, such occurrence could not have been avoided or prevented by the Non-Performing Party by commercially reasonable precautions and through the use of commercially reasonable and lawful alternative sources or other commercially reasonably and lawful alternative means. "Force Majeure Events" include (1) explosions, fires, flood, earthquakes, typhoons, catastrophic weather conditions, or other elements of nature or acts of God, (2) acts of war (declared or undeclared), acts of terrorism, insurrection, riots, civil disorders, rebellion, political unrest, hostilities, curfews or sabotage, (3) extraordinary or emergency acts and declarations of U.S., Indian, or local Governmental Bodies or courts, and (3) labor disputes, lockouts, strikes or other industrial action, whether direct or indirect and whether lawful or unlawful. Force Majeure Events shall not include a Prohibition.

                  (c) Notwithstanding the provisions of Section 9.19, S & L Limited, a Texas limited partnership ("S&L"), shall determine, acting reasonably and in good faith, as promptly as practicable whether a Force Majeure Event has occurred, the date that any such Force Majeure commenced and the date that any such

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

         Force Majeure Event has ended. S&L's determinations concerning a Force Majeure Event shall be conclusive, final and binding on PSC, HCL, the Company and the members of their respective Groups, except in the case of manifest error, and shall be communicated immediately in writing delivered to each of PSC, HCL and the Company (with a copy to the Agent).

         9.21 Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and the federal courts of the United States of America, in each case located in New York County, for the enforcement of the provisions of Section 9.19 (and agrees not to commence any litigation, claim or dispute relating thereto except in such courts). Without limiting the provisions of Sections 9.19 and 9.20, each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case located in New York County, for any other litigation, claim or dispute under this Agreement or the other Transaction Documents and the transactions contemplated hereby and thereby (and agrees not to commence any litigation, claim or dispute relating hereto or thereto except in such courts); provided, that this Section 9.21 shall not preclude any party to this Agreement from commencing litigation, claim or dispute in another jurisdiction to secure enforcement of any judgment or award (including any decision by an arbitrator or arbitration panel pursuant to Section 9.19) obtained in accordance with the terms of this Agreement, including an award of specific performance. Without limiting the provisions of Sections 9.19 and 9.20, each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any litigation, claim or dispute arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America, in each case located in New York County, hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum.

         9.22 Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.

         9.23 Partial Invalidity. Subject to Section 6.15(h), wherever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but in case any one or more of the provisions contained in this Agreement will, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such provision will be ineffective to the extent, but only to the extent, of such invalidity, illegality, or unenforceability without invalidating the remainder of such invalid, illegal, or unenforceable provision or provisions or any other provisions of this Agreement, unless such a construction would be unreasonable.

         9.24     Joint and Several Obligation and Liability.

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

                  (a) Notwithstanding any other provision of this Agreement or any other Transaction Document, any representation, warranty, covenant, agreement, obligation or liability made or undertaken by, or binding upon, HCL, HCL Bermuda or any other HCL Group member, in any capacity, under this Agreement or any of the other Transaction Documents shall be the joint and several obligation and liability of HCLT, HCL and HCL Bermuda. Without limiting the foregoing, HCLT agrees that (i) it will perform, or cause HCL and HCL Bermuda to perform, each and every obligation undertaken by HCL and HCL Bermuda under this Agreement or any of the other Transaction Documents and (ii) HCLT will be bound and obligated, as a primary obligor, by each of the provisions of this Agreement that HCL or HCL Bermuda is bound by to the same extent that HCL and HCL Bermuda is bound thereby and as though HCLT were named therein (even if HCLT is not explicitly named in any such provision), including, without limitation, Section 6.15.

                  (b) Notwithstanding any other provision of this Agreement or any other Transaction Document, any representation, warranty, covenant, agreement, obligation or liability made or undertaken by, or binding upon, PSC, PSI or any other PSC Group member, in any capacity, under this Agreement or any of the other Transaction Documents shall be the joint and several obligation and liability of PSC and PSI. Without limiting the foregoing, PSC agrees that (i) it will perform, or cause PSI to perform, each and every obligation undertaken by PSI under this Agreement or any of the other Transaction Documents and (ii) PSC will be bound and obligated, as a primary obligor, by each of the provisions of this Agreement that PSI is bound by to the same extent that PSI is bound thereby and as though PSC were named therein (even if PSC is not explicitly named in any such provision), including, without limitation,
         Section 6.15.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                             PEROT SYSTEMS CORPORATION

                                             By:    /s/ Russell Freeman
                                                   -----------------------------
                                             Name:  Russell Freeman
                                             Title: CFO

                                             PEROT SYSTEMS INVESTMENTS B.V.

                                             By:    /s/ John E. Harper
                                                   -----------------------------
                                             Name:  John E. Harper
                                             Title: Authorized Signatory

                                             HCL TECHNOLOGIES LIMITED

                                             By:    /s/ Anil Chanana
                                                   -----------------------------
                                             Name:  Anil Chanana
                                             Title: Corporate Vice President,
                                                    Finance

                                             HCL HOLDINGS GMBH, AUSTRIA

                                             By:    /s/ Anil Chanana
                                                   -----------------------------
                                             Name:  Anil Chanana
                                             Title: Corporate Vice President,
                                                    Finance

                                             HCL TECHNOLOGIES (BERMUDA) LIMITED

                                             By:    /s/ Anil Chanana
                                                   -----------------------------
                                             Name:  Anil Chanana
                                             Title: Corporate Vice President,
                                                    Finance

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

                                             HCL PEROT SYSTEMS B.V.

                                             By:    /s/ Russell Freeman
                                                   -----------------------------
                                             Name:  Russell Freeman
                                             Title: Managing Director

                                             By:    /s/ Richard Lariviere
                                                   -----------------------------
                                             Name:  Richard Lariviere
                                             Title: Managing Director

                                             By:    /s/ Anil Chanana
                                                   -----------------------------
                                             Name:  Anil Chanana
                                             Title: Managing Director

                                             By:    /s/ Peter Brenninkmeijer
                                                   -----------------------------
                                             Name:  Peter Brenninkmeijer
                                             Title: Managing Director

                                             HCL PEROT SYSTEMS (MAURITIUS)
                                              PRIVATE LIMITED

                                             By:    /s/ Russell Freeman
                                                   -----------------------------
                                             Name:  Russell Freeman
                                             Title: Authorized Signatory

                                             By:    /s/ Anil Chanana
                                             Name:  Anil Chanana
                                             Title: Authorized Signatory

                                             HCL PEROT SYSTEMS LIMITED

                                             By:    /s/ Russell Freeman
                                                   -----------------------------
                                             Name:  Russell Freeman
                                             Title: Authorized Signatory

                                             By:    /s/ Anil Chanana
                                                   -----------------------------
                                             Name:  Anil Chanana
                                             Title: Authorized Signatory

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

S&L is executing this Agreement solely to indicate its agreement to be bound by
Section 9.20(c) and, to the extent applicable in interpreting or enforcing the foregoing provision, Article IX, and has no obligation under this Agreement except under such provisions.

S&L Limited,
  a Texas limited partnership

By: International Strategies Inc.,
    its general partner

    By:    /s/ Nikhil Sinha
          ---------------------------
    Name:  Nikhil Sinha
    Title: President

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